As filed with the Securities and Exchange Commission on April 3, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MKDWELL Tech Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	3600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

1F, No. 6-2, Duxing Road,

Hsinchu Science Park,

Hsinchu City 300, Taiwan

+886-3-5781899

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq.

David B. Manno, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 3, 2025

MKDWELL Tech Inc.

Up to 100,000,000 Ordinary Shares

This prospectus relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “Selling Securityholders”) of up to 100,000,000 ordinary shares, par value of $0.0001 per share (“Ordinary Shares”, and such 100,000,000 Ordinary Shares to be registered herewith, the “Resale Shares”), of MKDWELL Tech Inc. (the “Company”) originally issued or issuable to certain Selling Securityholders pursuant to a securities purchase agreement dated March 6, 2025 (the “Purchase Agreement”). This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We are registering the resale of these Resale Shares by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. The Selling Securityholders may offer all or part of the Resale Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these Resale Shares are being registered to permit the Selling Securityholders to sell Resale Shares from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these Resale Shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution”. We will pay certain expenses associated with the registration of the resale of these Resale Shares covered by this prospectus, as described in the section titled “Plan of Distribution”.

All of the Resale Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Securityholders.

Our Ordinary Shares are currently traded on the Nasdaq Global Market under the symbol “MKDW”. Our Warrants trade on Nasdaq Capital Market under the symbol “MKDWW”. Our Ordinary Shares and our public warrants began trading on Nasdaq on August 1, 2024. The closing price of our Ordinary Shares on Nasdaq on April 2, 2025 was $0.2623 per share and the closing price of our Warrants on April 2, 2025 was $0.0116 per Warrant.

The Company is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of its own, the Company conducts substantially all of its operations through its operating subsidiaries in the PRC and Taiwan. Because of the Company’s corporate structure, and since the Group’s operations are primarily located in the PRC and Taiwan, the Group will be subject to various legal and operational risks and uncertainties associated with being based in or having the majority of our operations in China and the complex and evolving PRC laws and regulations. Any failure or perceived failure to fully comply with regulatory requirements could significantly limit or completely hinder the Company’s ability to offer securities to investors, cause significant disruption to its business operations, and severely damage the Company’s reputation, which could materially and adversely affect the Company’s financial condition and results of operations and could cause the value of the Company’s securities to significantly decline or be worthless. For a description of the Company’s corporate structure, see “Business—Corporate Structure and Reorganization” beginning on page 62.

Pursuant to the Overseas Listing Trial Measures of the PRC, PRC domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. The Company has submitted the filing with the CSRC on September 21, 2023 in connection with the business combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company is not within the scope of the Overseas Listing Trial Measures. As advised by the Company’s PRC legal counsel, the Company believes that its business combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. However, see “Risk Factors—Risks Related to Doing Business in China.”

As advised by the Company’s PRC legal counsel, the Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). In addition, as advised by the Company’s PRC legal counsel, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results. See “Summary—CAC Review and other PRC approvals”.

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or its intermediate holding companies; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans. See page 2, “Cash Transfers And Distributions in the Group” for further details on cash transfers within the Group for the years ended December 31, 2021, 2022, 2023 and 2024.

As a holding company, the Company may rely on dividends and other distributions on equity paid by its PRC operating subsidiaries for its cash and financing requirements. The Company currently has two subsidiaries incorporated in Mainland China, MKD Jiaxing and MKD Shanghai. Current PRC regulations permit Chinese companies to distribute dividends only out of their accumulated profits, and additionally, PRC companies are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of the company’s registered capital. Funds under such reserves are not distributable as cash dividends. In addition, if any of the Company’s PRC subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

Dividend or distribution payments from the Company’s PRC operating entities MKD Jiaxing and MKD Shanghai to MKD Samoa are subject to PRC withholding tax of 10% under PRC law. Remittance of dividends by a wholly foreign-owned company, such as MKD Jiaxing and MKD Shanghai out of Mainland China is subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC (“SAFE”). Dividend or distribution payments by MKD Taiwan to MKD BVI shall be subject to a withholding tax of 21% under current Taiwan tax law. Under the current foreign exchange control laws and regulations of Taiwan, MKD Taiwan may, upon filing a report with the Central Bank of the Republic of China (Taiwan) (the “CBC”), purchase foreign exchange with New Taiwan Dollars and remit the same out of Taiwan for purposes other than trade or service related payments, in an amount up to US$50,000,000 (or such other amount as determined by the CBC from time to time, at its discretion) per calendar year, without special approval from the CBC. Foreign exchange purchase for purposes other than trade or service related payments exceeding the applicable ceiling would require a special approval from the CBC, which is discretionary and would be decided by the CBC on a case-by-case basis. Dividend or distribution payments by MKD BVI to the Company are not subject to withholding tax under BVI law. Similarly, dividend or distribution payments by the Company to the Company’s shareholders (including U.S. investors) are not subject to withholding tax under BVI law.

As of the date of this prospectus, no dividends or distributions have been made to the Company’s shareholders by the Company, or to any U.S. investors. For the years ended December 31, 2024, 2023, no dividend was paid by MKD Taiwan or MKD BVI to MKD Taiwan’s or MKD BVI’s shareholders respectively, or to any U.S. investors. See “Cash Transfers And Distributions in the Group” for further details.

Currently, other than complying with applicable PRC laws and regulations, the Company does not have its own cash management policy and procedures that dictate how funds are transferred. In addition, its PRC subsidiaries generate their revenue primarily in Renminbi, and cash transfers from the Company’s PRC subsidiaries to their parent companies outside of China are subject to PRC government regulation of currency conversion. As a result, any restriction on currency exchange may limit the ability of PRC subsidiaries to pay dividends to the Company. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of mainland China due to Chinese government’s regulation and limitations on the ability of the Company or its subsidiaries by the PRC government to transfer cash or assets.

The Company’s Ordinary Shares and Warrants may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) or may be delisted from Nasdaq if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in China but is not currently affected by or subject to the PCAOB’s Determination Report. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. See “Risk Factors—Risks Related to Doing Business in China—The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We are further exempt from certain corporate governance requirements under the Nasdaq listing rules which are not mandatory pursuant to our home country practice.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 16 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _______, 2025.

i

ABOUT THIS PROSPECTUS

This document, which forms part of a registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, constitutes a prospectus of the Company under Section 5 of the Securities Act. The Selling Securityholders may, from time to time, sell the Resale Shares offered by them described in this prospectus. The Company is not offering any Ordinary Shares for sale under this prospectus and will not receive any proceeds from the sale of the Resale Shares by such Selling Securityholders under this prospectus.

This document does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it would be unlawful to make such offer.

Neither we nor the Selling Securityholders have authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Resale Shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: Neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and the distribution of this prospectus outside the United States.

We are a business company incorporated under the laws of the British Virgin Islands. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are further exempt from certain corporate governance requirements under the Nasdaq listing rules which are not mandatory pursuant to our home country practice.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the term the “Company,” “we,” “us,” “our” and similar terms refer to MKDWELL Tech Inc., a British Virgin Islands business company. All references to the term “Group” refer to MKDWELL Tech Inc. and its subsidiaries as a whole.

ii

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. When we refer to one or more sources of data in any paragraph, you should assume that other data of the same type appearing in the same paragraph is derived from such sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from third-party sources (including any sources that we may have paid for, sponsored, or conducted), we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to an investor. You should read this prospectus carefully in its entirety prior to making any investment decisions. See also the section entitled “Where You Can Find More Information.”

Overview

MKDWELL Tech Inc., or the Company, is a business company incorporated in the BVI as a holding company. The Company’s Ordinary Shares are listed on the Nasdaq Global Market, and the Company’s Warrants are listed on the Nasdaq Capital Market. Following the completion of the Company’s Business Combination with Cetus Capital, the business of the Company is conducted through its main operating subsidiaries, which are MKD Taiwan, based in Hsinchu, Taiwan, and MKD Jiaxing and MKD Shanghai, based in Mainland China.

The MKD Group was founded in 2006 and is headquartered in the Hsinchu Science Park of Taiwan, which is the key hub for Taiwan’s technological development and the nucleus for worldwide semiconductor development, and where outstanding scientific and technological talents from Taiwan are gathered. Our development started with automotive electronics as its core, and this has remained our focus to this day. Our core management team has more than 15 years of work experience and qualifications in related fields. Since our early days, we have come a long way and have emerged as one of the leading suppliers of automotive electronics for passenger cars, modified commercial vehicles, camper vans and logistics vehicles. Our business coverage extends across the spectrum of research and development, design, production and sales of automotive electronic products. Our main products are intelligent camper vans control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, vehicle seat control system, and we provide customers with ODM and OEM customized services. We design, manufacture and supply our products to our customers through our design center located in Hsinchu Science Park, Taiwan and our manufacturing plant in Jiaxing Science and Technology City, Jiaxing City, Zhejiang Province, China. The Group has obtained various certification and qualifications, including IATF 16949, ISO 9001, ISO 14001, ISO 45001, and other certifications for high-tech enterprises, small and medium-sized technology enterprises, as well as intellectual property management system certification.

Corporate Structure and History

MKD Taiwan was incorporated in Taiwan in September 2006. Subsequently, as part of our business expansion, we incorporated MKD Samoa in 2010 to serve as an intermediate holding company, and we also incorporated MKD Shanghai in China in 2011 to expand into the Mainland China automobile market. Our initial focus was on business marketing and product design, and during that time our production was mainly fulfilled by other contract manufacturers in Taiwan and Mainland China. In order to meet our customers’ customized production goals and to continue to expand our production capacity and scope in China, we purchased land to build a production base in 2018 and incorporated MKD Jiaxing to operate such facility.

MKD Taiwan conducted a share offering in 2015 to investors in Taiwan to raise working capital. In December 2022, pursuant to requirements from PRC regulators, certain working capital loans from our shareholder and director, Mr. Ming-Chao Huang, were capitalized and converted into an equity interest of 42% in MKD Jiaxing in December 2022.

In May 2023, for the purpose of the Business Combination, MKD Taiwan held a shareholders’ meeting to seek approval from the shareholders of MKD Taiwan to, among others, (i) approve the business combination with Cetus Capital Acquisition Corp., (ii) approve the acquisition by share swap of MKD Taiwan by MKD BVI as part of the reorganization for the business combination with Cetus Capital Acquisition Corp., and (iii) the acquisition of the remaining 42% equity interest in MKD Jiaxing by MKD Taiwan.

Thereafter, MKD Taiwan commenced a reorganization by way of share acquisition (the “Taiwan Reorganization”), in which MKD BVI, a shell company newly incorporated on March 30, 2023 and solely owned by our director and chief executive officer, Mr. Ming-Chia Huang, commenced acquiring shares of MKD Taiwan directly from MKD Taiwan shareholders, in exchange for proportionate shares of MKD BVI which were issued to MKD Taiwan shareholders. MKD BVI is a redomestication platform for MKD Taiwan shareholders to exchange their MKD Taiwan shares for MKD BVI shares. Each MKD Taiwan shareholder who accepted the offer received one MKD BVI share for each MKD Taiwan share they held. As of August 2023 and the date of this prospectus, MKD BVI owns approximately 62.36% of the issued and outstanding shares of MKD Taiwan.

1

On June 20, 2023, we entered into a business combination agreement with Cetus Capital Acquisition Corp., and in connection therewith, Mr. Ming-Chia Huang incorporated MKDWELL Tech Inc., or the Company, in the BVI, to serve as the publicly traded company of our Group following closing of the Business Combination. Concurrently, the Company incorporated Merger Sub 1 and Merger Sub 2 in the BVI, solely for the purpose of being merged with MKD BVI and Cetus Capital Acquisition Corp. respectively.

Following the closing of the Business Combination with Cetus Capital on July 31, 2024, our corporate structure is as follows. “Other Existing MKD Taiwan Shareholders” refer to the shareholders of MKD Taiwan who did not participate in the Taiwan Reorganization and continue to own 37.64% of MKD Taiwan after the Business Combination based on their direct ownership of the shares of MKD Taiwan.

Cash Transfers And Distributions in the Group

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or any intermediate holding company; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans.

2

For the year ended December 31, 2022, within the MKD group (based on the currency conversion rates of 1 USD to 6.73 CNY; 1 USD to 29.80 NTD):

●	MKD Jiaxing made payments for goods of a total sum of $133,749 to MKD Taiwan.

●	MKD Taiwan made payments for goods of a total sum of $21,209 to MKD Jiaxing.

●	MKD Shanghai provided working capital loans of $193,193 to MKD Jiaxing.

●	MKD Jiaxing repaid a working capital loan in the amount of $44,583 to MKD Shanghai.

For the year ended December 31, 2023, within the MKD group (based on the currency conversion rates of 1 USD to 7.08 CNY; 1 USD to 31.1525 NTD):

●	MKD Jiaxing made payments for goods of a total sum of $464,952 to MKD Taiwan and $840,183 to MKD Shanghai.

●	MKD Shanghai made payments for goods of a total sum of $319,273 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $20,843 to MKD BVI.

●	MKD BVI provided working capital loans of $360,000 to MKD Taiwan.

●	MKD Taiwan repaid a working capital loan in the amount of $360,000 to MKD BVI.

●	MKD Shanghai provided working capital loans of $96,041 to MKD Jiaxing.

●	MKD Jiaxing repaid a working capital loan in the amount of $56,495 to MKD Shanghai.

For the year ended December 31, 2024, within the MKD group (based on the currency conversion rates of 1 USD to 7.20 CNY; 1 USD to 32.1064 NTD):

●	MKD Taiwan made payments for goods of a total sum of $268,050 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $2,602,943 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $1,988,688 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $403,000 to MKD BVI.

●	MKD Jiaxing provided a working capital loan in the amount of $250,000 to MKD BVI.

●	MKD Shanghai repaid working capital loans in the amount of $2,602,943 to MKD Jiaxing.

●	MKD Jiaxing repaid working capital loans in the amount of $1,988,688 to MKD Shanghai.

●	MKD BVI repaid a working capital loan in the amount of $50,000 to MKD Taiwan.

3

CAC Review and other PRC approvals

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. As advised by the Company’s PRC legal counsel, the Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) it currently do not have personal information of more than one million people and does not anticipate that it will be collecting over one million people’s personal information in the foreseeable future, (ii) it has not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) it has not received any notification of cybersecurity review from relevant governmental authorities due to any impact or potential impact on national security. In addition, as advised by the Company’s PRC legal counsel, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results.

CSRC Filing Requirements

The PRC government initiated a series of regulatory actions and statements to regulate activities in the oversea securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the business combination with Cetus Capital may require the designation of an operating entity in the PRC to complete the filing procedures with the CSRC. The Company has submitted the filing with the CSRC on September 21, 2023 in connection with the business combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company is not within the scope of the Overseas Listing Trial Measures. As advised by the Company’s PRC legal counsel, the Company believes that its business combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. However, see “Risk Factors—Risks Related to Doing Business in China.”

Recent Developments

Consummation of the Business Combination with Cetus Capital

On June 20, 2023, Cetus Capital Acquisition Corp., a Delaware corporation (“Cetus Capital”) entered into a Business Combination Agreement (the “Business Combination Agreement”), with MKD Technology Inc., a Taiwan corporation (“MKD Taiwan”), MKDWELL Limited, a company incorporated in the British Virgin Islands (“BVI”), and Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan (the “Shareholders’ Representative”), pursuant to which, among other things: (A) the Shareholders’ Representative will incorporate MKDWELL Tech Inc., a BVI business company (the “Company”), for the purpose of serving as the public listed company whose shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”); (B) the Company will incorporate MKDMerger1 Inc., a BVI business company and wholly-owned subsidiary of the Company (“Merger Sub 1”), for the sole purpose of merging with and into MKD BVI (the “Acquisition Merger”) with MKD BVI being the surviving entity and a wholly-owned subsidiary of the Company; (C) the Company will incorporate MKDMerger2 Inc., a BVI business company and wholly-owned subsidiary of the Company (“Merger Sub 2”), for the sole purpose of merging with and into Cetus Capital (the “SPAC Merger”, and together with the Acquisition Merger, the “Mergers”; and the transactions contemplated by the Business Combination Agreement being collectively referred to as the “Business Combination”), in which Cetus Capital will be the surviving entity; (D) MKD BVI and Merger Sub 1 will effect the Acquisition Merger; and (E) Cetus Capital and Merger Sub 2 will effect the SPAC Merger. Following the consummation of the Business Combination on July 31, 2024, the Company became a publicly traded company listed on Nasdaq.

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Following the closing of the Business Combination, Cetus Capital became a wholly owned subsidiary of the Company. The Ordinary Shares and Warrants of the Company are traded on Nasdaq under the symbols “MKDW” and “MKDWW,” respectively. Immediately following the closing of the Business Combination, on August 1, 2024, the Company had 16,788,342 ordinary shares of par value $0.0001 each (the “Ordinary Shares”) and 6,036,875 warrants each to purchase one Ordinary Share (the “Warrants”) outstanding.

Amended Satisfaction and Discharge Agreement with D. Boral Capital LLC

On July 24, 2024, Cetus Capital, MKD Taiwan, MKD BVI, the Company, and D. Boral Capital LLC (formerly known as EF Hutton LLC) entered into an Amended Satisfaction and Discharge Agreement, pursuant to which the Company and its subsidiaries agreed, among others, that (i) Cetus Capital and/or the MKD Parties (as defined in the Amended Satisfaction and Discharge Agreement) shall wire $862,500 to D. Boral Capital LLC; and Cetus Capital and/or the MKD Parties shall cause to be transferred or issued to D. Boral Capital LLC (or its designees) 115,000 Ordinary Shares (which was agreed to have an agreed value of $10 per share, or $1,150,000 in the aggregate (the “Original Aggregate Share Value”)) to satisfy the deferred underwriting commission owed to D. Boral Capital LLC pursuant to Cetus Capital’s initial public offering, and (ii) the Company agreed to file a registration statement to register the Ordinary Shares issued to D. Boral Capital LLC, and that if the aggregate VWAP value of the 115,000 Ordinary Shares that D. Boral Capital LLC holds as of the effectiveness date of the registration statement for the Ordinary Shares, is lower than the Original Aggregate Share Value (the difference between the VWAP value on such date and the Original Aggregate Share Value, the “Difference in Amount”), then Cetus Capital and/or the MKD Parties shall compensate D. Boral Capital LLC either in cash or issuing additional Ordinary Shares at a new value of Ordinary Shares, the (“New Share Price”) in an amount equal to the Difference in Amount on the effectiveness date of the registration statement. If Cetus Capital and/or the MKD Parties decide to compensate D. Boral Capital LLC for the Difference in Amount in issuing additional Ordinary Shares, then the New Share Price shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the registration statement effectiveness date, but the parties agree that Cetus Capital and the MKD Parties shall also be treated as having discharged all liability relating to the Difference in Amount by issuing an additional 200,000 Ordinary Shares to D. Boral Capital LLC (for a total of 315,000 Ordinary Shares issued to D. Boral Capital LLC). This registration statement on Form F-1 registers for resale up to 315,000 Ordinary Shares issued and/or potentially issuable to D. Boral Capital LLC and its designees.

On July 26, 2024, the Company issued a promissory note to D. Boral Capital LLC in the amount of $862,500 in respect of the cash amount owed under the Amended Satisfaction and Discharge Agreement, which bears interest at a rate of ten percent (10%) per annum.

Nasdaq Market Value of Publicly Held Shares and Market Value of Listed Securities Nasdaq Deficiency Letter

On November 14, 2024, the Company received a deficiency notice from Nasdaq notifying the Company that for the last 30 consecutive business days, or from October 3, 2024 to November 13, 2024, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the minimum of $15 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Requirement”).

Previously, the Company received a notification letter from Nasdaq on September 19, 2024 indicating that the Company was no longer in compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on The Nasdaq Global Market (the “Global Market”), as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) since the Company failed to meet the MVLS Requirement for a period of 30 consecutive business days from August 5, 2024 to September 18, 2024. The Company thereafter had a period of 180 calendar days, or until March 18, 2025, to regain compliance with the MVLS Requirement or to transfer to the Nasdaq Capital Market.

Nasdaq Capital Market

On March 20, 2025, Nasdaq notified the Company that it had approved the Company’s application to list its ordinary shares on the Nasdaq Capital Market. The Company’s securities were transferred to the Nasdaq Capital Market at the opening of business on March 25, 2025.

Sale of Convertible Note to Streeterville Capital, LLC

On November 26, 2024, the Company entered into a securities purchase agreement with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), pursuant to which the Company issued to Streeterville an unsecured promissory note, on November 26, 2024, in the principal amount of $1,851,000 (the “Note”), convertible into Ordinary Shares, for a purchase price of $1,700,000. As part of the consideration for entering into the securities purchase agreement, the Company will issue a total of 1,800,000 Ordinary Shares (the “Pre-Delivery Shares”) to the Investor. Upon full repayment of the Note, the Company has the right to repurchase the Pre-Delivery Shares at the price of $0.0001 per share.

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Pursuant to the securities purchase agreement, within forty-five (45) days of the closing date, the Company will file a registration statement on Form F-1 (the “Registration Statement”) with the SEC to register the Streeterville’s resale of conversion shares and Pre-Delivery Shares. The Note bears interest at a rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve months after the purchase price of the Note is delivered by the Investor to the Company. The Note includes an original issue discount of $136,000 along with $15,000 for the Investor’s legal fees, accounting costs, due diligence, monitoring, and other transaction costs incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 110% of the outstanding principal balance elected for pre-payment. Streeterville has the right at any time beginning on the earlier of (a) the date that is six months after the purchase price of the Note is delivered by Streeterville to the Company, and (b) the effective date of the registration statement on Form F-1 to register the Streeterville’s resale of conversion shares and Pre-Delivery Shares, until the outstanding balance has been paid in full, at its election, to convert all or any portion of the outstanding balance into Ordinary Shares at a conversion price equal to 80% of the lowest volume weighted average price measured during the period of ten (10) trading days prior to the conversion, subject to the restriction of the floor price as described below. The Note contains a floor price of $0.178 for the possible future conversions into Ordinary Shares. In the event a conversion notice is delivered where the conversion price is less than the floor price, the Company may satisfy the conversion by payment of the applicable conversion amount multiplied by 110% in cash within two trading days, or alternatively, the Company may reduce the floor price (subject to applicable Nasdaq rules and regulations) to a price at or below the conversion price and deliver the applicable conversion shares. Upon the occurrence of a Trigger Event, Streeterville shall have the right to increase the balance of the Note by 15% for Major Trigger Event and 10% for Minor Trigger Event. In addition, the Note provides that upon the occurrence of an Event of Default, the interest rate shall accrue on the outstanding balance at the rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Convertible Note Financing closed on December 9, 2024. The Company received an aggregate purchase price of $1,700,000.

Nasdaq Bid Price Deficiency Letter

On February 10, 2025, the Company received a deficiency letter from Nasdaq that, based upon the closing bid price of the Company’s ordinary shares over the 30 consecutive business day period between December 24, 2024 and February 7, 2025, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Ordinary Shares for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

Streeterville Capital Standstill Agreement

On March 3, 2025, the Company entered into a standstill agreement with Streeterville Capital, LLC. Pursuant to the agreement, Streeterville will not redeem any portion of its outstanding note with the Company, dated November 26, 2024 (the “Note”), during the earlier of (a) 60 days from March 3, 2025, or (b) the date on which any registration statement filed by the Company with the SEC in connection with any future fundraising transaction is declared effective. In consideration for the standstill, the Company will pay Streeterville a standstill fee equal to 2% of the outstanding balance of the Note (the “Standstill Fee”). As of March 3, 2025, the outstanding balance of the Note, inclusive of the Standstill Fee, is $1,916,287.86.

Amendment to Amended and Restated Memorandum and Articles of Association

On March 5, 2025, the Board of Directors of the Company approved an amendment to the Amended and Restated Memorandum and Articles of Association of the Company by reference to increase Company’s number of authorized shares to an unlimited amount of shares with US$0.0001 par value each divided into six classes of shares. This amendment was filed with (and stamped by the BVI Registrar of Corporate Affairs) on March 14, 2025.

Private Placement

On March 6, 2025, the Company entered into a securities purchase agreement with 10 non-U.S. investors pursuant to which the Company agreed to issue and sell in a private placement offering an aggregate of 100,000,000 ordinary shares at a purchase price per share of $0.10, for gross proceeds of $10,000,000, of which proceeds will be used for working capital and other general corporate purposes. Pursuant to such purchase agreement, within 45 days of the date of the purchase agreement, the Company will file a registration statement on Form F-1 with the SEC to register the shares sold. The Company will use commercially reasonable efforts to cause the Registration Statement to become effective within 90 days following its filing with the SEC, or, in the event of a “full review” by the SEC, within 120 days following its filing.

Debt Conversion Agreement

On March 19, 2025, the Company entered into three separate debt conversion agreements (the “Debt Conversion Agreements”) with three creditors of the Company, being Mr. Ming-Chia Huang, a director and the chief executive officer of the Company, Ms. Ya-Hui Wu, the spouse of Mr. Huang, and AWinner Limited, which is controlled by Mr. Chung-Yi Sun, a director of the Company, to convert such debts owed into equity of the Company. Among these, (i) an amount of $823,100 owed to Mr. Ming-Chia Huang will be converted into 8,231,000 ordinary shares of par value $0.0001 each in the Company, which will be redesignated into 8,231,000 Class A Preferred Shares of par value $0.0001 in the Company (each having the right to (among other things) 100 votes per share at a meeting of the shareholders of the Company or on any resolution of shareholders), subject to approval by shareholders of the Company by way of ordinary resolution; (ii) an amount of $550,000 owed to Ms. Ya-Hui Wu will be converted into 5,500,000 ordinary shares of par value $0.0001 each in the Company; and (iii) an amount of $1,110,000 owed to AWinner Limited will be converted into 11,100,000 ordinary shares of par value $0.0001 each in the Company.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on July 25, 2023 under the laws of the BVI for the purpose of effecting the Business Combination, which was consummated on July 31, 2024, and to serve as the publicly traded holding company. See “Recent Developments–Consummation of the Business Combination with Cetus Capital.” above for further details of the Business Combination. The Company owns no material assets other than its interests in its operating subsidiaries acquired in the Business Combination, which operate in Mainland China and Taiwan.

The mailing address of the Company’s principal executive office is 1F, No. 6-2, Duxing Road, Hsinchu Science Park, Hsinchu City 300, Taiwan, and its telephone number is +886-3-5781899. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus. Our transfer agent and warrant agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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The Company is subject to certain of the informational filing requirements of the Exchange Act. Since the Company is a “foreign private issuer”, the officers, directors and principal shareholders of the Company are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of Ordinary Shares. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will be an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination. As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We have elected not to opt out of, and instead to take advantage of, such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Foreign Private Issuer

We report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure and corporate governance rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation and other disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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THE OFFERING

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 100,000,000 Ordinary Shares which were issued pursuant to the Purchase Agreement between the Company and 10 non-U.S. investors signatory thereto.

Shares outstanding prior to the offering	As of April 1, 2025, we had 143,619,342 Ordinary Shares (Nasdaq: MKDW) issued and outstanding. The number of Ordinary Shares outstanding excludes 6,036,875 warrants (Nasdaq: MKDWW) to purchase Ordinary Shares at an initial exercise price of $11.50 per share outstanding as of April 1, 2025, subject to adjustment in accordance with the Warrant terms.

Use of proceeds	All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

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Summary of Risk Factors

You should consider all the information contained in this prospectus in deciding whether to invest in our Ordinary Shares. In particular, you should consider the risk factors described under “Risk Factors” in this prospectus. Such risks include, but are not limited to, the following:

Risks Related to the Business of MKD

●	A decline in automotive sales could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult to successfully achieve MKD’s business goals.

●	MKD’s projected development goals and business expansion plans may not be achieved in the time frames expected due to unforeseen factors.

●	The automotive market is highly competitive, and MKD may not be successful in competing in this industry.

●	MKD is dependent on suppliers. Timely delivery of orders is needed to meet the requirements of MKD’s customers, and a shortage of materials or components can disrupt the production of MKD’s equipment.

●	Natural resource scarcity may cause delays in the development and manufacturing of MKD’s products.

●	The automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes which could adversely affect the demand for MKD’s technology or increase MKD’s operating costs.

●	The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which MKD is a significant supplier could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult for us to continue to grow and achieve MKD’s business goals.

●	Adverse developments affecting one or more of MKD’s major suppliers could harm MKD’s profitability.

●	A significant product liability lawsuit, warranty claim or product recall involving MKD or one of MKD’s major customers could harm MKD’s profitability.

●	MKD is involved from time to time in legal proceedings and commercial or contractual disputes, which could have an adverse impact on MKD’s profitability and consolidated financial position.

●	Downturns or volatility in general economic conditions could have a material adverse effect on MKD’s business and results of operations.

●	Delays in initiation of production, implementing new production techniques or resolving problems associated with technical equipment malfunctions could adversely affect MKD’s manufacturing efficiencies.

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●	We are and will continue to be under continuous pressure from MKD’s customers and competitors to reduce the price of MKD’s products, which could adversely affect MKD’s growth and profit margins.

●	New technologies could result in the development of new products by MKD’s competitors and a decrease in demand for MKD’s products, and MKD may not be able to develop new products to satisfy changes in demand, which could result in a decrease in net sales and loss of market share.

●	MKD may be subject to claims of infringement of third-party intellectual property rights or demands that MKD license third-party technology, which could result in significant expense and reduction in MKD’s intellectual property rights.

●	MKD may fail to attract or retain the qualified technical, sales, marketing and management personnel required to operate its business successfully.

●	MKD’s business may be adversely affected by obsolete inventories as a result of changes in demand for MKD’s products and change in life cycles of MKD’s products.

●	MKD is subject to foreign currency risk as a result of its operations.

●	Disruptions in the supply of raw materials and other supplies that MKD’s customers use in MKD’s products may adversely affect MKD’s profitability.

●	MKD’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

●	The nature of MKD’s business which is tied to demand for camper vans could result in operating losses during downturns.

●	Failure to protect personal or confidential information against cybersecurity breaches could subject MKD to significant reputational, financial and legal consequences and substantially harm its business and results of operations.

Risks Related to Doing Business in China

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

●	Changes in China’s economic, political or social conditions, or policies could materially and adversely affect MKD’s business and operations.

●	MKD is subject to PRC laws and regulations which may change in the future. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any non-compliance with applicable PRC laws and regulations could adversely affect our business, financial condition, results of operations, cash flows and prospects.

●	The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.

●	MKD may be required to obtain additional licenses in relation to MKD’s ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to MKD’s past operations.

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●	MKD may be required to complete filing procedures with the China Securities Regulatory Commission (“CSRC”) in connection with this Business Combination. In addition, the approval of and filing with the CSRC or other PRC government authorities may be required in connection with the transaction under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing.

●	It is unclear whether we will be considered a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and, depending on the determination of MKD’s PRC “resident enterprise” status, MKD’s global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect MKD’s results of operations.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds from the Business Combination to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject MKD to penalties.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on China laws.

●	It may be difficult for overseas regulators to conduct investigation or collect evidence.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the relevant PRC plan participants or us to fines and other legal and administrative sanctions.

●	If MKD fails to obtain and maintain the requisite licenses and approvals required under the regulatory environment applicable to MKD’s businesses in the PRC, or if MKD is required to take actions that are time-consuming or costly, MKD’s business, financial condition and results of operations may be materially and adversely affected.

Risks Related to Doing Business in Taiwan

●	Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect MKD’s daily operations.

●	Cross-Straits relationship imposes macroeconomic risks which could negatively affect MKD’s business.

●	MKD is subject to restrictions on paying dividends or making other payments, which may restrict the Company’s ability to satisfy the liquidity requirements.

●	MKD’s Taiwan entity is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us.

●	We may be required to obtain approvals from Taiwan authority for investment in MKD’s Taiwan subsidiary if the shareholding of MKD Taiwan reaches the threshold for such approval.

●	MKD’s Taiwan subsidiary bears product liabilities for damages caused by MKD’s products under Taiwan regulations on consumer protection.

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●	MKD Taiwan’s insurance coverage may not adequately protect MKD Taiwan and its subsidiary against certain operating and other hazards which may have an adverse effect on their business.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against MKD’s group entities or management in Taiwan.

Risks Related to the Company’s Securities

●	The Company may be unable to maintain the listing of its securities in the future.

●	There is no certainty that an active trading market will develop for, or of the market price of, the Company’s Ordinary Shares they will receive or that the Company will successfully obtain authorization for listing on Nasdaq.

●	The Company’s share price may be volatile and could decline substantially.

●	The Company may issue additional ordinary shares or other equity or convertible debt securities without approval of the holders of the Company’s Ordinary Shares, which would dilute existing ownership interests and may depress the market price of the Company’s Ordinary Shares.

●	The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

●	Recent market volatility could impact the share price and trading volume of the Company’s securities.

●	It is not expected that the Company will pay dividends in the near future.

●	If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about the Company, the price and trading volume of the Company’s securities could decline significantly.

●	The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.

●	As a BVI business company, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is a business company incorporated under the laws of the BVI, the Company conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside outside of the United States.

●	Because the Company is incorporated under the laws of the BVI, it may be more difficult for its shareholders to enforce judgments against the Company than it would if they were shareholders of a company incorporated in another jurisdiction.

●	The Company is an “emerging growth company,” as defined under the federal securities laws, and the Company cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors.

●	The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.

●	The Company is not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

●	Stockholder litigation and regulatory inquiries and investigations are expensive and could harm the Company’s and Cetus Capital’s business, financial condition and results of operations and could divert management attention.

●	The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the business operations of MKD Technology.

●	As a public reporting company, the Company is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.

●	The Company may not be able to generate sufficient cash or raise sufficient funds from external investors to service all of its obligations and indebtedness and may be forced to take other actions to satisfy obligations under its indebtedness, which may not be successful.

●	Anti-takeover provisions contained in the Company’s memorandum and articles of association, as well as provisions of BVI law, could impair a takeover attempt.

●	The market price of the Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

●	Volatility in the Company’s stock price could subject the Company to securities class action litigation.

●	The future sales of shares by the Company’s shareholders and future exercise of registration rights may adversely affect the market price of the Company’s Ordinary Shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus (including information incorporated by reference herein) may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the outcome of any legal proceedings that may be instituted against the Group following the Business Combination and the transactions contemplated therein;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	costs related to the proposed Business Combination;

●	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

●	future exchange and interest rates given that Company conducts the majority of its business in the PRC and Taiwan;

●	if global economic conditions weaken, particularly in the Asia Pacific region, it could have a material adverse effect on Company’s business, financial condition and results of operations;

●	if Company does not compete successfully with new entrants or established companies with greater resources, its business growth and results of operations may be adversely affected;

●	the Company is dependent upon its proprietary intellectual properties;

●	the Company’s future financial performance following the Business Combination, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s ability to maintain the listing of its Ordinary Shares or Warrants on Nasdaq.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” in this prospectus.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

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DEFINED TERMS

In this prospectus, unless otherwise stated, references to:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“2024 Plan” or “Incentive Plan” means the MKDWELL Tech Inc. 2024 Share Incentive Plan of the Company.

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company adopted upon the consummation of the Business Combination.

“Amended Satisfaction and Discharge Agreement” means the amended satisfaction and discharge of indebtedness agreement dated July 24, 2024 between, among others, Cetus Capital, MKDWELL Tech Inc., and D. Boral Capital LLC (formerly known as EF Hutton LLC).

“Business Combination” means the business combination with Cetus Capital and the other transactions consummated under the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 20, 2023, by and among Cetus Capital, MKD Taiwan, MKD BVI and the Shareholders’ Representative, as it may be amended, restated, supplemented or modified from time to time.

“BVI” means the British Virgin Islands.

“Cetus Capital” means Cetus Capital Acquisition Corp., a Delaware corporation which was publicly traded and listed on Nasdaq prior to the Business Combination with the Company.

“China” or the “PRC”, in each case, means the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus.

“CSRC” means the China Securities Regulatory Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (As Revised) of the British Virgin Islands as the same may be amended from time to time.

“Company” or “Pubco” means MKDWELL Tech Inc., a British Virgin Islands business company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form F-4” means the Company’s Registration Statement on Form F-4 (333-277785) initially filed with the SEC on March 8, 2024 and declared effective by the SEC on June 10, 2024.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“MKD” means MKD Taiwan and all of its subsidiaries.

“MKD BVI” means MKDWELL Limited, a company incorporated in the BVI with BVI Company Number 2121160.

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“MKD Jiaxing” refers to MKDWELL (Jiaxing) Electronic Technology Ltd., a company incorporated in the PRC.

“MKD Samoa” refers to MKDWELL Limited, a company incorporated in Samoa.

“MKD Shanghai” refers to MKDWELL (Shanghai) Electronic Technology Ltd., a company incorporated in the PRC.

“MKD Taiwan” means MKD Technology Inc., a Taiwan corporation with registration number 28408583.

“Nasdaq Listing Rules” refers to the listing rules of The Nasdaq Stock Market LLC.

“Nasdaq” means The Nasdaq Stock Market LLC.

“November 2024 Convertible Note” means the convertible note issued by the Company dated November 26, 2024 with the principal amount of $1,851,000 to Streeterville Capital LLC.

“November 2024 SPA” means the securities purchase agreement dated November 26, 2024 between the Company and Streeterville Capital LLC.

“Ordinary Shares” means, the ordinary shares of the Company, each with par value $0.0001 per share.

“PRC Laws” means all the laws, administrative measures, regulations, rules promulgated in mainland China by the government of mainland China.

“RMB” or “CNY” means renminbi, the legal currency of the PRC.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“U.S.” means the United States of America.

“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.

“Warrants” means warrants of the Company, each exercisable to purchase one Ordinary Share at an initial exercise price of $11.50 per share, subject to adjustment in accordance with the Warrant terms.

GLOSSARY OF TECHNICAL TERMS

“AIoT” means artificial intelligence of things.

“AIIoT” means artificial intelligence for the internet of things.

“ECU” means electronic controller unit, which is an embedded system used in automotive electronic systems to control electrical systems, electronic systems, and automotive subsystems.

“GPS” means Global Positioning System.

“IoT” means intelligence of things.

“IVI” means in-vehicle infotainment.

“LiDAR” means light detection and ranging, a remote sensing technology that uses light to measure the distance or range of objects.

“ODM” means original design manufacturer.

“OEM” means original equipment manufacturer.

“OTA” means over the air, a technology that allows equipment to update the software and firmware of remotely sold vehicles through wireless networks.

“RV” means recreational vehicles.

“TOF” means Time of Flight, a method used to gauge the distance between a sensor and an object by measuring the time difference between the emission of a laser pulse and its return to the sensor after reflection from the object’s surface.

“VIoT” means vehicle intelligence of things.

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RISK FACTORS

Investing in our securities involves risks. In considering purchasing our securities, you should carefully consider the following information about these risks, as well as the other information included in this prospectus, including our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Results of Operations and Financial Condition.” The risks and uncertainties described below are those significant risk factors, currently known and specific to us, that we believe are relevant to an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm us and adversely affect our securities.

Risks Related to the Business of MKD

A decline in automotive sales could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult to successfully achieve MKD’s business goals.

Demand for MKD’s products is directly related to automotive vehicle production and demand. Automotive sales and production can be affected by general economic or industry conditions, labor relations issues, regulatory requirements, trade agreements and other factors. Numerous factors beyond MKD’s control could lead to a decline in automotive production. Automotive industry conditions around the world have been challenging. Any further decline in automotive production levels, particularly with respect to models for which MKD is a significant supplier, could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult to achieve MKD’s business goals.

MKD’s projected development goals and business expansion plans may not be achieved in the time frames expected due to unforeseen factors.

MKD’s production projections, sales volume, and cost models are only estimates. All such projections and timeline estimations may change as MKD continues in the development and scaling of its products.

Cost overruns, scheduling delays, and failure to meet product performance goals may be caused by, but not limited to, unidentified technical hurdles, delays in material shipments, and regulatory hurdles. MKD may experience delays in the design and manufacturing of products. MKD may experience significant delays in bringing its products to market due to design considerations, technical challenges, material availability, manufacturing complications, and regulatory considerations. Such delays could materially damage MKD’s brand, business, financial goals, operation results, and product development and delivery.

In addition, as set out in “Business—Future Camper Van Operations,” part of the business plan of MKD includes expanding its operations into the area of scenic area camping ground operations in Mainland China, and offering associated sales and management services for camper vans. Such business has not yet commenced as of the date hereof, and there is no certainty that such plans can be realized in the near future or at all. The progress and success of such expansion plans will depend on a wide variety of factors beyond MKD’s control, including China’s economic status and recovery, the policies and regulations affecting such business operations in China, the availability of capital to support such investments by MKD, and the availability of manpower and expertise to undertake such expansion plans.

The automotive market is highly competitive, and MKD may not be successful in competing in this industry.

The automobile industry is highly competitive, and MKD will be competing for sales with both electric vehicle manufacturers and traditional automotive companies, including those who have announced consumer and commercial vehicles that may contain products which could be directly competitive to MKD. Many of MKD’s current and potential competitors may have significantly greater financial, technical, manufacturing, marketing, or other resources than MKD and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, and support of their products than MKD.

Factors affecting competition include product performance and quality, technological innovation, customer experience, brand differentiation, product design, pricing and total cost of ownership, and manufacturing scale and efficiency. Increased competition may lead to lower unit sales and increased inventory, which may result in downward price pressure and adversely affect MKD’s business, prospects, financial condition, results of operations, and cash flows.

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MKD is dependent on suppliers. Timely delivery of orders is needed to meet the requirements of MKD’s customers, and a shortage of materials or components can disrupt the production of MKD’s equipment.

As a manufacturer, MKD will be subject to the same vagaries as the rest of the automotive industry. There were significant disruptions to capacity and reallocations of supply capacity during the COVID-19 pandemic. Furthermore, prior to the COVID-19 pandemic, microprocessor manufacturers were already seeing increasing demand and that demand has further increased based on labor shortages and the need for greater automation. A shortage of microprocessors or other materials or components can cause a significant disruption to MKD’s production schedule and have a substantial adverse effect on MKD’s financial condition or results of operations. Given MKD’s weaker relative bargaining power, there is a real risk that MKD will experience significant difficulties in obtaining supplies of materials for production. If this occurs, MKD may experience significant production delays and will not meet MKD’s production goals. Lack of production will have a direct impact on sales and would likely cause us to miss MKD’s earnings estimates.

Natural resource scarcity may cause delays in the development and manufacturing of MKD’s products.

Recent global political and economic tensions could contribute to natural resource scarcity. For example, Russia is a major exporter of natural resources. With the imposition of economic sanctions and import restrictions, there will be a loss of supply in global markets. Restricted supply is likely to result in upward price pressures. The automotive industry is subject to similar natural resource unpredictability in other countries. As such, MKD’s pricing and profitability models may need to be adjusted in reaction to these outside pressures.

The automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes which could adversely affect the demand for MKD’s technology or increase MKD’s operating costs.

MKD may be unable to keep up with changes in vehicle technology and, as a result, MKD’s competitiveness may suffer. Developments in technologies, such as vehicle control systems, fatigue identification systems, wireless charging, among other technologies, may materially and adversely affect MKD’s business and prospects in ways not currently anticipated. Existing and other technologies may emerge as customers’ preferred alternative to MKD’s products. Any failure by MKD to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay MKD’s development and introduction of new and enhanced technologies, which could result in the loss of competitiveness of MKD’s technologies, decreased revenue, and a loss of market share to competitors. MKD’s research and development efforts may not be sufficient to adapt to changes in vehicle technologies. MKD’s vehicle technologies may not compete effectively with others in the industry if it is not able to source and integrate the latest technology into MKD’s products. Additionally, the introduction and integration of new technologies into MKD’s products may increase MKD’s costs and capital expenditures required for the production and manufacture of technologies and, if MKD is unable to cost efficiently implement such technologies or adjust MKD’s manufacturing operations, MKD’s business, prospects, financial condition, results of operations, and cash flows would be materially and adversely affected.

The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which MKD is a significant supplier could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult for us to continue to grow and achieve MKD’s business goals.

The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which MKD is a significant supplier could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult to grow MKD’s business and achieve MKD’s business goals.

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Adverse developments affecting one or more of MKD’s major suppliers could harm MKD’s profitability.

MKD obtains components and other products and services from numerous suppliers and other vendors. In certain instances, it would be difficult and expensive for MKD to change suppliers of products and services that are critical to MKD’s business. Certain of MKD’s suppliers may become financially distressed. Any significant disruption in MKD’s supplier relationships, including certain relationships with sole-source suppliers, could harm MKD’s profitability, thereby making it more difficult to grow and achieve MKD’s business goals.

A significant product liability lawsuit, warranty claim or product recall involving MKD or one of MKD’s major customers could harm MKD’s profitability.

In the event that MKD’s products fail to perform as expected and such failure results in, or is alleged to result in, bodily injury and/or property damage or other losses, MKD may be subject to product liability lawsuits and other claims. These customers may seek contribution or indemnification from MKD for all or a portion of the costs associated with product liability and warranty claims, recalls or other corrective actions involving MKD’s products. These types of claims could significantly harm MKD’s profitability, thereby making it more difficult to grow MKD’s business and achieve MKD’s goals.

MKD is involved from time to time in legal proceedings and commercial or contractual disputes, which could have an adverse impact on MKD’s profitability and consolidated financial position.

MKD is involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes, including disputes with MKD’s suppliers, intellectual property matters, personal injury claims and employment matters. No assurances can be given that such proceedings and claims will not have a material adverse effect on MKD’s profitability and consolidated financial position.

Downturns or volatility in general economic conditions could have a material adverse effect on MKD’s business and results of operations.

In recent years, worldwide semiconductor industry sales have tracked the impact of the financial crisis, subsequent recovery and persistent economic uncertainty. Volatile and/or uncertain economic conditions, including inflation and interest rate fluctuations, can adversely impact sales and profitability and make it difficult to plan MKD’s future business activities. The rapid spread of COVID-19 in China dampened growth in 2022, but the gradual recovery from the pandemic and China’s reopening may pave the way for a gradual recovery. However, China’s recovery is slow, in part as a result of unresolved real estate problems, with negative cross-border spillovers. The U.S. Federal Reserve’s interest rate policies, the slowdown in the Chinese economy, and youth unemployment rate in China have all contributed to negatively affect the macroeconomic environment in which MKD operates. MKD’s management believes that such macro-economic trends have contributed to the slowdown in demand for its products and the financial underperformance of MKD in 2023 and 2024.

To the extent MKD incorrectly plans for favorable economic conditions that do not materialize or take longer to materialize than expected, MKD may face oversupply of its products relative to customer demand. Reduced customer spending may in the future drive MKD and MKD’s competitors, to reduce product pricing, which will result in a negative effect on gross profit. Moreover, volatility in revenue as a result of unpredictable economic conditions may alter MKD’s anticipated working capital needs and interfere with MKD’s short-term and long-term strategies. To the extent that MKD’s sales, profitability and strategies are negatively affected by downturns or volatility in general economic conditions, MKD’s business and results of operations may be materially adversely affected.

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Delays in initiation of production, implementing new production techniques or resolving problems associated with technical equipment malfunctions could adversely affect MKD’s manufacturing efficiencies.

MKD’s manufacturing efficiency has been and will be an important factor in MKD’s future profitability. MKD’s manufacturing and testing processes are complex, require advanced and costly equipment and are continually being modified in MKD’s efforts to improve yields and product performance. Difficulties in the manufacturing process can lower yields. Technical or other problems could lead to production delays, order cancellations and lost revenue. In addition, any problems in achieving acceptable yields, construction delays, or other problems in upgrading or expanding existing facilities, building new facilities, problems in bringing other new manufacturing capacity to full production or changing MKD’s process technologies, could also result in capacity constraints, production delays and a loss of future revenues and customers. MKD’s operating results also could be adversely affected by any increase in fixed costs and operating expenses related to increases in production capacity if net sales do not increase proportionately, or in the event of a decline in demand for MKD’s products.

MKD’s facilities are located in Taiwan and mainland China. Any disruption of operations at these facilities could have a material adverse effect on MKD’s business, financial condition and results of operations.

We are and will continue to be under continuous pressure from MKD’s customers and competitors to reduce the price of MKD’s products, which could adversely affect MKD’s growth and profit margins.

Prices for MKD’s products tend to decrease over their life cycle. There is substantial and continuing pressure from customers to reduce the total cost of purchasing MKD’s products. To remain competitive and retain MKD’s customers and gain new ones, MKD must continue to reduce costs through product and manufacturing improvements. It must also strive to minimize customers’ shipping and inventory financing costs and to meet their other goals for rationalization of supply and production. MKD’s growth and the profit margins of MKD’s products will suffer if it cannot effectively continue to reduce costs and keep MKD’s product prices competitive.

New technologies could result in the development of new products by MKD’s competitors and a decrease in demand for MKD’s products, and MKD may not be able to develop new products to satisfy changes in demand, which could result in a decrease in net sales and loss of market share.

MKD’s product range and new product development program is focused on vehicle electronics and camper products. MKD’s failure to develop new technologies, or anticipate or react to changes in existing technologies, either within or outside of the vehicle and camper markets, could materially delay development of new products, which could result in a decrease in MKD’s net sales and a loss of market share to MKD’s competitors. The automotive industry is characterized by rapidly changing technologies and industry standards, together with frequent new product introductions. This includes the development of new types of technology or the improvement of existing technologies. MKD’s financial performance depends on MKD’s ability to design, develop, manufacture, assemble, test, market and support new products and product enhancements on a timely and cost-effective basis. New products often command higher prices and, as a result, higher profit margins. MKD may not successfully identify new product opportunities or develop and bring new products to market or succeed in selling them into new customer applications in a timely and cost-effective manner.

Products or technologies developed by other companies may render MKD’s products or technologies obsolete or noncompetitive and, since MKD creates products primarily for the vehicle electronics and camper products industries, this may have a greater effect on MKD than it would if it were a broader manufacturer with a wider range of product types and technologies. Many of MKD’s competitors are larger and more established international companies with greater engineering and research and development resources than MKD. MKD’s failure to identify or capitalize on any fundamental shifts in technologies in MKD’s product markets, relative to MKD’s competitors, could harm MKD’s business, have a material adverse effect on MKD’s competitive position within MKD’s industry and harm MKD’s relationships with MKD’s customers. In addition, to remain competitive, MKD must continue to innovate, improve manufacturing yields and expand MKD’s sales. MKD may not be able to accomplish these goals, which could harm MKD’s business.

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MKD may be subject to claims of infringement of third-party intellectual property rights or demands that MKD license third-party technology, which could result in significant expense and reduction in MKD’s intellectual property rights.

The industries MKD serves are characterized by vigorous protection and pursuit of intellectual property rights. From time to time, third parties may assert, patent, copyright, trademark and other intellectual property rights to technologies that are important to MKD’s business and have demanded, and may in the future demand, that MKD license its patents and technology. Any litigation to determine the validity of allegations that MKD’s products infringe or may infringe these rights, including claims arising through MKD’s contractual indemnification of MKD’s customers, or claims challenging the validity of MKD’s patents, regardless of its merit or resolution, could be costly and divert the efforts and attention of MKD’s management and technical personnel. MKD may not prevail in litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If litigation results in an adverse ruling, MKD could be required to:

●	pay substantial damages for past, present and future use of the infringing technology;

●	cease the manufacture, use or sale of infringing products;

●	discontinue the use of infringing technology;

●	expend significant resources to develop non-infringing technology;

●	pay substantial damages to MKD’s customers or end-users to discontinue use or replace infringing technology with noninfringing technology;

●	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or at all; or

●	relinquish intellectual property rights associated with one or more of MKD’s patent claims, if such claims are held invalid or otherwise unenforceable.

MKD may fail to attract or retain the qualified technical, sales, marketing and management personnel required to operate its business successfully.

MKD’s future success depends, in part, upon MKD’s ability to attract and retain highly qualified technical, sales, marketing and managerial personnel. Personnel with the necessary expertise are scarce and competition for personnel with these skills is intense. MKD may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, assimilating or retaining other highly qualified technical, sales, marketing and managerial personnel in the future. If MKD is unable to retain existing key employees or are unsuccessful in attracting new highly qualified employees, MKD’s business, financial condition and results of operations could be materially and adversely affected.

MKD’s business may be adversely affected by obsolete inventories as a result of changes in demand for MKD’s products and change in life cycles of MKD’s products.

The life cycles of some of MKD’s products depend heavily upon the life cycles of the end products into which devices are designed. These types of end-market products with short life cycles require MKD to manage closely its production and inventory levels. Inventory may also become obsolete because of adverse changes in end-market demand. MKD may in the future be adversely affected by obsolete or excess inventories which may result from unanticipated changes in the estimated total demand for MKD’s products or the estimated life cycles of the end products into which MKD’s products are designed. In addition, some customers restrict how far back the date of manufacture for MKD’s products can be, and therefore some of MKD’s products inventory may become obsolete, and thus, adversely affect MKD’s results of operations.

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MKD is subject to foreign currency risk as a result of its operations.

MKD face exposure to adverse movements in foreign currency exchange rates, primarily to the New Taiwan Dollar and the Renminbi. MKD’s foreign currency risk may change over time as the level of activity in foreign markets grows and could have an adverse impact upon MKD’s financial results. MKD does not usually employ hedging techniques designed to mitigate foreign currency exposures and, therefore, it could experience currency losses as these currencies fluctuate against other currencies.

Disruptions in the supply of raw materials and other supplies that MKD’s customers use in MKD’s products may adversely affect MKD’s profitability.

MKD’s customers use a broad range of materials and supplies. A significant disruption in the supply of these materials for any reason could decrease MKD’s production and shipping levels, which could materially increase MKD’s operating costs and materially decrease MKD’s profit margins.

MKD and other component manufacturers in the automotive industry may ship products to customers’ vehicle assembly plants so they are delivered on a “just-in-time” basis in order to maintain low inventory levels. However, this “just-in-time” method makes the logistics supply chain in MKD’s industry very complex and very vulnerable to disruptions.

Such disruptions could be caused by any one of a myriad of potential problems, such as closures of one of MKD’s or MKD’s suppliers’ plants or critical manufacturing lines due to strikes, mechanical breakdowns or failures, electrical outages, fires, explosions or political upheaval, as well as logistical complications due to weather, global climate change, volcanic eruptions, or other natural disasters, delayed customs processing, the spread of an infectious disease, virus or other widespread illness and more. The lack of any single subcomponent necessary to manufacture one of MKD’s products could force us to cease production, potentially for a prolonged period. Similarly, a potential quality issue could force MKD to halt deliveries. Even where products are ready to be shipped, or have been shipped, delays may arise before they reach MKD’s customer. MKD’s customers may halt or delay their production for the same reason if one of their other suppliers fails to deliver necessary components. This may cause MKD’s customers, in turn to suspend their orders, or instruct MKD to suspend delivery, of MKD’s products, which may adversely affect MKD’s financial performance.

Additionally, if MKD is the cause for a customer being forced to halt production, the customer may seek to recoup all of its losses and expenses from us. These losses and expenses could be significant and may include consequential losses such as lost profits. Any supply-chain disruption, however small, could potentially cause the complete shutdown of an assembly line of one of MKD’s customers, and any such shutdown that is due to causes that are within MKD’s control could expose us to material claims of compensation. Where a customer halts production because of another supplier failing to deliver on time, it is unlikely MKD will be fully compensated, if at all.

Due to various factors that are beyond MKD’s control, there are currently global supply chain disruptions, including a worldwide semiconductor supply shortage. The semiconductor supply shortage, due in part to increased demand across multiple industries, is impacting production in automotive and other industries. However, there has been limited impact of such worldwide shortages on MKD’s operations, because MKD’s products incorporate components for which there are two or more substitutes, and multiple product lines have interchangeable components, and hence such disruptions have had minimal impact on MKD.

MKD’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

MKD depends on consumer discretionary spending and, accordingly, MKD may be adversely affected if customers reduce, delay or forego their purchases of MKD’s direct or indirect products as a result of, including but not limited to, job loss, bankruptcy, higher consumer debt and interest rates, reduced access to credit, higher energy and fuel costs, relative or perceived cost, availability and comfort of camper vans use versus other modes of travel, such as air travel and rail (including as a result of consumer tastes in response to climate change), falling home prices, lower consumer confidence, uncertain or changes or uncertainty in tax policies, uncertainty due to national or international security or health concerns, volatility in the stock market, or epidemics.

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In particular, China’s recovery from the Covid pandemic has been slow, in part as a result of unresolved real estate problems and associated debt restructuring. The U.S. Federal Reserve’s interest rate policies, the slowdown in the Chinese economy, and youth unemployment in China have all contributed to negatively affect the macroeconomic environment in which MKD operates. MKD’s management believes that such macro-economic trends have contributed to the slowdown in demand for its products in China and the financial underperformance of MKD in 2023 and 2024.

Decreases in the number of customers, average spend per customer, or retention and renewal rates for MKD’s products would negatively affect MKD’s financial performance. A prolonged period of depressed consumer spending could have a material adverse effect on MKD’s business. In addition, adverse economic conditions may result in an increase in the MKD’s operating expenses due to, among other things, higher costs of labor, energy, equipment and facilities. Any of the foregoing factors could have a material adverse effect on the MKD’s business, financial condition and results of operations.

The nature of MKD’s business which is tied to demand for camper vans could result in operating losses during downturns.

The RV and camper van industry is cyclical and is influenced by many national and regional economic and demographic factors, including: (a) the terms and availability of financing for retailers and consumers; (b) overall consumer confidence and the level of discretionary consumer spending; (c) population and employment trends; and (d) income levels and general economic conditions, such as inflation, including as a result of tariffs, deflation, increasing interest rates and recessions. As a result of these factors, MKD’s sales and results of operations may fluctuate in the future.

Failure to protect personal or confidential information against cybersecurity breaches could subject MKD to significant reputational, financial and legal consequences and substantially harm its business and results of operations.

Ensuring the safeguarding of customer, employee, supplier, working partners, and other personal data is important for MKD’s business. A substantial breach in any of these areas could draw significant media attention, harm relationships with consumers, tarnish MKD’s reputation, and result in financial losses, fines, or legal actions. Non-compliance with relevant cybersecurity and personal data and privacy laws and regulations may expose us to civil or regulatory liabilities and challenges, potentially leading to significant legal, financial, and operational consequences.

Although MKD is not a retail consumer-facing business, certain aspects of MKD’s operations rely on the secure transmission of confidential information over networks. Despite deploying a layered approach to address information security threats, a compromise in MKD’s data security systems or those of MKD’s business partners could result in unauthorized access, damage, or misuse of confidential information. Such incidents could damage MKD’s reputation and subject MKD to regulatory actions and consumer claims, adversely affecting MKD’s business, financial position, and operational results. Addressing a security breach may also necessitate substantial additional resources related to information system security, causing disruptions to MKD’s business.

MKD has adopted security policies and measures largely in line with industry norms to protect proprietary data and consumer information, and the Company’s senior management and directors (including Mr. Ming-Chia Huang, Ms. Min-Jie Cui, Mr. Ming-Chao Huang and Mr. Chih-Hsiang Tang) oversee the strategic processes in place to safeguard data and comply with relevant regulations and has overall responsibility for evaluating cybersecurity risks, as well as related policies and risks in connection with MKD’s supply chain/suppliers/service providers. Prior to the Business Combination, MKD was a business with operations in Mainland China and Taiwan and is not subject to the laws and regulations of the U.S., especially with regards to cybersecurity risks, and MKD’s senior management and directors have limited experience with the compliance requirements of publicly traded companies in the U.S.

Following the Business Combination and its listing on Nasdaq, the Company is subject to all applicable U.S. law and regulation and the listing rules of Nasdaq. In particular, the Company is required to promptly and publicly disclose material cybersecurity incidents in reports on Form 6-K, and will be required to disclose in its annual report on Form 20-F its processes for assessing, identifying, and managing risks from cybersecurity threats, whether risks from cybersecurity threats have materially affected `or are reasonably likely to materially affect the Company, and to describe the role of its board and management in overseeing and managing cybersecurity risks.

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Advances in technology, the expertise of hackers, improper use or sharing of data, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that it uses to protect confidential information. MKD’s security measures may be undermined due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to data systems and misappropriate business and personal information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, MKD may be unable to anticipate these techniques or to implement adequate preventative measures. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to reputation, and potentially have an adverse effect on MKD’s business.

Risks Related to Doing Business in China

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

The PRC government has oversight over business operations conducted in China, and the PRC government may influence MKD’s operations, which could result in a material adverse change in MKD’s operation and the value of the Company’s securities. MKD conducts a substantial portion of its business through its PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the conduct of our business, and it may influence our operations, which could result in a material adverse change in our operations, and the Company’s securities may decline in value or become worthless. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. Therefore, investors of the Company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

Also, the PRC government has recently indicated that it may exert more oversight and control over offerings that are conducted overseas by or foreign investment in China-based issuers. For example, on November 14, 2021, the CAC released the Administrative Regulation on Network Data Security for public comments through December 13, 2021, or the Draft Administrative Regulation on Network Data Security, for public comments, which stipulates, among others, that a prior cybersecurity review is required for the overseas listing of data processors who process over one million users’ personal information, and the overseas listing of data processors which affects or may affect national security. On December 28, 2021, the Chinese government promulgated the 2022 Cybersecurity Review Measures, which came into effect on February 15, 2022. According to the 2022 Cybersecurity Review Measures, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review in accordance with the 2022 Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country are required to file for cybersecurity review with the Cybersecurity Review Office.

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Given the nature of MKD’s business, wherein its customers are largely comprised of automobile manufacturers, MKD does not have access to large volumes of personal data of individuals. As advised by MKD’s PRC legal counsel, MKD believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) it currently do not have personal information of more than one million people and does not anticipate that it will be collecting over one million people’s personal information in the foreseeable future, (ii) it has not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) it has not received any notification of cybersecurity review from relevant governmental authorities due to any impact or potential impact on national security.

As the 2022 Cybersecurity Review Measures and the Opinions are recently promulgated, its interpretation and implementation shall be determined in accordance with the laws and regulations in force at the time. As a result, we may be required to obtain regulatory approvals from and complete additional procedures with the CAC or other PRC governmental authorities for the transaction. In addition, if the CAC or other regulatory agencies subsequently promulgate new rules or regulations that require us to obtain additional approvals or complete additional procedures for the transaction, or for the Company’s listing or offering overseas, such approvals may not be obtained and such procedures may not be completed in a timely manner or at all. Any such circumstance may limit the Company’s ability to offer or continue to offer securities. In addition, implementation of industry-wide regulations directly targeting MKD’s operations could cause the value of the Company’s securities to significantly decline. Therefore, investors of the Company’s securities face potential uncertainty from actions taken by the PRC government affecting MKD’s business.

Changes in China’s economic, political or social conditions, or policies could materially and adversely affect MKD’s business and operations.

A large portion of MKD’s assets and operations are located in China. Accordingly, MKD’s business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally and by continued yet slowing economic growth in China as a whole.

The Chinese economy differs from economies of other developed countries in many respects, including the degree of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned or controlled by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government has significant authority to exert influence on the ability of a China-based company, such as MKD, to conduct its business. Therefore, investors of the Company and our business face potential uncertainty from the PRC government. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing down in recent years. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could lead to reduction in demand for MKD’s services and products and adversely affect MKD’s competitive position, and could adversely affect MKD’s business and operating results. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

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MKD is subject to PRC laws and regulations which may change in the future. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any non-compliance with applicable PRC laws and regulations could adversely affect our business, financial condition, results of operations, cash flows and prospects.

MKD conducts a major part of its business through a manufacturing facility and sales in China. Operations in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. The PRC laws, rules and regulations may evolve in the future, and any non-compliance with any existing or new laws and regulations could adversely affect our business, financial condition, results of operations, cash flows and prospects.

From time to time, MKD may have to resort to administrative and court proceedings to enforce MKD’s legal rights. Since PRC administrative and court authorities have some discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings. These uncertainties may impede MKD’s ability to enforce the contracts we have entered into and could materially and adversely affect MKD’s business and results of operations.

The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The PRC government has significant oversight over the conduct of MKD’s business and it has recently indicated an intent to exert more oversight over offerings that are conducted overseas, including listings on a U.S. stock exchange and/or foreign investment in China-based issuers. Any such action could result in a material change in MKD’s operations and/or the value of the Company’s or the Company’s securities and may limit the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), if the SEC determines that the Company has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit the Company’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and the auditor that issued the audit reports included in the financial statements for the fiscal year ended December 31, 2021 was subject to that determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

The Company’s consolidated financial statements are currently audited by Guangdong Prouden CPAs GP, which is registered with and subject to regular inspection by PCAOB. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and the Company uses an accounting firm headquartered in one of these jurisdictions to issue an audit report on the Company’s financial statements filed with the SEC, the Company would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, the Company’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the Company is identified as a Commission-Identified Issuer for two consecutive years in the future. If the Company’s shares are prohibited from trading in the United States, there is no certainty that the Company will be able to list on a non-U.S. exchange or that a market for the Company’s shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase the Company’s securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Company’s securities. Also, such a prohibition would significantly affect the Company’s ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on the Company’s business, financial condition, and prospects.

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MKD may be required to obtain additional licenses in relation to MKD’s ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to MKD’s past operations.

MKD conducts its business in China through sales and MKD’s manufacturing facility, which requires MKD to obtain, and maintain, a business license. As advised by the Company’s PRC counsel, MKD has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations.

Considering the evolvement of PRC laws, regulations, and rules, MKD may be subject to additional licensing requirements, and MKD’s conclusion on the status of its licensing compliance may prove to be mistaken. If (i) MKD does not receive or maintain any permission or approval required, (ii) MKD inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and MKD becomes subject to the requirement of additional permissions or approvals in the future, MKD may have to expend significant time and costs to procure them. If MKD is unable to do so, on commercially reasonable terms, in a timely manner or otherwise, MKD may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and MKD’s ability to conduct its business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and MKD’s business, reputation, financial condition, and results of operations may be materially and adversely affected.

MKD may be required to complete filing procedures with the China Securities Regulatory Commission (“CSRC”) in connection with this Business Combination. In addition, the approval of and filing with the CSRC or other PRC government authorities may be required in connection with the transaction under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing.

A significant portion of MKD’s operations are based in China. MKD will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies may affect the merger and result in a material change in MKD’s operations, limit the Company’s abilities to offer or continue to offer securities to foreign investors.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC published the Overseas Listing Measures which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. Therefore, MKD may be subject to the filing requirements under the Overseas Listing Measures for the Company’s future offering and listing of the Company’s securities in an overseas market. MKD submitted the required filing with the CSRC on September 21, 2023 in connection with the business combination with Cetus Capital, but it is not within the scope of the Overseas Listing Trial Measures. As advised by the Company’s PRC counsel, MKD believes that its business combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. However, there can be no assurance that this interpretation or position taken by CSRC may not change in the future.

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On December 27, 2021, the NDRC and the Ministry of Commerce (the “MOFCOM”), jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the 2021 Negative List, if a PRC domestic company, which engages in any prohibited business set out in the list, seeks an overseas offering or listing, it must first obtain the approval from the competent governmental authorities. In addition, the foreign investors in such company must not be involved in its operation or management, and their ownership interest should be subject to limitations imposed under regulations on investments in domestic securities by foreign investors.

In addition, there is no assurance that new rules or regulations promulgated in the future will not impose additional requirements on MKD. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, are required, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. These regulatory authorities may impose fines and penalties on MKD’s operations in China, limit MKD’s ability to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of the Company’s offshore funds into China or take other actions that could materially and adversely affect MKD’s business, financial condition, results of operations, and prospects, as well as the trading price of the Company’s securities. The CSRC and other PRC regulatory authorities may also order MKD, or make it advisable for MKD, to unwind or reverse the transactions. In addition, if the CSRC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that MKD obtain additional approvals or complete additional filing or other regulatory procedures for the Company’s prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect MKD’s business, prospects, financial condition, reputation, and the trading price of the Company’s listed securities.

It is unclear whether we will be considered a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and, depending on the determination of MKD’s PRC “resident enterprise” status, MKD’s global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect MKD’s results of operations.

Under the PRC Enterprise Income Tax Law, which became effective in January 2008 and was amended on February 24, 2017 and December 29, 2018, and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within China is considered a PRC resident enterprise and will be subject to enterprise income tax at the rate of 25% on its global income. The implementation rules of the PRC Enterprise Income Tax Law define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise.” On April 22, 2009, STA issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or STA Circular 82, which was partially amended by Announcement on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions issued by STA on January 29, 2014, and further partially amended by Decision on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents issued by STA on December 29, 2017. STA Circular 82, as amended, provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Further, STA Circular 82 states that certain Chinese-controlled enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. In addition, STA issued the Bulletin on Promulgation of the Administrative Measures for Income Tax of Chinese-Controlled Offshore-Incorporated Resident Enterprises (Trial Implementation) on July 27, 2011, effective from September 1, 2011 and partially amended on April 17, 2015, June 28, 2016, and June 15, 2018, or STA Bulletin 45, providing more guidance on the implementation of STA Circular 82. STA Bulletin 45 clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both STA Circular 82 and STA Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in STA Circular 82 and STA Bulletin 45 may reflect STA’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. In addition to the uncertainty regarding how the new resident enterprise classification may apply, it is also possible that the rules may change in the future. Although MKD does not believe that MKD’s legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to enterprise income tax at 25% on MKD’s global income as well as PRC enterprise income tax reporting obligations. If MKD is considered a PRC resident enterprise and earn income other than dividends from MKD’s PRC subsidiaries, a 25% enterprise income tax on MKD’s global income could significantly increase MKD’s tax burden and materially and adversely affect MKD’s cash flow and profitability.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds from the Business Combination to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The Company is an offshore holding company which following the Business Combination conducts its operations in China through its PRC subsidiaries. The Company may make loans to our PRC subsidiaries, it may make additional capital contributions to such PRC subsidiaries, it may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or it may acquire offshore entities with business operations in China in an offshore transaction. To the extent cash or assets in the business is in mainland China or a mainland China entity, the funds and assets may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on the ability of the Company or its subsidiaries by the PRC government to transfer cash or assets.

Most of these ways are subject to PRC regulations and approvals or registration. For example, loans to our wholly owned PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. If we decide to finance our wholly owned PRC subsidiaries by means of capital contributions, these capital contributions are subject to registration with the SAMR or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, or registration with other governmental authorities in China. Due to the restrictions imposed on loans in foreign currencies extended to PRC domestic companies, we are not likely to make such loans to our PRC domestic subsidiaries. Further, we are not likely to finance the activities of our PRC domestic subsidiaries by means of capital contributions due to regulatory restrictions relating to foreign investment in PRC domestic enterprises engaged in certain businesses.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from the Business Combination, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 25, 2019, SAFE promulgated the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

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In light of the various requirements imposed by the PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from the Business Combination and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our income in Renminbi. Under our current corporate structure, our British Virgin Islands holding company may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements payable outside of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company without prior approval of SAFE. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay any debts they may incur in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In addition, the PRC government may also at its discretion to restrict our access in the future to foreign currencies for current account transactions. If we are prevented from obtaining sufficient foreign currency to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Company’s securities.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject MKD to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to these plans based on the salaries, including bonuses and allowances, of the relevant employees subject to any maximum amount of contribution specified by local authorities. If MKD does not make adequate employee benefit payments, it may be required to make up for the contributions due and to pay late fees and fines.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on China laws.

The Company is a company incorporated under the laws of the BVI, but MKD generates substantially all of its revenues from Mainland China and Taiwan and substantially all of its assets are located in Mainland China and Taiwan. In addition, Ms. Min-Jie Cui resides within China for a significant portion of the time and is a PRC national. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the U.S. or has substantial assets located in the U.S.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Mainland PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Unless certain required conditions are fulfilled, claimants may face difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on China laws.

It may be difficult for overseas regulators to conduct investigation or collect evidence.

The difficulty of cross-border supervision and administration is a problem in many countries, as well as in China. For example, in China, there may be legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although PRC government authorities may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the relevant PRC plan participants or us to fines and other legal and administrative sanctions.

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. The Company’s and MKD’s directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options are subject to these regulations. Failure to complete the SAFE registrations may result in fines and legal sanctions and may also limit MKD’s ability to contribute additional capital into MKD’s subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to the Company. The Company also faces regulatory uncertainties that could restrict the Company’s ability to adopt additional incentive plans for MKD’s directors and employees under PRC law.

If MKD fails to obtain and maintain the requisite licenses and approvals required under the regulatory environment applicable to MKD’s businesses in the PRC, or if MKD is required to take actions that are time-consuming or costly, MKD’s business, financial condition and results of operations may be materially and adversely affected.

MKD’s business operations in the PRC obliges MKD to obtain and maintain applicable licenses and approvals from Chinese regulatory authorities in order to provide MKD’s current services.

MKD’s current business activities are subject to the PRC laws and regulations which may change in the future. While it is believed that MKD’s PRC operations have obtained and maintained all applicable licenses and approvals from the applicable regulatory authorities to provide the current services, it cannot be assured that MKD will not be found in violation of any law and regulations currently in effect, due to the relevant authorities’ implementation or interpretation of these laws and regulations, or any future laws and regulations. If MKD fails to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, or otherwise fail to comply with the laws and regulations, MKD may be subject to various penalties, such as the imposition of fines and the discontinuation or restriction of MKD’s operations, as well as proceedings and actions. Any such penalties, proceedings or actions may disrupt MKD’s business operations and materially and adversely affect MKD’s reputation, business, financial condition and results of operations.

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Risks Related to Doing Business in Taiwan

Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect MKD’s daily operations.

In accordance with the relevant Taiwan laws and regulations, MKD is required to maintain various approvals, licenses, permits and filings to operate its business. Whether such approvals, licenses, permits and filings are obtained is subject to satisfactory compliance with, among other things, the applicable laws and regulations. If MKD is unable to obtain any of such licenses and permits or extend or renew any of their current licenses or permits upon their expirations, or if it is required to incur significant additional costs to obtain or renew these licenses, permits and approvals, its daily operations could be materially and adversely affected.

Cross-Straits relationship imposes macroeconomic risks which could negatively affect MKD’s business.

MKD maintains a manufacturing facility, office and conducts a portion of its sales in Taiwan, and a substantial portion of its revenues is derived from operations in Taiwan. MKD’s business, financial condition and results of operations may be affected by potential economical and/or military issues in Taiwan.

Taiwan has a unique international political status due to historical reasons. Although significant economic and cultural relations have been established during recent years between Taiwan and the People’s Republic of China (“PRC”), the PRC government has refused to renounce the possibility that it may at some point use force to gain control over Taiwan. For example, the PRC government adopted an anti-secession law relating to Taiwan. Sanctions against Taiwan entities or persons, and military blockage or actions from the PRC, may significantly harm Taiwan’s economy. Cross-Straits relations between Taiwan and the PRC have been strained in recent years for a variety of reasons, including tensions concerning arms sales to Taiwan by the United States government and visits to Taiwan by United States government officials. The financial markets have viewed certain past developments in relations between Taiwan and the PRC as occasions to depress general market prices of the securities of Taiwan companies. Any tension between Taiwan and the PRC, or between the United States and the PRC, could materially and adversely affect MKD’s business, financial condition and results of operations.

MKD is subject to restrictions on paying dividends or making other payments, which may restrict the Company’s ability to satisfy the liquidity requirements.

As a company incorporated under the laws of the BVI structured as a holding company, the Company may need dividends and other distributions on equity from its Taiwan subsidiaries to satisfy its liquidity requirements. Current Taiwan regulations permit Taiwan companies to pay dividends to its shareholders only out of accumulated profits, if any, which shall first make up previous losses and set aside at least 10% of accumulated profits each year as a statutory reserve. These reserves are not distributable as cash dividends. Once the statutory reserve has reached the total amount of the capital, MKD Taiwan is not required to continue setting aside any amounts for the purpose of statutory reserve. Furthermore, if MKD Taiwan incurs debt on its own behalf in the future, the instruments governing the debt may restrict the ability to pay dividends or make other payments to the Company. Any limitation on the ability of MKD Taiwan to distribute dividends or to make payments to the Company may restrict the Company’s ability to satisfy its liquidity requirements. In addition, the dividend or distribution payments by MKD Taiwan to MKD BVI shall be subject to a withholding tax of 21% under current Taiwan tax law.

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MKD’s Taiwan entity is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us.

Currently Taiwan regulates only those foreign exchange transactions that involve the conversion of the New Taiwan Dollar into foreign currencies. Pursuant to the relevant provisions of the Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of Taiwan. Further, for a remittance by a company as follows, relevant testimonials shall be submitted and such remittance shall be subject to the approval of the Central Bank of Taiwan: (i) a single remittance of an amount over US$1 million; or (ii) annual accumulated settlement amount of foreign exchange purchased or sold has exceeded US$50 million. Nevertheless, the Taiwan government may impose further foreign exchange restrictions in certain emergency situations, where the Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. If the dividend payments or other payments by MKD’s Taiwan subsidiaries and branches to us involves the currency conversion from New Taiwan Dollar to United States Dollar, such conversion would be subject to the foregoing foreign exchange control imposed by a Taiwan authority.

We may be required to obtain approvals from Taiwan authority for investment in MKD’s Taiwan subsidiary if the shareholding of MKD Taiwan reaches the threshold for such approval.

Under current Taiwan laws, regulations and policy, the shareholder of MKD Taiwan will be required to obtain approval from the Investment Commission, Ministry of Economic Affairs of Taiwan for its investment in its Taiwanese subsidiary if more than 30% of its capital is directly or indirectly owned by, or beneficially owned by any PRC person or it is under control by any PRC person. Failure to obtain such approval, if needed, may subject us to a Taiwan authority’s monetary penalty of from NTD120,000 to NTD25,000,000 and be ordered to rectify within a specific timeline; if such approval is not applied for, the Taiwan authority may order investment withdrawal and operations in Taiwan to be suspended.

MKD’s Taiwan subsidiary bears product liabilities for damages caused by MKD’s products under Taiwan regulations on consumer protection.

Currently, a portion of MKD’s products are manufactured and sold in Taiwan. Pursuant to the Taiwan Consumer Protection Act, enterprises engaging in the design, manufacture of goods or provision of services shall ensure such goods or services, when entering into the market, comply with the contemporary technological or professional standards with reasonably expected safety requirements. In the event of any violation of the aforesaid regulation, the enterprises shall be liable for the damage caused to the consumers or third parties. If MKD’s products fail to comply with the contemporary technological or professional standards with reasonably expected safety requirements applicable in Taiwan, MKD will be liable for the damages caused by such products. If MKD incurs significant liabilities in connection with product liabilities, its business and results of operations may be adversely affected.

MKD Taiwan’s insurance coverage may not adequately protect MKD Taiwan and its subsidiary against certain operating and other hazards which may have an adverse effect on their business.

MKD Taiwan believes that the coverage from insurance policies for operation facilities is in line with industry norms. However, there can be no assurance that any claim under the insurance policies maintained will be timely honored in full or at all. To the extent that MKD Taiwan suffers loss or damages that is not covered by insurance or exceeds insurance coverage, MKD Taiwan’s business, results of operations and financial condition may be affected. There can also be no assurance that insurance will continue to be available to provide reasonable, or any, coverage on reasonable commercial terms.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against MKD’s group entities or management in Taiwan.

The Company is a company incorporated under the laws of the BVI, but MKD generates substantially all of its revenues from Taiwan and Mainland China and substantially all assets are located in Taiwan and Mainland China. In addition, Mr. Ming-Chia Huang, Mr. Ming-Chao Huang, Mr. Chih-Hsiang Tang, Mr. Chung-Yi Sun, and Mr. Jung-Te Chang ordinarily reside within Taiwan (Ms. Min-Jie Cui ordinarily resides within Mainland China). As a result, it may be difficult for you to effect service of process upon us or those persons inside Taiwan. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against MKD and its officers and directors as none of them currently resides in the U.S. or has substantial assets located in the U.S.

Taiwan courts will recognize a final judgment (for which the period for appeal has expired or from which no appeal can be taken) obtained against MKD, its officers or directors in any court other than Taiwan courts without further review of the merits of such judgment, if it is satisfied that: (a) the court rendering the judgment had jurisdiction over the subject matter according to the laws of Taiwan; (b) the judgment or the court proceedings resulting in the judgment was not contrary to the public order or good morals of Taiwan; (c) if the judgment was rendered by default by the court rendering the judgment, (i) MKD or its officers, directors or such persons was duly served in the jurisdiction of such court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on MKD or its officers, directors or such persons with judicial assistance of Taiwan; and (d) judgments of Taiwan courts would be recognized and enforceable in the jurisdiction of the court rendering such judgment on a reciprocal basis. Hence, in certain cases, claimants may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against MKD’s group entities or management.

Risks Related to the Company’s Securities

The Company may be unable to maintain the listing of its securities in the future.

There can be no assurance that the securities of the Company will continue to be listed on Nasdaq. Nasdaq imposes certain quantitative and qualitative standards for the continued listing and trading of the Company’s securities on Nasdaq.

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On November 14, 2024, the Company received a deficiency notice from Nasdaq notifying the Company that for the last 30 consecutive business days, or from October 3, 2024 to November 13, 2024, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the minimum of $15 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company is given 180 calendar days from the date of the Nasdaq Notice, or until May 13, 2025 (the “Compliance Date”), to regain compliance with respect to the MVPHS Requirement. To regain compliance with the MVPHS Requirement, the Company’s MVPHS must close at $15 million or more for a minimum of ten consecutive business days during the compliance period ending on the Compliance Date. If at anytime during the compliance period the Company’s MVPHS closes at $15 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed. However, if the Company does not regain compliance by the Compliance Date, Nasdaq will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearing’s panel. However, there can be no assurance that, if the Company receives a delisting notice from the Staff and appeals the delisting determination, such appeal would be successful.

On February 10, 2025, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department of Nasdaq. Based upon the closing bid price of the Company’s ordinary shares over the 30 consecutive business day period between December 24, 2024 and February 7, 2025, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Ordinary Shares for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Company has been provided a compliance period of 180 calendar days from the date of the notice, or until August 11, 2025, to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before August 11, 2025, the closing bid price of the Ordinary Shares reaches or exceeds $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to August 11, 2025, in order to regain compliance. If the Company does not regain compliance with the Minimum Bid Price Requirement during the initial 180 calendar day period, the Company may be eligible for additional time for compliance. To qualify, the Company would be required to transfer the listing of its securities from The Nasdaq Global Market to The Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement. Additionally, the Company would need to provide written notice of its intention to cure the deficiency during the second compliance period. If Nasdaq determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the additional compliance period, Nasdaq will provide notice that the Ordinary Shares will be subject to delisting. The Company would have the right to appeal a determination to delist its Ordinary Shares to a hearings panel. The Company intends to actively monitor the closing bid price of the Ordinary Shares and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will regain compliance during the initial 180-day compliance period, secure a second compliance period or maintain compliance with the other Nasdaq Listing Rules.

On September 19, 2024, the Company received a notification letter from Nasdaq, indicating that the Company was no longer in compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) since the Company failed to meet the MVLS Requirement for a period of 30 consecutive business days from August 5, 2024 to September 18, 2024. Consequently, the Company applied for a transfer of its ordinary shares from the Nasdaq Global Market to the Nasdaq Capital Market. On March 20, 2025, Nasdaq notified the Company that it had approved the Company’s application to list its ordinary shares on the Nasdaq Capital Market. The listing of the Company’s Ordinary Shares were transferred to the Nasdaq Capital Market at the opening of business on March 25, 2025.

To remedy any deficit in funds or shareholder equity in order to satisfy Nasdaq’s continuing listing standards or other minimum bid price requirements, if any, the Company may have to raise additional funding through dilutive equity investments or other external sources, but there is no certainty such external funding will be available or on acceptable terms, or the Company may have to conduct reverse stock splits to consolidate its shares. If the Company fails to meet Nasdaq’s continued listing requirements and Nasdaq delists the Company’s Ordinary Shares from trading on its exchange and the Company is not able to list its securities on another national securities exchange, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Company’s Ordinary Shares;

●	reduced liquidity and trading price for the Company’s Ordinary Shares;

●	a limited amount of news and analyst coverage for the Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

There is no certainty that an active trading market will develop for, or of the market price of, the Company’s Ordinary Shares they will receive or that the Company will successfully obtain authorization for listing on Nasdaq.

The Company is a newly formed entity and prior to the business combination with Cetus Capital it has not issued any securities in the U.S. markets; nor has there been extensive information about it, its businesses, or its operations publicly available. However, the listing of shares on Nasdaq does not ensure that a market for the Company’s Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Company’s Ordinary Shares and the Company’s Ordinary Shares may trade at a price less than the previous offer and market price of Cetus Capital common stock.

Even if the Company is successful in developing a public market for the Company’s Ordinary Shares, there may not be enough liquidity in such market to enable shareholders to sell their shares. If a public market for the Company’s Ordinary Shares does not develop, investors may not be able to re-sell their shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. The Company cannot predict the extent to which investor interest in the Company will lead to the development of an active, liquid trading market. The trading price of and demand for the Company’s Ordinary Shares and the development and continued existence of a market and favorable price for the Company’s Ordinary Shares will depend on a number of factors, including the development of a market following, including by analysts and other investment professionals, the business, operations, results and prospects of the Company, general market and economic conditions, governmental actions, regulatory considerations, and legal proceedings and developments. These and other factors may impair the development of a liquid market and the ability of investors to sell the Company’s Ordinary Shares at an attractive price. These factors also could cause the market price and demand for the Company’s Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Company’s Ordinary Shares. Many of these factors and conditions are beyond the control of the Company or the Company shareholders.

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The Company’s share price may be volatile and could decline substantially.

The market price of the Company’s Ordinary Shares may be volatile, both because of actual and perceived changes in the Company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in the Company’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of MKD or other companies in the same industry;

●	changes in economic and financial market conditions;

●	changes in the market valuations of other companies in the same industry;

●	announcements by the Company or its competitors of new services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving the Company;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting the Company or its industry;

●	the trading volume of the Company’s Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on the Company’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in financial estimates by research analysts;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of the Company’s Ordinary Shares.

The Company may issue additional ordinary shares or other equity or convertible debt securities without approval of the holders of the Company’s Ordinary Shares, which would dilute existing ownership interests and may depress the market price of the Company’s Ordinary Shares.

The Company may issue additional ordinary shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the Company’s Ordinary Shares in certain circumstances, given its status as a foreign private issuer and its reliance on certain exemptions from the Nasdaq listing rules available to foreign private issuers.

The Company’s issuance of additional ordinary shares or other convertible equity or debt securities of equal or senior rank would have the following effects: (1) the proportionate ownership interest of the Company’s existing shareholders may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding the Company’s Ordinary Share may be diminished; and (4) the market price of the Company’s Ordinary Shares may decline.

The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

The Company is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, the Company will incur relevant legal, accounting and other expenses, and these expenses may increase even more if the Company no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that the Company files annual and current reports with respect to the Company’s business and operating results. The Sarbanes-Oxley Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. the Company may need to hire more employees or engage outside consultants to comply with these requirements, which will increase the Company’s costs and expenses.

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Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. It is expected that these laws and regulations will increase the Company’s legal and financial compliance costs and will render some activities more time-consuming and costly, although these costs cannot currently be estimated with any degree of certainty.

Many members of the Company’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. the Company’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing the Company’s growth strategy, which could prevent the improvement of the Company’s business, financial condition and results of operations. Furthermore, it is expected that these rules and regulations will make it more difficult and more expensive to obtain director and officer liability insurance for the Company, and consequently the Company may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of the Company’s Board, particularly to serve on the Company’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure in filings required of a public company, the Company’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, the Company’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in the Company’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on the Company’s business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of the Company’s securities.

The trading market for the Company’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for the Company’s Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of the Company’s Ordinary Shares that largely exceeds supply may lead to price volatility in the Company’s Ordinary Shares. Investors may purchase the Company’s Ordinary Shares to hedge existing exposure or to speculate on the price of the Company’s Ordinary Shares. Speculation on the price of the Company’s Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of the Company’s Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase the Company’s Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Company’s Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Company’s Ordinary Shares that are not directly correlated to the operating performance of the Company.

It is not expected that the Company will pay dividends in the near future.

It is expected that the Company will retain most, if not all, of the Company’s available funds and any future earnings to fund the development and growth of the Company’s business. As a result, it is not expected that the Company will pay any cash dividends in the near future.

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The Company’s Board will have complete discretion as to whether to distribute dividends. Even if the Company’s Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from the Company’s subsidiaries, the Company’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that the Company’s shares will appreciate in value or that the trading price of the shares will not decline.

If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about the Company, the price and trading volume of the Company’s securities could decline significantly.

The trading market for the Company’s Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about the Company or its business. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, the trading price for the Company’s Ordinary Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover the Company downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on the Company, demand for the Company’s Ordinary Shares could decrease, which might cause the share price and trading volume of the Company’s Ordinary Shares to decline.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.

As a foreign private issuer, the Company will be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (1) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (2) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (3) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (4) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

The Company will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, the Company may publish the Company’s results through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information the Company is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about the Company than you would receive about a U.S. domestic public company.

The Company could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (1) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (2) more than 50% of the Company’s assets are located in the United States; or (3) the Company’s business is administered principally in the United States. If the Company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

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As a BVI business company, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq corporate governance listing standards.

The Company is a BVI business company. Nasdaq market rules permit a foreign private issuer like the Company to follow the corporate governance practices of the Company’s home country. Certain corporate governance practices in the BVI, which is the Company’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

1. Rule 5605(b)(2) of the Nasdaq Listing Rules, which requires that independent directors must have regularly scheduled meetings at which only independent directors are present.

2. Rule 5620(a) of the Nasdaq Listing Rules, which requires that each company listing common stock or voting preferred stock, and their equivalents, shall hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year-end.

3. Rule 5620(b) of the Nasdaq Listing Rules, which requires that each company that is not a limited partnership shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq.

4. Rule 5635(a) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or substantial shareholder (as defined by Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

5. Rule 5635(b) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

6. Rule 5635(c) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except for: (1) warrants or rights issued generally to all security holders of the company or stock purchase plans available on equal terms to all security holders of the company (such as a typical dividend reinvestment plan); (2) tax qualified, non-discriminatory employee benefit plans (e.g., plans that meet the requirements of Section 401(a) or 423 of the Internal Revenue Code) or parallel nonqualified plans, provided such plans are approved by the company’s independent compensation committee or a majority of the company’s independent directors; or plans that merely provide a convenient way to purchase shares on the open market or from the company at Market Value; (3) plans or arrangements relating to an acquisition or merger as permitted under IM-5635-1; or (4) issuances to a person not previously an employee or director of the company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the company, provided such issuances are approved by either the company’s independent compensation committee or a majority of the company’s independent directors. Promptly following an issuance of any employment inducement grant in reliance on this exception, a company must disclose in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved.

7. Rule 5635(d) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. (A) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. (B) “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

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8. Rule 5250(b)(3) of the Nasdaq Listing Rules, which requires that companies must disclose all agreements and arrangements in accordance with this rule by no later than the date on which the company files or furnishes a proxy or information statement subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 in connection with the company’s next shareholders’ meeting at which directors are elected (or, if they do not file proxy or information statements, no later than when the company files its next Form 10-K or Form 20-F).

9. Rule 5250(d) of the Nasdaq Listing Rules, which requires among others that each company (including a limited partnership) shall make available to shareholders an annual report containing audited financial statements of the company and its subsidiaries (which, for example, may be on Form 10-K, 20-F, 40-F or N-CSR) within a reasonable period of time following the filing of the annual report with the SEC; Nasdaq companies that distribute interim reports to shareholders should distribute such reports to both registered and beneficial shareholders; each company that is not a limited partnership and is subject to Rule 13a-13 under the Securities Exchange Act of 1934 shall make available copies of quarterly reports including statements of operating results to shareholders either prior to or as soon as practicable following the company’s filing of its Form 10-Q with the SEC; each company that is not a limited partnership and is not subject to Rule 13a-13 under the Securities Exchange Act of 1934 and that is required to file with the SEC, or other regulatory authority, interim reports relating primarily to operations and financial position, shall make available to shareholders reports which reflect the information contained in those interim reports.

As the Company is relying on these exemptions, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq. As such, the Company’s shareholders will be afforded fewer protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is a business company incorporated under the laws of the BVI, the Company conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside outside of the United States.

The Company is a business company incorporated under the law of the BVI. The Company conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside, outside the United States. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Likewise, it may also be difficult for an investor to enforce in United States courts judgments obtained against these persons in courts located in jurisdictions outside the United States.

The Company’s corporate affairs are governed by the Company’s memorandum and articles of association, the Companies Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of the Company’s directors to the Company under BVI law are to a large extent governed by the Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of the Company’s shareholders and the fiduciary responsibilities of the Company’s directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI.

Shareholders of BVI business companies such as the Company have limited rights under BVI law to inspect corporate documents and records. A shareholder is entitled upon written notice to inspect, and to make copies of or take extract of, the following: (i) the memorandum and articles of association; (ii) the register of members (i.e., the share register); (iii) the register of directors; and (iv) minutes of shareholder meetings and resolutions of shareholders and any class meetings for classes of shares held by that shareholder. the Company’s directors have a discretion under BVI law, if they are satisfied that it would be contrary to MKD’s interests to allow a shareholder to inspect any document, or part of a document, referred to in (ii) - (iv) above, to refuse to permit a shareholder to inspect the document or limit the inspection of the document, including limiting making copies o taking extracts from the records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, the Company’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. Therefore, you may not be able to effectively enjoy the protection offered by the U.S. laws and regulations that intend to protect public investors.

BVI companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

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Because the Company is incorporated under the laws of the BVI, it may be more difficult for its shareholders to enforce judgments against the Company than it would if they were shareholders of a company incorporated in another jurisdiction.

There is no statutory recognition in the BVI of judgments obtained in the United States, although any final and conclusive monetary judgment for a definite sum obtained against the Company in U.S. federal or state courts would be treated by the BVI courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action was submitted prior to the rendering of the judgment by the BVI courts;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

There is therefore uncertainty with regard to BVI law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI are also unlikely to recognize or enforce the judgment against a BVI company. Because the courts of the BVI have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the BVI.

The Company is an “emerging growth company,” as defined under the federal securities laws, and the Company cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors.

The Company will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that the Company will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of the Company’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. If the Company elects not to opt out of such extended transition period, which means that when a standard is issued or revised and the Company has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

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Furthermore, even after the Company no longer qualifies as an “emerging growth company,” as long as the Company continues to qualify as a foreign private issuer under the Exchange Act, the Company will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, the Company will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, the Company’s shareholders may not have access to certain information they deem important. the Company cannot predict if investors will find the Company’s Ordinary Shares less attractive because the Company relies on these exemptions. If some investors find the Company’s Ordinary Shares less attractive as a result, there may be a less active trading market and share price for the Company’s Ordinary Shares may be more volatile.

The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.

The Company’s warrant agreement provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) the Company irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. the Company will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. There is uncertainty as to whether a court would enforce this exclusive forum provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Company’s warrants shall be deemed to have notice of and to have consented to the forum provisions in the Company’s warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Company’s warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Company’s warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect the Company’s business, financial condition and results of operations and result in a diversion of the time and resources of the Company’s management and board of directors.

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The Company is not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

The Company is not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the Company is not required to observe any restrictions in respect of its conduct save as specified in its memorandum and articles of association.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm the Company’s and Cetus Capital’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the business combination of the Company with Cetus Capital. Any stockholder litigation and/or regulatory investigations against the Company or Cetus Capital, whether or not resolved in the Company’s or Cetus Capital’s favor, could result in substantial costs and divert the Company’s management’s attention from other business concerns, which could adversely affect the Company’s business, financial condition and results of operations and the ultimate value the Cetus Capital stockholders receive as a result of the consummation of the Business Combination.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the business operations of MKD Technology.

The Company is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that the Company file annual and current reports with respect to its business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that the Company establish and maintain effective internal control over financial reporting. As a result, the Company will incur significant legal, accounting and other expenses that it did not previously incur. The Company’s entire management team and many of its other employees will need to devote substantial time to compliance and may not effectively or efficiently manage its transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing the Company’s business strategy, which could prevent it from improving its business, financial condition, cash flows and results of operations. The Company has made, and will continue to make, changes to its internal control over financial reporting, including information technology controls, and procedures for financial reporting and accounting systems to meet its reporting obligations as a public company. However, the measures the Company takes may not be sufficient to satisfy its obligations as a public company. If the Company does not continue to develop and implement the right processes and tools to manage its changing enterprise and maintain its culture, its ability to compete successfully and achieve its business objectives could be impaired, which could negatively impact its business, financial condition, cash flows and results of operations. In addition, the Company cannot predict or estimate the amount of additional costs it may incur to comply with these requirements. The Company anticipates that these costs will materially increase its general and administrative expenses.

These rules and regulations result in the Company’s incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the Company expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance, and the Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified people to serve on the Company’s board of directors, or committees thereof, or as executive officers of the Company.

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As a public reporting company, the Company is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.

The Company is a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations will require, among other things, that the Company establish and periodically evaluate procedures with respect to its internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on the Company’s financial and management systems, processes and controls, as well as on its personnel. In addition, as a public company, the Company will be required to document and test its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that its management can certify as to the effectiveness of its internal control over financial reporting.

The Company may not be able to generate sufficient cash or raise sufficient funds from external investors to service all of its obligations and indebtedness and may be forced to take other actions to satisfy obligations under its indebtedness, which may not be successful.

The Company’s ability to make scheduled payments on or to refinance its debt obligations will depend on its future operating performance and on economic, financial, competitive, legislative and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which the Company and its subsidiaries may be subject. Many of these factors may be beyond the Company’s control. The Company cannot assure you that its business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized or that future borrowings will be available to the Company in an amount sufficient to enable it to satisfy its obligations under its indebtedness or to fund its other needs. If the cash flows and capital resources of the Company are insufficient to service its indebtedness, it may be forced to reduce or delay acquisitions, sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit the Company to meet its scheduled debt service obligations. The Company’s ability to restructure or refinance its indebtedness will depend on the condition of the capital markets and its financial condition at such time. Any refinancing of its indebtedness could be at higher interest rates and may require it to comply with more onerous covenants, which could further restrict the business operations of the Company. In addition, the terms of any future debt agreements may restrict the Company from adopting some of these alternatives. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. The Company may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that the Company could realize from any such dispositions may not be adequate to meet its debt service obligations then due. The Company’s inability to generate sufficient cash flow to satisfy its debt service or other obligations, or to refinance its indebtedness on commercially reasonable terms or at all, could have a material adverse effect on its business, cash flows, financial condition and results of operations.

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Anti-takeover provisions contained in the Company’s memorandum and articles of association, as well as provisions of BVI law, could impair a takeover attempt.

The Company’s Amended and Restated Memorandum and Articles of Association contain provisions to limit the ability of others to acquire control of the Company or cause the Company to engage in change-of-control transactions. These provisions could have the effect of depriving the Company’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of the Company in a tender offer or similar transaction. For example, the Company’s Board will have the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more classes or series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with the Company’s Ordinary Shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. If the Company’s Board decides to issue preferred shares, the price of the ordinary shares of the Company may fall and the voting and other rights of the holders of the ordinary shares of the Company may be materially and adversely affected.

The market price of the Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

Following the consummation of the business combination with Cetus Capital, the market price of the Ordinary Shares is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	the Company’s earnings or those of other companies in its industry compared to market expectations;

●	the size of the Company’s public float and market capitalization;

●	the inability to obtain or maintain the listing of the Ordinary Shares on Nasdaq;

●	the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the Company’s ability to grow and manage growth profitably and retain its key employees;

●	coverage by or changes in financial estimates by securities or industry analysts or failure to meet their expectations;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes in senior management or key personnel;

●	changes in applicable laws or regulations;

●	risks relating to the uncertainty of the Company’s projected financial information;

●	risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Company’s Ordinary Shares, regardless of the Company’s actual operating performance. Furthermore, due to their cost of acquiring the Company’s Ordinary Shares other than through the IPO of Cetus Capital being significantly less than the effective price per share of Cetus Capital common stock paid by investors in the IPO of Cetus Capital, the ability of such insiders who acquired shares at a lower cost to sustain the negative effects of any such volatility will be much greater than such investors in the IPO of Cetus Capital or investors that acquired Cetus Capital common stock in the open market following the consummation of the IPO of Cetus Capital.

Volatility in the Company’s stock price could subject the Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

The future sales of shares by the Company’s shareholders and future exercise of registration rights may adversely affect the market price of the Company’s Ordinary Shares.

Sales of a substantial number of the Company’s Ordinary Shares in the public market could occur at any time. If the Company’s shareholders sell, or the market perceives that such shareholders intend to sell, substantial amounts of the Company’s Ordinary Shares in the public market, the market price of the Company’s Ordinary Shares could decline. The presence of these additional securities trading in the public market may have an adverse effect on the market price of the Ordinary Shares.

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ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

The Company was incorporated in the BVI in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following:

●	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	BVI companies may not have standing to sue before the federal courts of the United States.

The Company’s Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the Company, the Company’s officers, directors and shareholders, be arbitrated.

All of the Company’s operations are conducted outside the United States, and all of the Company’s assets are located outside the United States. A majority of the Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States, including in Taiwan and China. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Company has appointed Puglisi & Associates as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Combination.

There is uncertainty as to whether the courts of the BVI would:

●	recognize or enforce judgments of United States courts obtained against the Company or the Company’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against the Company or the Company’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

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It is uncertain whether the courts of the BVI will allow shareholders of the Company to originate actions in the BVI based upon securities laws of the United States. In addition, there is uncertainty with regard to BVI law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI company, such as the Company. As the courts of the BVI have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the BVI. Although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), any final and conclusive monetary judgment for a definite sum obtained against the Company in U.S. federal or state courts would be treated by the BVI courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action was submitted prior to the rendering of the judgment by the BVI courts;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Taiwan and PRC

All or a significant portion of the assets of the Company (including its subsidiaries) are located outside the United States, with a substantial portion of those assets being located in Mainland China and Taiwan. All of our directors and officers will reside and hold substantially all of their assets outside of the United States, with Mr. Ming-Chia Huang, Mr. Ming-Chao Huang, Mr. Chih-Hsiang Tang, Mr. Chung-Yi Sun, and Mr. Jung-Te Chang ordinarily being residents of Taiwan and with Ms. Min-Jie Cui being a resident of Mainland China. As a result, it may be difficult, or in some cases impossible, for investors in the United States to enforce their legal rights even if their rights under the U.S. federal securities laws or other laws have been infringed upon, to effect service of process upon some or all of our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors, officers and/or assets under United States or BVI laws.

It may be difficult for you to effect service of process upon the Company or those persons inside Taiwan. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Company and its officers and directors as none of them currently resides in the U.S. or has substantial assets located in the U.S. Taiwan courts will recognize a final judgment (for which the period for appeal has expired or from which no appeal can be taken) obtained against the Company, its officers or directors in any court other than Taiwan courts without further review of the merits of such judgment, if it is satisfied that: (a) the court rendering the judgment had jurisdiction over the subject matter according to the laws of Taiwan; (b) the judgment or the court proceedings resulting in the judgment was not contrary to the public order or good morals of Taiwan; (c) if the judgment was rendered by default by the court rendering the judgment, (i) the Company or its officers, directors or such persons was duly served in the jurisdiction of such court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on the Company or its officers, directors or such persons with judicial assistance of Taiwan; and (d) judgments of Taiwan courts would be recognized and enforceable in the jurisdiction of the court rendering such judgment on a reciprocal basis. Hence, in certain cases, claimants may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against the Company’s group entities or management.

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With respect to the directors or officers of the Company who reside in China, you should note that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the BVI and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

As of the date of this prospectus, save for a filing with the CSRC which has been submitted on September 21, 2023 in connection with the business combination with Cetus Capital, neither the Company nor any of its subsidiaries is currently required to obtain any other permissions or approvals from Chinese authorities, including the CSRC or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors. According to the Overseas Listing Trial Measures and communication with the CSRC, MKD is not within the scope of the Overseas Listing Trial Measures. However, if the Company or any of its subsidiaries were required to obtain permissions or approvals in the future and were denied permissions or approvals from Chinese authorities to list on U.S. exchanges, neither the Company nor any such subsidiary will be able to continue listing on U.S. exchange, which could materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permissions or approvals from the PRC government to list on U.S. exchanges in the future, and even when such permission or approval is obtained, whether it will be denied or rescinded. As of the date of this prospectus, the Company and its subsidiaries have not been denied any permissions or approvals that they are required to obtain from Chinese authorities to operate their business. Although the Company and its subsidiaries are currently not required to obtain permission or approval from any PRC government agency and have not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

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DIVIDEND POLICY

The Company has never declared or paid any cash dividends on our Ordinary Shares. We currently intend to retain any future earnings, if any, and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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TAXATION

The following discussion of British Virgin Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

Under the current laws of the BVI, the Company is not subject to income, corporation or capital gains tax in the BVI. In addition, the Company’s payment of dividends, if any, is not subject to withholding tax in the BVI.

People’s Republic of China Taxation

Under the PRC EIT Law, which became effective on January 1, 2008 and most recently amended on December 29, 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the PRC EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC:

●	senior management personnel and departments that are responsible for daily production, operation and management;

●	financial and personnel decision-making bodies;

●	key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and

●	half or more of the senior management or directors having voting rights.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained outside the PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises.

However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our British Virgin Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders.

In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us).

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These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Material U.S. Federal Income Taxation Considerations

The following discussion describes certain material United States federal income tax consequences to U.S. Holders (defined below) of an investment in our Ordinary Shares. This summary applies only to investors that hold or will hold our Ordinary Shares or Warrants as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This discussion is based on the United States Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), as in effect on the date of this prospectus and on United States Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. The summary below does not discuss certain United States federal income tax consequences that may be relevant to a particular U.S. Holder’s particular circumstances, such as consequences relating to the Medicare contribution tax on net investment income or the alternative minimum tax.

The following discussion neither deals with the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations such as:

●	banks;

●	certain financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker dealers;

●	United States expatriates;

●	traders that elect to use the mark-to-market method of accounting;

●	tax-exempt entities;

●	persons holding Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively (including through the ownership of Warrants) own 10% or more of our stock, by total combined voting power or by value;

●	persons who acquired Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding Ordinary Shares through partnerships or other pass-through entities.

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INVESTORS SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE AND LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES RECEIVED UPON EXERCISE OF THE WARRANTS.

The discussion below of the United States federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares or Warrants and you are, for United States federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Internal Revenue Code Section 7701(a)(30), or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds Ordinary Shares or Warrants, the tax treatment of a partner will generally depend upon the status and the activities of the partnership. A U.S. Holder that is a partner in a partnership holding Ordinary Shares is urged to consult its tax advisor.

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of any distributions we make to you with respect to our Ordinary Shares (without reduction for any amounts withheld) generally will be includible in your gross income as foreign source dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other United States corporations.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under United States federal income tax principles), such excess amount will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and then, to the extent such excess amount exceeds your tax basis in your Ordinary Shares, as capital gain. However, we currently do not, and we do not intend to, calculate our earnings and profits under United States federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, dividends may be taxed at the lower capital gains rate applicable to “qualified dividend income”, provided that (1) our Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a qualifying income tax treaty with the United States, (2) we are neither a PFIC nor treated as such with respect to you (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year, and (3) the Ordinary Shares are held for a holding period of more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

Ordinary Shares are generally considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Ordinary Shares currently are. If we are treated as a “resident enterprise” for PRC tax purposes (see “Taxation — People’s Republic of China Taxation”), we may be eligible for the benefits of the income tax treaty between the United States and the PRC (the “Treaty”). You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends paid with respect to our Ordinary Shares.

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Any non-U.S. withholding tax (including any PRC withholding tax (see “Taxation — People’s Republic of China Taxation”)) paid (or deemed paid) by a U.S. Holder at the rate applicable to such Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. Any dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends distributed by us with respect to Ordinary Shares will generally constitute “passive category income.”

The rules relating to the determination of the foreign tax credit are complex and U.S. Holders should consult their tax advisors to determine whether and to what extent a credit would be available in their particular circumstances, including the effects of any applicable income tax treaties.

Taxation of a Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, upon a sale or other disposition of Ordinary Shares, a U.S. Holder will generally recognize a capital gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount realized (including the amount of any tax withheld) and such U.S. Holder’s tax basis in such Ordinary Shares. Any such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in our Ordinary Shares at the time of the disposition exceeds one year. Long-term capital gain of individual U.S. Holders generally will be subject to United States federal income tax at reduced tax rates. The deductibility of capital losses is subject to limitations.

Any such gain or loss that you recognize generally will be treated as United States source income or loss for foreign tax credit limitation purposes. However, if we are treated as a “resident enterprise” for PRC tax purposes, we may be eligible for the benefits of the Treaty. In such event, if PRC tax were to be imposed on any gain from the disposition of our Ordinary Shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat the gain as PRC source income for foreign tax credit purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances, including the effects of any applicable income tax treaties.

Passive Foreign Investment Company

A non-United States corporation will be a PFIC for United States federal income tax purposes for any taxable year if, after applying certain look-through rules, either:

●	at least 75% of its gross income for such taxable year is passive income (the income test), or

●	at least 50% of the total value of its assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income (the asset test).

For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Passive income generally includes rents, royalties, dividends, interest and certain gains. Cash is a passive asset for these purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income. Although “passive income” generally includes rents, certain “active rental income” is not considered passive for purposes of determining whether a company is a PFIC.

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Based on the manner in which we currently operate our business, the expected composition of our income and assets, and the value of our assets, including goodwill, although not clear, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and the application of the PFIC rules is subject to uncertainty in several respects. The value of our assets for purposes of the PFIC determination will generally be determined by reference to the market price of our Ordinary Shares, which could fluctuate significantly. In addition, our PFIC status will depend on the manner in which we operate our workspace business (and the extent to which our income from workspace membership continues to qualify as active for PFIC purposes). Because of these uncertainties, there can be no assurance we will not be a PFIC for the current taxable year, or will not be a PFIC in the future.

If we are a PFIC for any taxable year during your holding period for our Ordinary Shares (or under proposed United States Treasury regulations, the Warrants), we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Ordinary Shares, and, although subject to uncertainty, potentially our Ordinary Shares received upon exercise of the Warrants. Certain elections (such as a “deemed sale” election) may be available under certain circumstances.

For each taxable year that we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you recognize from a sale or other disposition (including a pledge) of our Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period;

●	the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us (as described above under “Taxation — Taxation of Dividends and Other Distributions on Ordinary Shares”) if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other disposition of our Ordinary Shares cannot be treated as capital gains, even if you hold our Ordinary Shares as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs or we make direct or indirect equity investments in other entities that are PFICs, you may be deemed to own a proportionate interest in such lower-tier PFICs that are directly or indirectly owned by us, and you may be subject to the adverse tax consequences described in the preceding paragraphs with respect to the shares of such lower-tier PFICs that you would be deemed to own. As a result, you may incur liability for any excess distribution described above if we receive a distribution from our lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the applicability of the PFIC rules to any of our subsidiaries.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the PFIC rules described above regarding excess distributions and recognized gains. The mark-to-market election is available only for “marketable stock.”. If you make a valid mark-to-market election for our Ordinary Shares, you will include in income for each year that we are a PFIC an amount equal to the excess, if any, of the fair market value of our Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of our Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on our Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on our Ordinary Shares, as well as to any loss realized on the actual sale or other disposition of our Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in our Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, any distributions that we make would generally be subject to the tax rules discussed above under “Taxation — Taxation of Dividends and Other Distributions on Ordinary Shares,” except that the lower rate applicable to qualified dividend income (discussed above) would not apply.

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The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in the applicable United States Treasury regulations, and may not include Warrants. Nasdaq is a qualified exchange. Our Ordinary Shares and Warrants are listed on Nasdaq and, consequently, if you are a holder of Ordinary Shares or Warrants and our Ordinary Shares or Warrants are regularly traded, the mark-to-market election might be available to you if we become a PFIC. Because a mark-to-market election may not be made for equity interests in any lower-tier PFICs we own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. You should consult your tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Alternatively, if a non-United States corporation is a PFIC, a holder of shares in that corporation may avoid taxation under the PFIC rules described above regarding excess distributions and recognized gains by making a “qualified electing fund” election (a “QEF Election”) to include in income its share of the corporation’s income on a current basis. However, you may make a QEF Election with respect to our Ordinary Shares only if we agree to furnish you annually with certain tax information. We do not intend to provide information necessary for U.S. Holders to make QEF Elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

A U.S. Holder of a PFIC is generally required to file an annual report with the U.S. Internal Revenue Service. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisor regarding the application of the PFIC rules to your investment in our Ordinary Shares and our Ordinary Shares received upon exercise of the Warrants.

Information Reporting and Backup Withholding

Any dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your United States federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) are required to report information relating to an interest in our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our Ordinary Shares and our Ordinary Shares received upon exercise of the Warrants.

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BUSINESS

Overview

MKD uses artificial intelligence of things (“AIoT”) technology to bring comfort and safety to travelers, leading to a more intelligent future of travel. Our mission is to use AIoT technology to enable Intelligent, Secure, and Comfortable driving to make life on the road more colorful. MKDWELL Tech Inc., or the Company, is a business company incorporated in the BVI as a holding company. The Company’s Ordinary Shares are listed on the Nasdaq Global Market, and the Company’s Warrants are listed on the Nasdaq Capital Market. Following the completion of the Company’s Business Combination with Cetus Capital, the business of the Company is conducted through its main operating subsidiaries, which are MKD Taiwan, based in Hsinchu, Taiwan, and MKD Jiaxing and MKD Shanghai, based in Mainland China.

The MKD Group was founded in 2006 and is headquartered in the Hsinchu Science Park of Taiwan, which is the key hub for Taiwan’s technological development and the nucleus for worldwide semiconductor development, and where outstanding scientific and technological talents from Taiwan are gathered. Our development started with automotive electronics as its core, and this has remained our focus to this day. Our core management team has more than 15 years of work experience and qualifications in related fields. Since our early days, we have come a long way and have emerged as one of the leading suppliers of automotive electronics for passenger cars, modified commercial vehicles, camper vans and logistics vehicles. Our business coverage extends across the spectrum of research and development, design, production and sales of automotive electronic products. Our main products are intelligent camper vans control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, vehicle seat control system, and we provide customers with ODM and OEM customized services. We design, manufacture and supply our products to our customers through our design center located in Hsinchu Science Park, Taiwan and our manufacturing plant in Jiaxing Science and Technology City, Jiaxing City, Zhejiang Province, China. The Group has obtained various certification and qualifications, including IATF 16949, ISO 9001, ISO 14001, ISO 45001, and other certifications for high-tech enterprises, small and medium-sized technology enterprises, as well as intellectual property management system certification.

Business Model

We are one of the leading manufacturer and supplier of electronic equipment for camper vans, business vehicles, and logistics vehicles, as well as various electronic products for commercial use in China. We manufacture our products primarily at our two manufacturing facilities located in the Jiaxing Science and Technology City, in Jiaxing city, Zhejiang province, China, and at Hsinchu Science Park, Taiwan.

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Our main buyers for automotive electronic products include automobile manufacturers and automobile component manufacturers in mainland China, while the primary buyers of our other electronic products are mainly industrial and consumer electronics manufacturers based in mainland China and Taiwan.

Camper product electronic equipment are fully customized products produced in small quantities with a wide variety of functionalities. Customers use these products in a broad range of environments due to the mobility and nature of camper vehicles, putting a heavy emphasis on comfort and intelligent features. Hence, we provide our customers with the ability to control and connect all electronic configurations and sensors inside the vehicle using industrial control screens and mobile applications. This enables control of the vehicle and mastery of all information onboard, aiming to achieve a comfortable user experience. Our current business model involves selling hardware installed with cloud software services.

Luxury business vehicles’ electronic equipment is designed for high-end vehicles, targeting top-tier consumers like corporate executives, wealthy businessmen, corporate hospitality, celebrities, and stars. These customers prioritize luxury configurations. Most have personal drivers, and hence the design and usage focus on cabin entertainment, comfort, and business operations, and business meetings. While these electronic products are highly customized, their limited quantity provides a higher profit margin opportunity. In addition to the product sales combination of hardware paired with software, we plan to utilize cloud services strategically in the future, allowing high-end users to pay more for services, thus increasing sales revenue.

Logistics vehicle electronic equipment is mainly used for logistics vehicle management and the management and control of goods in logistics vehicles. This includes monitoring cargo loading conditions and vehicle operational trajectories. We offer control over vehicles and provide real-time management data that is uploaded to the customer’s cloud platform. Customers can then add value to this data and offer it to transportation providers for management and analysis.

Our Automotive Electronics Business

Leveraging on our experience accumulated from the Company’s years of R&D capability and strength in the automotive electronics industry, our product range covers a wide array of automotive electronic products. This includes TOF laser radar for cargo detection management on logistics vehicles, smart display touch screen products, 4G T-Boxes, wireless charging devices, intelligent seat controllers, automotive control ECUs, sensor control ECUs, and intelligent camper control systems. Our goal is to provide intelligent automotive electronic products to enhance the experiences of both drivers and passengers and improve business functions during vehicle operations. We work closely with our clients throughout the design and manufacturing processes, continuously optimizing our product portfolio. We are constantly strengthening our R&D capabilities and aim to expand towards cloud services, inviting customers to provide feedback and suggestions based on their product needs and requirements.

Our Automotive Electronics Products

Our automotive electronic product line includes the following products:

TOF Laser Radar Product

Our TOF Laser Radar device incorporates the Time of Flight (TOF) technology to integrate imaging with laser light communication and 4G communication, and also combines the AI computing capabilities of the device itself with cloud computing to detect the container capacity and volume of goods in the logistics container bay. Through 4G communication, it facilitates the planning and arrangement of cargo loading and the tracking of cargo flow, allowing customers to use mobile equipment to monitor their cargo and track its logistics record by image presentation. This product applies AI algorithms for the placement, volume calculation, and tracking of any changes or movements of goods, and is suitable for use in containers or logistics vehicles.

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Smart Touch Screen Device

Our Smart Touch Screen Device serves as a user interface for vehicle control and serves to control various functionalities in the entire vehicle. This product line includes touch screens with dimensions of 4.3 inches, 5 inches, 7 inches, and 10 inches, and is applied in automobiles, campers, luxury business vehicles, and logistics vehicles.

4G T-Box Product

Our Vehicle Internet Controller (“4G T-Box”) is an integrated system featuring 4G, WIFI, Bluetooth, GPS, Gyroscope, Microphone, and CAN/LIN communication network technologies. It provides the user with vehicle information status, remote control, and shared network for multimedia services, including customer service over voice communication, OTA Upgrade, and vehicle data collection. Vehicles with the 4G T-Box product can effectively connect with customers or vehicle operators. Car manufacturers or operators can offer a variety of value-added services through this 4G T-Box, such as entertainment services, vehicle safety, and vehicle tracking. The 4G T-Box provides a system for exchanging voice information between vehicles and the online service backend, allowing the observation and sharing of vehicle information and status, and allowing dynamic information to be accessible and efficiently utilized on the information network platform. It monitors the operating status of all vehicles and offers comprehensive services based on different needs. This product is used in automobiles, campers, luxury business vehicles, and logistics vehicles.

Wireless Charger

The Wireless Charger is used in campers and luxury business vehicles, and is installed for customer convenience, mainly providing wireless charging services for mobile devices. Currently, this product is used in automobiles, campers, and luxury business vehicles.

Smart Seat Controller

Our Smart Seat Controller differs from traditional seat controllers. It offers an interactive mechanism with the Vehicle In-Vehicle Infotainment (IVI) Machine, providing diverse comfort controls for the seat, such as ventilation, heating, massage, lumbar support, Bluetooth, LIN/CAN communication, OTA functionality, and cellphone application control. The cellphone application control requires pairing with the 4G T-Box, IVI machine, or Bluetooth communication to offer a more comfortable travel experience for customers. This product is used in automobiles, campers, and luxury business vehicles.

Vehicle Control ECU

The Vehicle Control ECU device provides additional services beyond those offered by automobile manufacturers. If additional automobile parts are installed, these might be incompatible with the vehicle. Thus, this product is primarily offered to customers as a solution for non-standard automobile parts, ensuring new parts integrate and function with the vehicle seamlessly. This product is generally used in automobiles, campers, and luxury business vehicles.

Sensor Control ECU

The Sensor Controller ECU device mainly controls vehicle sensors (such as air quality, black water, gray water, clear water, temperature, lighting, fire, and security), allowing users to have a clear understanding of the status of all vehicle sensors. When paired with the 4G T-Box, it can be controlled via a cellphone application. Combined with the smart touchscreen product, users can visualize and understand the collected information. This is generally used in automobiles, campers, luxury business vehicles, etc.

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Smart Camper Control System

The Smart Camper Control System modernizes camper vehicles, enhancing the camping and comfort experience for users. The traditional camper vehicle only offers basic amenities, such as water tanks, showers, bathrooms, kitchens, furniture, and appliances (including refrigerators, TVs, gaming consoles, washing machines). These configurations cannot effectively communicate and integrate with each other.

Our intelligent control system revolutionizes this ecosystem. By operating in conjunction with several components (such as our 4G T-Box, Main Controller ECU, Sub Controller ECU, Sensor Controller ECU, Vehicle Controller ECU, Power Management Controller, Voice Controller ECU, Air Controller ECU, Camera Security System) and cloud system, the system provides comprehensive information and status updates, dramatically improving the user experience. The future development of this intelligent system involves using cloud resources to integrate campsite information, offering an enhanced experience and travel enjoyment through the Company’s cloud platform. This product is used in automobiles, campers, trailer campers, and luxury business vehicles.

Contract Terms

The material terms in our typical product sale agreements are set out below:

Credit terms	Payment due 30 to 90 days after delivery

After-sale services	3 years after sale or 100,000 kilometers of vehicle mileage

Warranty	3 years after sale or 100,000 kilometers of vehicle mileage

Our ODM and OEM Business

Leveraging on our technical capabilities in industrial electronics and automotive electronics, we offer customers customized design and manufacturing services. This approach maximizes the efficiency of R&D and production. By providing ODM services, we can gain insights into the diverse product ideas and visions of different clients, thereby exploring potential technological advancements for the future growth of our Company.

We also provide private-label services to our customers. For our products that are already mature or have been designed and produced, we offer them to our clients for adoption as their own products for packaging and sale under their own brand. Through this process, we can diversify our product sales portfolio and gradually expand our R&D capabilities in line with market trends.

Additionally, we supply circuit boards to customers, allowing them to develop their own external casings and transform these components into their proprietary products. Some clients purchase our circuit boards to develop their own software and apply the products in various application domains, such as motor control printed circuit board assembly, which can be used in automotives as seat control ECU, or curtain control boxes in intelligent home equipment.

Contract Terms

The material terms in our typical ODM/OEM supply agreements are set out below:

Scope	We design and manufacture according to customer requirements.

Fees	Payment due 30 to 90 days after delivery

Warranty	18 months from the delivery date

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Future Camper Van Operations

In line with the policy of the Chinese government on promoting rural tourism and the growing revitalization of rural industries, coupled with MKD Taiwan’s expertise in electronic equipment for RVs, MKD sees an opportunity to capitalize on this growing trend. By extending the supply chain of camper van components to managing camping sites, MKD believes that operating campgrounds and offering sales and management services for camper vans presents a promising business model.

This business model primarily involves collaboration with Mainland China local governments or authorized scenic area operators to establish camping sites through land leasing or Build-Operate-Transfer (BOT) arrangements. The goal is to operate camping sites to facilitate the sale or leasing of camping vehicles, as well as provide post-sales operational management services and related supplementary income.

The camping vehicle business process includes:

●	Obtaining Camping Site Land:

Obtaining land through leasing or BOT arrangements from local governments or authorized scenic areas. After obtaining the operational rights to the camping site, planning and appropriate modifications are carried out.

●	Sale or Lease of Camping Vehicles:

Customers acquire camping vehicles through one-time or installment purchases from MKD Taiwan or obtain leased vehicles from rental companies in collaboration with MKD Taiwan.

●	Camping Site Operation:

Operating camping sites through online tourism platforms, shopping platforms, media promotions and regularly organizes lifestyle experiences and themed events to attract customers to the camping sites.

This includes using MKD Taiwan’s Smart Camper Control System modernizes camper vehicles to enhance the camping and comfort experience for users. The integration of intelligent RVs combines life and technology allows users to experience a smart lifestyle through their smartphones or other hardware, modernizes camper vehicles, and enhances the camping and comfort experience for users.

As of the date of this report, MKD has not begun engaging in such camper vehicle or camping site operations, nor the sale or leasing of camping vehicles. It has only generated revenue from the sale of existing camping vehicle components. Due to the broader macroeconomic situation, the land acquisition and investment situation of such campsites are uncertain, and hence such operation plan have been postponed.

Competition

The automotive electronics industry and the industrial electronics industry in which we operate in Asia is a competitive one. If companies do not continuously optimize their product portfolios, improve research and development efficiency and technical capabilities, and increase production capabilities, it will be difficult to achieve good operational and financial performance. Therefore, facing this competitive situation, many companies choose to compete by cutting prices, imitating successful products, cutting corners on the design and development process, and lowering product specifications to enhance corporate competitiveness. We are based in Asia, where this competition is intensifying, and in order to distinguish ourselves from our competition, we must invest deeply into product research and development and software.

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Considering the competitive dynamics in Asia, we have made adjustments to our product portfolio and employed AIoT technical capabilities combined with cloud software and cellphone applications to develop a series of products for use in automobiles, campers, luxury business vehicles, and logistics vehicles. We believe that proper utilization of cloud and IoT technology for future product development will be the key to success. Moreover, we believe that MKD has gradually mastered crucial technical capabilities and is able to use such technical ability for business expansion.

Mastering the relevant IoT technical capabilities and cloud applications and promoting our products in non-Asian regions, such as North America, Europe, and the Middle East will effectively enable us to supplant the competitive landscape of Asia, thereby increasing product sales and profitability.

Our Customers

Our customers primarily include (i) recreational vehicle (RV) manufacturers; (ii) logistics vehicle team management and logistics cloud management platform companies; (iii) automobile manufacturers, and (iv) industrial and consumer electronics manufacturers. For the year ended December 31, 2024, we had approximately 32 customers and the revenues generated from our ten largest customers represented approximately 85% of our revenues for the same period. For the year ended December 31, 2023, we had approximately 13 customers and the revenues generated from our ten largest customers represented approximately 95% of our revenues for the same period.

Given that we operate in the automotive electronics industry, automotive manufacturers are our primary sales targets. Hence, our imperative is to understand our clients’ product needs and quantities through customer visits. After gaining the customer’s trust and understanding, we may be assigned evaluations for new product initiatives, design modifications and cost-reducing assessments for existing products. After completing the assessment, we provide quotations in the format required by the customer and offer corresponding technical specifications. After officially bidding and once the client approves our design specifications and quote, we commence product design and prepare materials for production based on the client’s estimated quantity.

For marketing mature products, we leverage our promotional capability to earn customers’ recognition and understanding. We offer mature and stable product samples for customer testing. Through testing, we encourage customers to accept and place orders. Furthermore, we enhance and multiply our usage rate among clients by adopting products from different departments of the same client.

ODM/OEM customers are distinct from our automotive electronics clients. We approach them with customer visits and word-of-mouth marketing, promoting and allowing understanding the Company’s technology and production capacity. We ensure customers are fully aware that, beyond our production capability, we can also offer design suggestions. Thus, by providing differentiated customer service, we gain their trust and secure their product orders.

Our Suppliers

We mainly procure integrated circuits, passive components, inductors, coils, choke, screws, plastic and steel materials from third party suppliers for our manufacturing processes. Our suppliers are mainly based in Mainland China who fabricate such components within Mainland China. Taking into consideration the scale of our operations and the availability of such raw materials in Mainland China, we did not and do not expect to experience significant supply chain disruptions or disruptions to the supply of raw materials for our production.

Our strong and stable relationship with our suppliers is crucial to our reliable production capabilities. We have entered into strategic cooperation agreements with our key suppliers.

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The material terms of our key supply agreements are as follows:

Scope	Supply of active components, passive components and structural parts

Payment terms	Monthly settlement of 30 days and bank acceptance

Warranties	One year

Supply	Production based on purchase orders

Research and Development

We have a dedicated research and development team responsible for the design and development of our products. For the years ended December 31, 2024 and 2023, our research and development expenses were mainly incurred for the salaries of R&D personnel, as well as direct materials and expenditure used for product research and development, particularly for new product development.

Intellectual Property

MKD seeks to protect its intellectual properties through a combination of patents, copyrights, trademarks, trade secrets and confidentiality agreements. We intend to protect our intellectual properties vigorously, but there can be no assurance that our efforts will be successful. Even if our efforts are successful, we may incur significant costs in defending our rights. From time to time, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. See “Risk Factors—MKD may be subject to claims of infringement of third-party intellectual property rights or demands that MKD license third-party technology, which could result in significant expense and reduction in the MKD’s intellectual property rights.”

Licenses, Permits and Approvals

As of the date hereof, MKD has obtained all requisite licenses, permits and approvals from relevant authorities that are material to its operations.

Insurance and Social Security Matters

In the PRC, MKD participates in various employee social security plans that are organized by governments for their full-time employees, including pension, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing fund. MKD is required under the PRC law to make contributions from time to time to employee benefit plans for their full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China.

In Taiwan, the Company’s insurance plans include employee group insurance, labor insurance and national health insurance. As for pension plans, pursuant to the Labor Pension Act of Taiwan which adopts individual pension account scheme, MKD has been following the legal requirements to contribute the amount equal to 6% of the monthly wage of employees of MKD Taiwan to their individual pension accounts maintained with Taiwan’s Bureau of Labor Insurance.

CORPORATE STRUCTURE AND REORGANIZATION

MKD Taiwan was incorporated in Taiwan in September 2006. Subsequently, as part of our business expansion, we incorporated MKD Samoa in 2010 to serve as an intermediate holding company, and we also incorporated MKD Shanghai in China in 2011 to expand into the Mainland China automobile market. Our initial focus was on business marketing and product design, and during that time our production was mainly fulfilled by other contract manufacturers in Taiwan and Mainland China. In order to meet our customers’ customized production goals and to continue to expand our production capacity and scope in China, we purchased land to build a production base in 2018 and incorporated MKD Jiaxing to operate such facility.

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MKD Taiwan conducted a share offering in 2015 to investors in Taiwan to raise working capital. In December 2022, pursuant to requirements from PRC regulators, certain working capital loans from our shareholder and senior management, Mr. Ming-Chao Huang, were capitalized and converted into an equity interest of 42% in MKD Jiaxing in December 2022. After several years of development from our early days, we have gradually enlarged our business and capital scale. Prior to May 2023, the corporate structure of MKD Taiwan was as follows:

In May 2023, for the purpose of the Business Combination, MKD Taiwan held a shareholders’ meeting to seek approval from the shareholders of MKD Taiwan to, among others, (i) approve the business combination with Cetus Capital Acquisition Corp., (ii) approve the acquisition by share swap of MKD Taiwan by MKD BVI as part of the reorganization for the business combination with Cetus Capital Acquisition Corp., and (iii) the acquisition of the remaining 42% equity interest in MKD Jiaxing by MKD Taiwan.

Thereafter, MKD commenced a reorganization by way of share acquisition, in which MKD BVI, a shell company newly incorporated on March 30, 2023 and solely owned by our director and chief executive officer, Mr. Ming-Chia Huang, commenced acquiring shares of MKD Taiwan directly from MKD Taiwan shareholders, in exchange for proportionate shares of MKD BVI which are issued to MKD Taiwan shareholders. MKD BVI is a redomestication platform for MKD Taiwan shareholders to exchange their MKD Taiwan shares for MKD BVI shares. Each MKD Taiwan shareholder who accepted the offer received one MKD BVI share for each MKD Taiwan share they held. As of August 2023 and the date of this prospectus, MKD BVI owns approximately 62.36% of the issued and outstanding shares of MKD Taiwan.

On June 20, 2023, we entered into a business combination agreement with Cetus Capital Acquisition Corp., and in connection therewith, Mr. Ming-Chia Huang incorporated MKDWELL Technology Inc., or the Company, in the BVI, to serve as the publicly traded company of our Group following closing of the Business Combination. Concurrently, the Company incorporated Merger Sub 1 and Merger Sub 2 in the BVI, solely for the purpose of being merged with MKD BVI and Cetus Capital Acquisition Corp. respectively. Following the consummation of such mergers, and immediately following the closing of the Business Combination, our corporate structure is as follows. “Other Existing MKD Taiwan Shareholders” refer to the shareholders of MKD Taiwan who did not participate in the Taiwan Reorganization and who continue to own 37.64% of MKD Taiwan after the Business Combination based on their direct ownership of the shares of MKD Taiwan.

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the Company’s Business Model

We are one of the leading manufacturer and supplier of electronic equipment for camper vans, business vehicles, and logistics vehicles, as well as various electronic products for commercial use in China. We manufacture our products primarily at our two manufacturing facilities located in the Jiaxing Science and Technology City, in Jiaxing city, Zhejiang province, China, and at Hsinchu Science Park, Taiwan.

Our main buyers for automotive electronic products include automobile manufacturers and automobile component manufacturers in mainland China, while the primary buyers of our other electronic products are mainly industrial and consumer electronics manufacturers based in mainland China and Taiwan.

Camper product electronic equipment are fully customized products produced in small quantities with a wide variety of functionalities. Customers use these products in a broad range of environments due to the mobility and nature of camper vehicles, putting a heavy emphasis on comfort and intelligent features. Hence, we provide our customers with the ability to control and connect all electronic configurations and sensors inside the vehicle using industrial control screens and mobile applications. This enables control of the vehicle and mastery of all information onboard, aiming to achieve a comfortable user experience. Our current business model involves selling hardware installed with cloud software services.

Luxury business vehicles’ electronic equipment is designed for high-end vehicles, targeting top-tier consumers like corporate executives, wealthy businessmen, corporate hospitality, celebrities, and stars. These customers prioritize luxury configurations. Most have personal drivers, and hence the design and usage focus on cabin entertainment, comfort, and business operations, and business meetings. While these electronic products are highly customized, their limited quantity provides a higher profit margin opportunity. In addition to the product sales combination of hardware paired with software, we plan to utilize cloud services strategically in the future, allowing high-end users to pay more for services, thus increasing sales revenue.

Logistics vehicle electronic equipment is mainly used for logistics vehicle management and the management and control of goods in logistics vehicles. This includes monitoring cargo loading conditions and vehicle operational trajectories. We offer control over vehicles and provide real-time management data that is uploaded to the customer’s cloud platform. Customers can then add value to this data and offer it to transportation providers for management and analysis.

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OUR AUTOMOTIVE ELECTRONICS BUSINESS

Leveraging on our experience accumulated from the Company’s years of R&D capability and strength in the automotive electronics industry, our product range covers a wide array of automotive electronic products. This includes TOF laser radar for cargo detection management on logistics vehicles, smart display touch screen products, 4G T-Boxes, wireless charging devices, intelligent seat controllers, automotive control ECUs, sensor control ECUs, and intelligent camper control systems. Our goal is to provide intelligent automotive electronic products to enhance the experiences of both drivers and passengers and improve business functions during vehicle operations. We work closely with our clients throughout the design and manufacturing processes, continuously optimizing our product portfolio. We are constantly strengthening our R&D capabilities and aim to expand towards cloud services, inviting customers to provide feedback and suggestions based on their product needs and requirements.

Our Automotive Electronics Products

Our automotive electronic product line includes the following products:

TOF Laser Radar Product

Our TOF Laser Radar device incorporates the Time of Flight (TOF) technology to integrate imaging with laser light communication and 4G communication, and also combines the AI computing capabilities of the device itself with cloud computing to detect the container capacity and volume of goods in the logistics container bay. Through 4G communication, it facilitates the planning and arrangement of cargo loading and the tracking of cargo flow, allowing customers to use mobile equipment to monitor their cargo and track its logistics record by image presentation. This product applies AI algorithms for the placement, volume calculation, and tracking of any changes or movements of goods, and is suitable for use in containers or logistics vehicles.

Smart Touch Screen Device

Our Smart Touch Screen Device serves as a user interface for vehicle control and serves to control various functionalities in the entire vehicle. This product line includes touch screens with dimensions of 4.3 inches, 5 inches, 7 inches, and 10 inches, and is applied in automobiles, campers, luxury business vehicles, and logistics vehicles.

4G T-Box Product

Our Vehicle Internet Controller (“4G T-Box”) is an integrated system featuring 4G, WIFI, Bluetooth, GPS, Gyroscope, Microphone, and CAN/LIN communication network technologies. It provides the user with vehicle information status, remote control, and shared network for multimedia services, including customer service over voice communication, OTA Upgrade, and vehicle data collection. Vehicles with the 4G T-Box product can effectively connect with customers or vehicle operators. Car manufacturers or operators can offer a variety of value-added services through this 4G T-Box, such as entertainment services, vehicle safety, and vehicle tracking. The 4G T-Box provides a system for exchanging voice information between vehicles and the online service backend, allowing the observation and sharing of vehicle information and status, and allowing dynamic information to be accessible and efficiently utilized on the information network platform. It monitors the operating status of all vehicles and offers comprehensive services based on different needs. This product is used in automobiles, campers, luxury business vehicles, and logistics vehicles.

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Wireless Charger

The Wireless Charger is used in campers and luxury business vehicles, and is installed for customer convenience, mainly providing wireless charging services for mobile devices. Currently, this product is used in automobiles, campers, and luxury business vehicles.

Smart Seat Controller

Our Smart Seat Controller differs from traditional seat controllers. It offers an interactive mechanism with the Vehicle In-Vehicle Infotainment (IVI) Machine, providing diverse comfort controls for the seat, such as ventilation, heating, massage, lumbar support, Bluetooth, LIN/CAN communication, OTA functionality, and cellphone application control. The cellphone application control requires pairing with the 4G T-Box, IVI machine, or Bluetooth communication to offer a more comfortable travel experience for customers. This product is used in automobiles, campers, and luxury business vehicles.

Vehicle Control ECU

The Vehicle Control ECU device provides additional services beyond those offered by automobile manufacturers. If additional automobile parts are installed, these might be incompatible with the vehicle. Thus, this product is primarily offered to customers as a solution for non-standard automobile parts, ensuring new parts integrate and function with the vehicle seamlessly. This product is generally used in automobiles, campers, and luxury business vehicles.

Sensor Control ECU

The Sensor Controller ECU device mainly controls vehicle sensors (such as air quality, black water, gray water, clear water, temperature, lighting, fire, and security), allowing users to have a clear understanding of the status of all vehicle sensors. When paired with the 4G T-Box, it can be controlled via a cellphone application. Combined with the smart touchscreen product, users can visualize and understand the collected information. This is generally used in automobiles, campers, luxury business vehicles, etc.

Smart Camper Control System

The Smart Camper Control System modernizes camper vehicles, enhancing the camping and comfort experience for users. The traditional camper vehicle only offers basic amenities, such as water tanks, showers, bathrooms, kitchens, furniture, and appliances (including refrigerators, TVs, gaming consoles, washing machines). These configurations cannot effectively communicate and integrate with each other.

Our intelligent control system revolutionizes this ecosystem. By operating in conjunction with several components (such as our 4G T-Box, Main Controller ECU, Sub Controller ECU, Sensor Controller ECU, Vehicle Controller ECU, Power Management Controller, Voice Controller ECU, Air Controller ECU, Camera Security System) and cloud system, the system provides comprehensive information and status updates, dramatically improving the user experience. The future development of this intelligent system involves using cloud resources to integrate campsite information, offering an enhanced experience and travel enjoyment through the Company’s cloud platform. This product is used in automobiles, campers, trailer campers, and luxury business vehicles.

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Contract Terms

The material terms in our typical product sale agreements are set out below:

Credit terms	Payment due 30 to 90 days after delivery

After-sale services	3 years after sale or 100,000 kilometers of vehicle mileage

Warranty	3 years after sale or 100,000 kilometers of vehicle mileage

Our ODM and OEM Business

Leveraging on our technical capabilities in industrial electronics and automotive electronics, we offer customers customized design and manufacturing services. This approach maximizes the efficiency of R&D and production. By providing ODM services, we can gain insights into the diverse product ideas and visions of different clients, thereby exploring potential technological advancements for the future growth of our Company.

We also provide private-label services to our customers. For our products that are already mature or have been designed and produced, we offer them to our clients for adoption as their own products for packaging and sale under their own brand. Through this process, we can diversify our product sales portfolio and gradually expand our R&D capabilities in line with market trends.

Additionally, we supply circuit boards to customers, allowing them to develop their own external casings and transform these components into their proprietary products. Some clients purchase our circuit boards to develop their own software and apply the products in various application domains, such as motor control printed circuit board assembly, which can be used in automotives as seat control ECU, or curtain control boxes in intelligent home equipment.

Contract Terms

The material terms in our typical ODM/OEM supply agreements are set out below:

Scope	We design and manufacture according to customer requirements.

Fees	Payment due 30 to 90 days after delivery

Warranty	18 months from the delivery date

Future Camper Van Operations

In line with the policy of the Chinese government on promoting rural tourism and the growing revitalization of rural industries, coupled with MKD Taiwan’s expertise in electronic equipment for RVs, MKD sees an opportunity to capitalize on this growing trend. By extending the supply chain of camper van components to managing camping sites, MKD believes that operating campgrounds and offering sales and management services for camper vans presents a promising business model.

This business model primarily involves collaboration with Mainland China local governments or authorized scenic area operators to establish camping sites through land leasing or Build-Operate-Transfer (BOT) arrangements. The goal is to operate camping sites to facilitate the sale or leasing of camping vehicles, as well as provide post-sales operational management services and related supplementary income.

The camping vehicle business process includes:

●	Obtaining Camping Site Land:

Obtaining land through leasing or BOT arrangements from local governments or authorized scenic areas. After obtaining the operational rights to the camping site, planning and appropriate modifications are carried out.

●	Sale or Lease of Camping Vehicles:

Customers acquire camping vehicles through one-time or installment purchases from MKD Taiwan or obtain leased vehicles from rental companies in collaboration with MKD Taiwan.

●	Camping Site Operation:

Operating camping sites through online tourism platforms, shopping platforms, media promotions and regularly organizes lifestyle experiences and themed events to attract customers to the camping sites.

This includes using MKD Taiwan’s Smart Camper Control System modernizes camper vehicles to enhance the camping and comfort experience for users. The integration of intelligent RVs combines life and technology allows users to experience a smart lifestyle through their smartphones or other hardware, modernizes camper vehicles, and enhances the camping and comfort experience for users.

As of the date of this report, MKD has not begun engaging in such camper vehicle or camping site operations, nor the sale or leasing of camping vehicles. It has only generated revenue from the sale of existing camping vehicle components. Due to the broader macroeconomic situation, the land acquisition and investment situation of such campsites are uncertain, and hence such operation plan have been postponed.

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COMPETITION

The automotive electronics industry and the industrial electronics industry in which we operate in Asia is a competitive one. If companies do not continuously optimize their product portfolios, improve research and development efficiency and technical capabilities, and increase production capabilities, it will be difficult to achieve good operational and financial performance. Therefore, facing this competitive situation, many companies choose to compete by cutting prices, imitating successful products, cutting corners on the design and development process, and lowering product specifications to enhance corporate competitiveness. We are based in Asia, where this competition is intensifying, and in order to distinguish ourselves from our competition, we must invest deeply into product research and development and software.

Considering the competitive dynamics in Asia, we have made adjustments to our product portfolio and employed AIoT technical capabilities combined with cloud software and cellphone applications to develop a series of products for use in automobiles, campers, luxury business vehicles, and logistics vehicles. We believe that proper utilization of cloud and IoT technology for future product development will be the key to success. Moreover, we believe that MKD has gradually mastered crucial technical capabilities and is able to use such technical ability for business expansion.

Mastering the relevant IoT technical capabilities and cloud applications and promoting our products in non-Asian regions, such as North America, Europe, and the Middle East will effectively enable us to supplant the competitive landscape of Asia, thereby increasing product sales and profitability.

OUR CUSTOMERS

Customer Base

Our customers primarily include (i) recreational vehicle (RV) manufacturers; (ii) logistics vehicle team management and logistics cloud management platform companies; (iii) automobile manufacturers, and (iv) industrial and consumer electronics manufacturers. For the year ended December 31, 2024, we had approximately 32 customers and the revenues generated from our ten largest customers represented approximately 85% of our revenues for the same period. For the year ended December 31, 2023, we had approximately 13 customers and the revenues generated from our ten largest customers represented approximately 95% of our revenues for the same period.

Sales and Marketing

Given that we operate in the automotive electronics industry, automotive manufacturers are our primary sales targets. Hence, our imperative is to understand our clients’ product needs and quantities through customer visits. After gaining the customer’s trust and understanding, we may be assigned evaluations for new product initiatives, design modifications and cost-reducing assessments for existing products. After completing the assessment, we provide quotations in the format required by the customer and offer corresponding technical specifications. After officially bidding and once the client approves our design specifications and quote, we commence product design and prepare materials for production based on the client’s estimated quantity.

For marketing mature products, we leverage our promotional capability to earn customers’ recognition and understanding. We offer mature and stable product samples for customer testing. Through testing, we encourage customers to accept and place orders. Furthermore, we enhance and multiply our usage rate among clients by adopting products from different departments of the same client.

ODM/OEM customers are distinct from our automotive electronics clients. We approach them with customer visits and word-of-mouth marketing, promoting and allowing understanding the Company’s technology and production capacity. We ensure customers are fully aware that, beyond our production capability, we can also offer design suggestions. Thus, by providing differentiated customer service, we gain their trust and secure their product orders.

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OUR SUPPLIERS

We mainly procure integrated circuits, passive components, inductors, coils, choke, screws, plastic and steel materials from third party suppliers for our manufacturing processes. Our suppliers are mainly based in Mainland China who fabricate such components within Mainland China. Taking into consideration the scale of our operations and the availability of such raw materials in Mainland China, we did not and do not expect to experience significant supply chain disruptions or disruptions to the supply of raw materials for our production.

Our strong and stable relationship with our suppliers is crucial to our reliable production capabilities. We have entered into strategic cooperation agreements with our key suppliers.

The material terms of our key supply agreements are as follows:

Scope	Supply of active components, passive components and structural parts

Payment terms	Monthly settlement of 30 days and bank acceptance

Warranties	One year

Supply	Production based on purchase orders

RESEARCH AND DEVELOPMENT

We have a dedicated research and development team responsible for the design and development of our products. For the years ended December 31, 2024 and 2023, our research and development expenses were mainly incurred for the salaries of R&D personnel, as well as direct materials and expenditure used for product research and development, particularly for new product development.

INTELLECTUAL PROPERTY

MKD seeks to protect its intellectual properties through a combination of patents, copyrights, trademarks, trade secrets and confidentiality agreements. We intend to protect our intellectual properties vigorously, but there can be no assurance that our efforts will be successful. Even if our efforts are successful, we may incur significant costs in defending our rights. From time to time, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. See “Risk Factors—MKD may be subject to claims of infringement of third-party intellectual property rights or demands that MKD license third-party technology, which could result in significant expense and reduction in the MKD’s intellectual property rights.”

EMPLOYEES

We had 88 full-time employees as of December 31, 2024. The following table sets forth the number of our full-time employees categorized by function as of December 31, 2024:

As of December 31, 2024
Function	Number of employees
Management	26
Marketing department	7
Technical Engineering department	12
Quality Assurance department	6
Manufacturing department	27
R&D department	10

Total	88

PROPERTIES

Our corporate headquarters is located at 1st Floor, No. 6-2, Duxing Road, East District, Hsinchu Science Park, Hsinchu City, Taiwan. We also have a separate manufacturing facility at No. 3561 Linggongtang Road, Daqiao Town, Nanhu District, Jiaxing City, Zhejiang Province, PRC. We believe our properties are sufficient for our current needs and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any such expansion of our operations.

Licenses, Permits and Approvals

As of the date hereof, MKD has obtained all requisite licenses, permits and approvals from relevant authorities that are material to its operations.

Insurance and Social Security Matters

In the PRC, MKD participates in various employee social security plans that are organized by governments for their full-time employees, including pension, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing fund. MKD is required under the PRC law to make contributions from time to time to employee benefit plans for their full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China.

In Taiwan, the Company’s insurance plans include employee group insurance, labor insurance and national health insurance. As for pension plans, pursuant to the Labor Pension Act of Taiwan which adopts individual pension account scheme, MKD has been following the legal requirements to contribute the amount equal to 6% of the monthly wage of employees of MKD Taiwan to their individual pension accounts maintained with Taiwan’s Bureau of Labor Insurance.

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MANAGEMENT

The board of directors and executive officers of the Company are as follows:

Name	Age	Position
Mr. Ming-Chia Huang	50	Chief Executive Officer and Chairman of the Board of Directors
Ms. Min-Jie Cui	38	Chief Financial Officer
Mr. Ming-Chao Huang	54	Director
Mr. Chih-Hsiang Tang	38	Independent Director
Mr. Chung-Yi Sun	65	Independent Director
Mr. Jung-Te Chang	62	Independent Director

Ming-Chia Huang, Chief Executive Officer and Chairman of the Board of Directors

Mr. Ming-Chia Huang is the founder of MKD Technology Inc and is the Company’s chief executive officer, director and chairman of the board of directors. Mr. Huang founded MKD in 2006 and is responsible for the overall business strategy and operation of the group. Mr. Huang currently also serves as a director in other subsidiaries of the MKD group. Mr. Huang is an engineer, inventor and visionary entrepreneur with nearly 24 years of working experience in the semiconductor and automotive electronics fields. Mr. Huang obtained a bachelor’s degree in information engineering from Feng Chia University in June 1997, and a master’s degree from the Institute of Information Management, National Yang Ming Chiao Tung University (previously known as National Chiao Tung University) in January 2005.

Min-Jie Cui, Chief Financial Officer

Ms. Min-Jie Cui is the Company’s chief financial officer. Ms. Cui joined MKD in 2018 and was appointed as our chief financial officer in 2022. Ms. Cui is responsible for the comprehensive financial accounting work of the Group, overseeing and controlling expenses, preparing financial accounting and indicators to inform the company’s business decisions, and implementing and controlling the corporate budget. Ms. Cui graduated from the An Hui Broadcasting Movie and Television College in the PRC with a bachelor’s degree in electronic and information engineering in 2010.

Ming-Chao Huang, Director

Mr. Ming-Chao Huang is the Company’s general manager and serves as MKDWELL Tech Inc.’s executive director. Mr. Ming-Chao Huang joined MKD in 2012 and oversees the management of our business operations, and his areas of responsibility include production management and subsidiary operation management. Mr. Ming-Chao Huang graduated from the National Pei-Kang Agricultural & Industrial Vocational High School in Taiwan in 1989.

Chih-Hsiang Tang, Independent Director

Mr. Chih-Hsiang Tang serves as MKDWELL Tech Inc.’s independent director. Mr. Tang graduated from the National Taiwan University in 2010 with a bachelor’s and master’s degree in electrical engineering in 2010, and with an M.B.A. from the University of Cambridge in 2017. From 2017, he joined Dynachem & Co., Ltd., and is responsible for business development and the management of oversea subsidiaries. From 2019, he was appointed as the managing director of Dynachisso Thai Co., Ltd. and Dynachem Trading (Thailand) Co., Ltd.

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Chung-Yi Sun, Independent Director

Mr. Sun served as the Chief Executive Officer and President of Cetus Capital, and as the Chairman of its Board of Directors until the completion of its business combination with the Company, and currently serves as MKDWELL Tech Inc.’s independent director. Mr. Sun has served since January 2022 as Managing Director of AWinner Limited, an investment firm focused on breakthrough Information Technology companies. Mr. Sun has also served since June 2010 as Assistant Vice President of Lite-On Green Technologies, Inc., a Taiwan-based green technology company, where he is responsible for supervising the company’s daily operations and personally interacting with venture capital representatives and private investors. Mr. Sun has more than 20 years of experience in the high technology, energy and automobile industries. Since September 2019, Mr. Sun has been a Ph.D. candidate in Culture & Media at Soochow University in Suzhou, China. Mr. Sun, a resident of Taiwan, received an MBA from University of Wales Institute in 2003, and a bachelor’s degree in optics and physics from Chung Yuan Christian University in Taiwan in 1987.

Jung-Te Chang, Independent Director

Mr. Chang has served as an independent director of Cetus Capital until the completion of its business combination with the Company, and currently serves as MKDWELL Tech Inc.’s independent director. Mr. Chang has served as Chairman and Managing Director of Taiwan XuFeng Investment Co., Ltd., an investment company based in Taiwan, since August 2020. Prior to that, Mr. Chang served from 2012 to 2017 as Chairman and Managing Director of Taiwan Shun On Electronic Co., Ltd., a Taiwan-based public company primarily engaged in the manufacture and distribution of conductive membrane and membrane keypad products, as well as the development and sales of automotive electronics products, having previously served as Chief Executive Officer of such company from 2010 to 2012. Mr. Chang, a resident of Taiwan, earned an MBA from the China School Business, Sun Yat-sen University in 2005.

Family Relationships

Besides Mr. Ming-Chao Huang and Mr. Ming-Chia Huang who are siblings, none of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Duties of Directors

Under BVI law, directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Business Companies Act. In fulfilling their duty of care to the Company, the Company’s directors must ensure compliance with its memorandum and articles of association. The Company will have the right to seek damages if a duty owed by its directors is breached.

The board of directors of the Company is collectively responsible for managing the business and affairs of the Company, and day-to-day managerial powers will be delegated to the executive directors and officers of the Company, including Mr. Ming-Chia Huang, Ms. Min-Jie Cui and Mr. Ming-Chao Huang, who collectively constitute the core senior management team. Nevertheless, the board of the Company will remain ultimately responsible for all corporate affairs, including overseeing the strategic direction of the Group, reviewing its financial performance, assessing its ESG performance, and overseeing enterprise risks. These include financial risks, operational risks, legal and compliance, and other manners of regulatory risks, such as AML/CFT risks and sanction compliance, personal or confidential information policies, and cybersecurity risks, to name a few. See also “Risk Factors—Risks Related to the Business of MKD—Failure to protect personal or confidential information against cybersecurity breaches could subject MKD to significant reputational, financial and legal consequences and substantially harm its business and results of operations.”

Appointment and Removal of Directors

Under BVI law and the Company’s Amended and Restated Memorandum and Articles of Association, a director may be elected by a majority of shareholders’ votes at a shareholders’ meeting, and the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A director may be removed from office with or without cause by, (a) a majority of shareholders’ votes at a shareholders’ meeting called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least seventy five per cent of the shareholders entitled to vote; or (b) the affirmative vote of two-thirds (2/3) of the directors then in office.

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Term of Directors

Each director will hold office for such term as may be fixed by shareholders or resolution of the directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director.

Committees of the Board of Directors

There are three standing committees of the Company’s Board: the audit committee, the compensation committee, and the nominating and corporate governance committee. The composition of each committee is described below:

●	Audit Committee: Chih-Hsiang Tang (Chair), Jung-Te Chang and Chung-Yi Sun;

●	Compensation Committee: Chung-Yi Sun (Chair), Chih-Hsiang Tang and Jung-Te Chang; and

●	Nominating and Corporate Governance Committee: Ming-Chia Huang (Chair), Ming-Chao Huang and Chung-Yi Sun.

The members of each committee are all “independent” under Nasdaq’s listing standards. Chih-Hsiang Tang will also be a “financial expert” under the listing requirements of Nasdaq.

The audit committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, will engage the Company’s independent accountants and review their independence and performance; review the Company’s accounting and financial reporting processes and the integrity of its financial statements; review the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of its independent auditors; review the Company’s compliance with legal and regulatory requirements; and review the performance of the Company’s internal audit function and internal control over financial reporting.

The compensation committee will review annually the Company’s corporate goals and objectives relevant to the officers’ compensation, will evaluate the performance of officers in light of such goals and objectives, will determine and approve the compensation level of officers based on this evaluation; will make recommendations to the Company’s Board regarding approval, disapproval, modification or termination of existing or proposed employee benefit plans, will make recommendations to the Company’s Board with respect to non-CEO and non-CFO compensation and will administer the Company’s incentive-compensation plans and equity-based plans. The compensation committee will have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Company’s chief executive officer of may not be present during voting or deliberations of the compensation committee with respect to his compensation. The Company’s executive officers will not play a role in suggesting their own salaries. Neither the Company nor the compensation committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

The nominating and corporate governance committee will be responsible for overseeing the selection of persons to be nominated to serve on the Company’s Board. Specifically, the nominating and corporate governance committee will make recommendations to the Company’s Board regarding the size and composition of the Company’s Board, will establish procedures for the director nomination process and will screen and recommend candidates for election to the Company’s Board. On an annual basis, the nominating and corporate governance committee will recommend for approval by the Company’s Board certain desired qualifications and characteristics for board membership. Additionally, the nominating and corporate governance committee will establish and administer a periodic assessment procedure relating to the performance of the Company’s Board as a whole and its individual members. The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Company’s Board. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee will not distinguish among nominees recommended by shareholders and other persons.

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Compensation

Directors or members of the management team of MKD Taiwan who remain with the Company may be paid consulting, management or other fees from the Combined Company. Any compensation to be paid to its executive officers will be determined by a compensation committee constituted by the board of the Company.

The Company is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment as of the date of this prospectus.

For the years ended December 31, 2022, 2023 and 2024, MKD paid an aggregate of approximately $268,360, $300,626 and $300,626 respectively in cash compensation and benefits in kind to the Company’s directors and executive officers, Mr. Ming-Chia Huang, Ms. Min-Jie Cui, Mr. Ming-Chao Huang and Mr. Chih-Hsiang Tang, as a group. In Taiwan, MKD is not required by the applicable laws and regulations to make contributions to the individual pension accounts for directors and the executive officers who do not apply the Labor Standards Act of Taiwan. MKD Taiwan may make voluntary contributions up to 6% of the total wage of such executive officers but cannot do so for directors. During the years ended December 31, 2022, 2023 and 2024, the Company’s executive officers and directors aforementioned did not receive any stock options or any benefits under profit-sharing plans and no deferred or contingent compensation accrued to them.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics upon the completion of the Business Combination applicable to its directors, officers and employees. The Company seeks to conduct business ethically, honestly, and in compliance with all applicable laws and regulations. The Company’s Code of Business Conduct and Ethics sets out the principles designed to guide the Company’s business practices — compliance, integrity, respect and dedication. The code applies to all directors, officers and employees.

Home country practice in lieu of certain Nasdaq corporate governance requirements

The Company has informed Nasdaq that it intends to follow certain BVI corporate governance practices in lieu of certain requirements of the Rule 5200 Series and 5600 Series of The Nasdaq Stock Market LLC Rules (the “Rules”) below:

1.	Rule 5605(b)(2) of the Nasdaq Listing Rules, which requires that independent directors must have regularly scheduled meetings at which only independent directors are present.

2.	Rule 5620(a) of the Nasdaq Listing Rules, which requires that each company listing common stock or voting preferred stock, and their equivalents, shall hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year-end.

3.	Rule 5620(b) of the Nasdaq Listing Rules, which requires that each company that is not a limited partnership shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq.

4.	Rule 5635(a) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or substantial shareholder (as defined by Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

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5.	Rule 5635(b) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

6.	Rule 5635(c) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except for: (1) warrants or rights issued generally to all security holders of the company or stock purchase plans available on equal terms to all security holders of the company (such as a typical dividend reinvestment plan); (2) tax qualified, non-discriminatory employee benefit plans (e.g., plans that meet the requirements of Section 401(a) or 423 of the Internal Revenue Code) or parallel nonqualified plans, provided such plans are approved by the company’s independent compensation committee or a majority of the company’s independent directors; or plans that merely provide a convenient way to purchase shares on the open market or from the company at Market Value; (3) plans or arrangements relating to an acquisition or merger as permitted under IM-5635-1; or (4) issuances to a person not previously an employee or director of the company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the company, provided such issuances are approved by either the company’s independent compensation committee or a majority of the company’s independent directors. Promptly following an issuance of any employment inducement grant in reliance on this exception, a company must disclose in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved.

7.	Rule 5635(d) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. (A) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. (B) “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

8.	Rule 5250(b)(3) of the Nasdaq Listing Rules, which requires that companies must disclose all agreements and arrangements in accordance with this rule by no later than the date on which the company files or furnishes a proxy or information statement subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 in connection with the company’s next shareholders’ meeting at which directors are elected (or, if they do not file proxy or information statements, no later than when the company files its next Form 10-K or Form 20-F).

9.	Rule 5250(d) of the Nasdaq Listing Rules, which requires among others that each company (including a limited partnership) shall make available to shareholders an annual report containing audited financial statements of the company and its subsidiaries (which, for example, may be on Form 10-K, 20-F, 40-F or N-CSR) within a reasonable period of time following the filing of the annual report with the SEC; Nasdaq companies that distribute interim reports to shareholders should distribute such reports to both registered and beneficial shareholders; each company that is not a limited partnership and is subject to Rule 13a-13 under the Securities Exchange Act of 1934 shall make available copies of quarterly reports including statements of operating results to shareholders either prior to or as soon as practicable following the company’s filing of its Form 10-Q with the SEC; each company that is not a limited partnership and is not subject to Rule 13a-13 under the Securities Exchange Act of 1934 and that is required to file with the SEC, or other regulatory authority, interim reports relating primarily to operations and financial position, shall make available to shareholders reports which reflect the information contained in those interim reports.

Independence of Directors

The Company adheres to the rules of Nasdaq as applicable to foreign private issuers in determining whether a director is independent. The board of directors of the Company has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Mr. Chih-Hsiang Tang, Mr. Chung-Yi Sun and Mr. Jung-Te Chang are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial condition and results of operations of the Company in conjunction with the audited consolidated financial statements of the Company for the years ended December 31, 2022, 2023 and 2024 and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” and “our” refer to MKDWELL Tech Inc. and its consolidated subsidiaries.

Business Overview

Through the operating subsidiaries, we are a manufacturer and supplier of automotive electronics for passenger cars, modified commercial vehicles, camper vans and logistics vehicles. Our business coverage extends from research and development, design, and production to sales of automotive electronic products. Our main products are intelligent camper vans control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, vehicle seat control system, and we provide customers with ODM and OEM customized services. We design, manufacture and supply our products to our customers through our design center located in Hsinchu Science Park, Taiwan and our manufacturing plant in Jiaxing Science and Technology City, Jiaxing City, Zhejiang Province, China. Our customers are mainly based in Mainland China and Taiwan.

Major Factors Affecting Our Results of Operations

Market demand and supply

The automotive industry market we are in is continuing to incorporate electronics into motor vehicles. From traditional automotive electronics, gasoline-electric hybrid vehicles to new energy vehicles, most automotives these days are inseparable from automotive electronics. For both new automotives or current in-use automotives, both the pre-installation market and the after-market can offer immense market opportunities and development potential. However, the competition in the automotive electronics industry has intensified, with the emergence of homogeneous suppliers and the participation of automobile factory joint ventures. Chip supply and component shortages have also disrupted the global supply chain and cost of raw materials has risen to cause great difficulty in satisfying the demand for automotive products. Our sales performance may thus be affected due to the above-mentioned trends.

While supply chains relating to certain industries, especially the semiconductor and chip-making sector, have been disrupted in recent years due to the COVID pandemic and the Russo-Ukraine war, MKD has not been directly affected by supply chain disruptions brought about by such factors, or by the restrictions under the Uyghur Forced Labor Prevention Act. MKD’s operations do not require industrial input from Russian, Ukraine or Uyghur suppliers. MKD has not experienced significant supply chain disruptions that have materially affected its business operations in the past two years and does not expect any such disruptions in the short term. Nevertheless, MKD’s management believes that if such disruptions do arise in the future, especially as it pertains to the supply of integrated circuits, passive components and metals, which are used in MKD’s production processes, such developments may have a material adverse impact on MKD’s operations. As such, MKD is mindful of the need to mitigate the impact of any such disruptions, including to maintain a wide network of current and potential suppliers to whom MKD can look to in the event alternative sources are required.

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Our ability to attract and retain customers

We use product innovation technology and application scenarios to attract and retain customers. Hence, if we no longer invest in the research and development of innovative technologies and broad product application scenarios, this may lead to decline in the attractiveness of our products and the loss of customers, which will result in a decline of sale performance and profits. Therefore, continuous and diversified product innovation, technology research and development and diversification of product applications are important key factors for attracting and retaining customers.

We rely on regular new product releases and technical exchanges with customers so that customers can continue to understand our innovation capabilities. If we are unable to communicate with customers regularly and continuously on product technologies and product releases, this may lead to a drop in confidence in MKD’s technical capabilities, which may result in customer loss and a decline in sales and profits.

Pricing of our products and services

Our products are used in automotive electronics, smart campers, smart logistics systems and ODM/OEM services, and our business performance may be affected by various factors across these different fields. Our automotive electronics and intelligent campers business may be affected by the following factors.

●	We may be affected by the long development cycle of new cars, the failure of new automotive development or the poor sales of new cars, resulting in a waste of resources used in product development and manufacturing.

●	We may be harmed by malicious price competition by competitors.

●	Asymmetric competition of client subsidiaries, such as using connected transactions to gain competitive advantages, may result in unfair competition against us.

●	The raw materials of automotive electronics may run out of stock or experience a price increase.

●	Customer requests and specification changes may lead to product design problems and delayed deliveries, leading to lost business.

Our intelligent logistics systems business may be affected by the following factors:

●	The product planned by the customer may not be as well received by the market as anticipated.

●	Market saturation may prevent revenue growth.

●	Customers may request price reductions so substantial that the product cannot be supplied profitably or at all.

Our ODM/OEM services business may be affected by the following factors:

●	The customer may not have conducted sufficient research and development or may not have done so according to plan, resulting in increased supply and costs.

●	The supplier designated by the customer to be used by us may be unable to deliver quality products on time and effectively.

●	Customers’ relocation of production base due to prices, tariffs, and transportation logistics may affect the demand for our products.

●	Problems and issues with customers’ marketing plans may result in lower-than-expected sales.

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Production Capacity

We have our own production and manufacturing facilities in Jiaxing City, Zhejiang Province, China, with an approximate 15,000 square meter production space, and we possess standardized full-process electronic production automation equipment. However, the following factors may affect our sales:

●	Our production space is limited. If the quantity of orders exceeds the maximum output capacity of the factory, this may lead to delivery and delivery problems, as the production scale cannot meet customer needs.

●	Insufficient production technology and production equipment may result in output being unable to meet demand.

●	Problems with the recruitment, training and quality of production workers may lead to problems with lengthy production schedules and production costs.

●	Cost increases caused by parts shortages, production yield and quality issues may affect our financial performance.

Technology Development

Technology development and the development of innovative technology products rely heavily on experienced talents in all aspects, including management, market planning, R&D and other areas. Under certain circumstances, technology development problems may arise and affect operating income.

●	Problems may arise in talent recruitment, training and management related to R&D technology.

●	Due to political factors, chip factories may be banned from technology licensing and export, resulting in the inability to effectively improve existing technology.

●	The development of advanced technologies by universities and academic institutions may be hampered by factors such as technology transfer restrictions, technology reliability issues, and technology licensing restrictions.

●	Other policy or economic issue may result in difficulties in hiring and retaining technical R&D personnel.

Results of operations

Comparison of Results of Operations for the years ended December 31, 2023 and 2024

The following table sets forth a summary of audited consolidated results of operations for the years indicated. This information should be read together with audited consolidated financial statements and related notes included elsewhere in this annual report. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended December 31,		Change
	2023	2024	Amount	%
	US$	US$	US$
Revenues	$3,670,722	$1,998,971	$(1,671,751)	(45.5)%
Cost of revenues	(2,996,990)	(1,833,300)	1,163,690	(38.8)%
Gross profit	673,732	165,671	(508,061)	(75.4)%

Operating expenses:
Selling expenses	(241,573)	(232,122)	9,451	(3.9)%
General and administrative expenses	(1,491,966)	(2,051,999)	(560,033)	37.5%
Research and development expenses	(780,050)	(705,680)	74,370	(9.5)%
Total operating expenses	(2,513,589)	(2,989,801)	(476,212)	18.9%

Loss from operations	(1,839,857)	(2,824,130)	(984,273)	53.5%

Other loss
Interest expenses, net	(244,434)	(398,036)	(153,602)	62.8%
Other income, net	16,230	65,171	48,941	301.5%
Total other loss	(228,204)	(332,865)	(104,661)	45.9%

Loss before income tax expense	(2,068,061)	(3,156,995)	(1,088,934)	52.7%
Income tax expense	-	-	-	-%
Net loss	$(2,068,061)	$(3,156,995)	$(1,088,934)	52.7%

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Revenues

Our revenues consist of (i) sales of manufactured electronic products, (ii) commissioned processing service, (iii) rental income and (iv) others. Others mainly consist of electricity revenues.

Our breakdown of revenues for the years ended December 31, 2023 and 2024 are summarized as below:

	For the years ended December 31,		Change
	2023	2024	Amount	%
	US$	US$	US$
By revenue type
Sales of manufactured electronic products	$2,329,491	$1,318,521	$(1,010,970)	(43.4)%
Commissioned processing service	942,626	382,146	(560,480)	(59.5)%
Rental income	267,591	177,593	(89,998)	(33.6)%
Others	131,014	120,711	(10,303)	(7.9)%
Total	$3,670,722	$1,998,971	$(1,671,751)	(45.5)%

Our total revenues decreased by US$1.67 million, or 45.5% from US$3.67 million for the year ended December 31, 2023 to US$2.00 million for the year ended December 31, 2024, primarily attributable to the decrease of sales of manufactured electronic products and commissioned processing service.

Revenues from our sales of manufactured electronic products decreased by US$1.01 million, or 43.4%, from US$2.33 million for the year ended December 31, 2023 to US$1.32 million for the year ended December 31, 2024, which was mainly contributed to the decrease of orders and customers.

Revenues from our commissioned processing service decreased by US$0.56 million, or 59.5%, from US$0.94 million for the year ended December 31, 2023 to US$0.38 million for the year ended December 31, 2024, which was mainly contributed to the termination of cooperation with a major customer. The commissioned processing revenue from this major customer accounted for 22.2% of the total revenue in FY2023, while in FY2024 its revenue contribution was negligible. The Company is actively seeking new customers and has established cooperation with new customers. In 2024, the Company has developed five new customers of commissioned processing service, whose revenue contributions accounted for 10.2% of the total revenue of 2024.

Rental income decreased by US$0.09 million, or 33.6%, from US$0.27 million for the year ended December 31, 2023 to US$0.18 million for the year ended December 31, 2024, which was mainly due to the decrease in leasehold area resulting from the expiration of several lease contracts in the first half of 2024.

Revenues from others decreased by US$0.01 million, or 7.9%, from US$0.13 million for the year ended December 31, 2023 to US$0.12 million for the year ended December 31, 2024, which was mainly due to reduced electricity demand from lessees, which is in related to the reduction in leasehold area in the first half of 2024.

Cost of revenues

Cost of revenues primarily consists of (i) direct materials, labor costs and manufacturing overheads associated with manufactured electronic products, (ii) direct labor costs and manufacturing overheads associated with commissioned processing service, (iii) depreciation of company-owned and leased property, (iv) inventories write-down and (v) other cost related to the business operation.

Our cost of revenues decreased by US$1.17 million, or 38.8% from US$3.00 million for the year ended December 31, 2023 to US$1.83 million for the year ended December 31, 2024, primarily due to a decrease in our direct material cost with respect to manufactured electronic products and a decrease in labor cost due to the deflation of production scale, which are in consistent with the decrease in revenues from our sales of manufactured electronic products and commissioned processing service.

Gross profit and gross profit margin

Gross profit represents our revenues less cost of revenues. Gross profit margin represents our gross profit as a percentage of our revenues.

Gross profit decreased by US$0.50 million, or 75.4% from US$0.67 million for the year ended December 31, 2023 to US$0.17 million for the year ended December 31, 2024, and gross profit margin decrease from 18.4% in 2023 to 8.3% in 2024, primarily attributed to the elevated fixed costs associated with labor costs. The company is actively optimizing its workforce to mitigate labor costs.

Selling expenses

Selling expenses primarily consist of: (i) salaries and benefits for sales personnel, (ii) freight expenses, (iii) rental and depreciation allocated to selling department, (iv) certain other expenses.

Our selling expenses decreased by US$0.01 million, or 3.90% from US$0.24 million for the year ended December 31, 2023 to US$0.23 million for the year ended December 31, 2024, which was relatively stable. Selling expenses did not decreased in line with revenue because our selling expenses is composed of fixed expenses, such as salaries.

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General and administrative expenses

General and administrative expenses primarily consist of: (i) professional service fees; (ii) salaries and benefits for general and administrative personnel, (iii) rental and depreciation allocated to general and administrative department, (iv) other corporate expenses.

Our general and administrative expenses increased by US$0.56 million, or 37.50% from US$1.49 million for the year ended December 31, 2023 to US$2.05 million for the year ended December 31, 2024, which was primarily attributable to (i) an increase of US$0.36 million in professional service fees for the purpose of effecting our business combination with Cetus Capital, (ii) an increase of US$0.18 million in credit loss due to accrued credit loss of US$0.01 million for the year ended December 31, 2024 compared to the reversal of credit loss of US$0.17 million with the recovery of accounts receivables for the year ended December 31, 2023, (iii) an increase of US$0.13 million in depreciation as a result of the decrease in the utilization rate of our production line triggered by the reduction in orders, partially offset by (iv) a decrease of US$0.07 million in salaries and benefits for general and administrative personnel mainly attributable to the reduction in the amount of the annual bonus.

Research and development expenses

Research and development expenses primarily include (i) salaries and benefits for research and development personnel, (ii) material and supplies expenses in relation to research and development activities, (iii) rental and depreciation allocated to the research and development department, (iv) certain other expense.

Our research and development expenses decreased by US$0.07 million, or 9.5% from US$0.78 million for the year ended December 31, 2023 to US$0.71 million for the year ended December 31, 2024, which was primarily attributable to the decrease in material consumable due to lower-cost consumables in 2024 and reduced demand for projects modification and testing.

Interest expenses, net

Interest expenses, net consists of interest expenses for bank borrowings and financing leases, and interest income earned on cash deposits in banks.

Our interest expenses, net increased by US$0.16 million, or 62.8% from US$0.24 million for the year ended December 31, 2023 to US$0.40 million for the year ended December 31, 2024, which was primarily attributable to the increase of US$0.23 million in interest expense due to the newly borrowed loans from related parties, and offset by the increase of US$0.07 in interest income due to the newly lent loans to Cetus Sponsor LLC.

Other income, net

Other income, net consists of government subsidies, building repair income, foreign currency exchange gain or loss, and others.

Other income, net increased by US$0.05 million, or 301.5% from US$0.02 million for the year ended December 31, 2023 to US$0.07 million for the year ended December 31, 2024, which was primarily attributable to an increase of US$0.06 in government subsidies.

Taxation

British Virgin Islands (“BVI”)

The Company is incorporated in the BVI. Under the current laws of the BVI, the Company is not subject to income or capital gains taxes.

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the BVI Companies Act. In addition, shares of companies incorporated or re-registered under the BVI Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

Taiwan

We are subject to a tax rate of 20% for entities under R.O.C. Income Tax Law.

Samoa

One of our subsidiaries was incorporated in Samoa and, under the current laws of Samoa, is not subject to tax on its income or capital gains. Additionally, dividend payments are not subject to withholdings tax in Samoa.

Mainland China

Generally, our subsidiaries, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

Net loss

As a result of the foregoing, our net loss increased by US$1.09 million, or 52.7% from US$2.07 million for the year ended December 31, 2023 to US$3.16 million for the year ended December 31, 2024.

Comparison of Results of Operations for the years ended December 31, 2022 and 2023

The following table sets forth a summary of audited consolidated results of operations for the years indicated. This information should be read together with audited consolidated financial statements and related notes included elsewhere in this Annual Report. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended December 31,		Change
	2022	2023	Amount	%
	US$	US$	US$
Revenues	$3,153,486	$3,670,722	$517,236	16.4%
Cost of revenues	(2,134,376)	(2,996,990)	(862,614)	40.4%
Gross profit	1,019,110	673,732	(345,378)	(33.9)%

Operating expenses:
Selling expenses	(239,354)	(241,573)	(2,219)	0.9%
General and administrative expenses	(958,816)	(1,491,966)	(533,150)	55.6%
Research and development expenses	(721,254)	(780,050)	(58,796)	8.2%
Total operating expenses	(1,919,424)	(2,513,589)	(594,165)	31.0%

Loss from operations	(900,314)	(1,839,857)	(939,543)	104.4%

Other loss
Interest expenses, net	(390,031)	(244,434)	145,597	(37.3)%
Other income, net	73,259	16,230	(57,029)	(77.8)%
Total other loss	(316,772)	(228,204)	88,568	(28.0)%

Loss before income tax expense	(1,217,086)	(2,068,061)	(850,975)	69.9%
Income tax expense	-	-	-	-%
Net loss	$(1,217,086)	$(2,068,061)	$(850,975)	69.9%

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Revenues

Our revenues consist of (i) sales of manufactured electronic products, (ii) commissioned processing service, (iii) rental income and (iv) others. Others mainly consist of electricity and technical services revenues.

Our breakdown of revenues for the years ended December 31, 2022 and 2023 are summarized as below:

	For the years ended December 31,		Change
	2022	2023	Amount	%
	US$	US$	US$
By revenue type
Sales of manufactured electronic products	$1,543,397	$2,329,491	$786,094	50.9%
Commissioned processing service	866,993	942,626	75,633	8.7
Rental income	357,338	267,591	(89,747)	(25.1)%
Others	385,758	131,014	(254,744)	(66.0)%
Total	$3,153,486	$3,670,722	$517,236	16.4%

Our total revenues increased by US$0.52 million, or 16.4% from US$3.15 million for the year ended December 31, 2022 to US$3.67 million for the year ended December 31, 2023, primarily attributable to the increase of sales of manufactured electronic products and commissioned processing service, partially offset by the decrease of rental income and other income.

Revenues from our sales of manufactured electronic products increased by US$0.79 million, or 50.9%, from US$1.54 million for the year ended December 31, 2022 to US$2.33 million for the year ended December 31, 2023. The increase in products revenues was mainly contributed to the increased sales of intelligent vehicle control system due to the fact that new customers and new orders are mainly concentrated in this type of products.

Revenues from our commissioned processing service increased by US$0.08 million, or 8.7%, from US$0.87 million for the year ended December 31, 2022 to US$0.94 million for the year ended December 31, 2023, which was mainly due to one of our major customers was expanding its business in 2023 and increased the demand of service.

Rental income decreased by US$0.09 million, or 25.1%, from US$0.36 million for the year ended December 31, 2022 to US$0.27 million for the year ended December 31, 2023, which was mainly due to a decrease in leasehold area resulting from the expiration of two lease contracts in 2023.

Revenues from others decreased by US$0.26 million, or 66.0%, from US$0.39 million for the year ended December 31, 2022 to US$0.13 million for the year ended December 31, 2023, which was mainly due to reduced electricity demand from lessees in consistent with the decrease in leasehold area.

Cost of revenues

Our cost of revenues primarily consists of (i) direct materials, labor costs and manufacturing overheads associated with manufactured electronic products, (ii) direct labor costs and manufacturing overheads associated with commissioned processing service, (iii) depreciation of leased property, and (iv) other cost related to the business operation.

Our cost of revenues increased by US$0.86 million, or 40.4% from US$2.13 million for the year ended December 31, 2022 to US$3.00 million for the year ended December 31, 2023, primarily due to an increase in our direct material cost with respect to manufactured electronic products and an increase in labor cost due to the expansion of production scale and the increase in employee basic wages, which are in consistent with the increase in revenues from our sales of manufactured electronic products and commissioned processing service.

Gross profit and gross profit margin

Gross profit represents our revenues less cost of revenues. Gross profit margin represents our gross profit as a percentage of our revenues.

Gross profit decreased by US$0.35 million, or 33.9% from US$1.02 million for the year ended December 31, 2022 to US$0.67 million for the year ended December 31, 2023, and gross profit margin decreased from 32.3% in 2022 to 18.4% in 2023, primarily due to (i) the decrease in gross profit of commissioned processing service attribute to the preferential sales prices we provided to major customers in order to maintain cooperative relationship, (ii) the increase in labor costs.

Selling expenses

Selling expenses primarily consist of: (i) salaries and benefits for sales personnel, (ii) freight expenses, (iii) office expenses, (iv) rental and depreciation allocated to selling department, and (v) certain other expenses.

Our selling expenses remained relatively stable from US$0.24 million for the year ended December 31, 2022 to US$0.24 million for the year ended December 31, 2023, which was primarily attributable to an increase of US$0.03 million in salaries and benefits for sales personnel and offset by a decrease of US$0.03 in quality inspection fee as the reduction of customer’s special requirements of quality inspections on our products in 2023.

General and administrative expenses

General and administrative expenses primarily consist of: (i) professional service fees, (ii) salaries and benefits for general and administrative personnel, (iii) rental and depreciation allocated to general and administrative department; and (iv) other corporate expenses.

Our general and administrative expenses increased by US$0.53 million, or 55.6% from US$0.96 million for the year ended December 31, 2022 to US$1.49 million for the year ended December 31, 2023, which was primarily attributable to the increase of US$0.78 million in professional service fees mainly including audit fees and counsel fees related to listing, partially offset by the reversal of US$0.36 million in credit loss due to the recovery of accounts receivables.

Research and development expenses

Research and development expenses primarily include (i) salaries and benefits for research and development personnel, (ii) material and supplies expenses in relation to research and development activities, (iii) rental and depreciation allocated to the research and development department, (iv) technological development service fee, and (v) certain other expense.

Our research and development expenses increased by US$0.06 million, or 8.2% from US$0.72 million for the year ended December 31, 2022 to US$0.78 million for the year ended December 31, 2023, which was primarily attributable to an increase of US$0.10 million in material consumable due to the increase in demand for modification and testing of projects, partially offset by a reduction of US$0.03 million in technology service fee due to a product development project completed in the first half of 2023.

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Interest expenses, net

Interest expenses, net consists of interest expenses for borrowings from banks and related parties, financing leases, and interest income earned on cash deposits in banks.

Our interest expenses, net decreased by US$0.15 million, or 37.3% from US$0.39 million for the year ended December 31, 2022 to US$0.24 million for the year ended December 31, 2023, which was primarily attributable to the decrease of interest expense, which is a result of lower average loan amounts due to repayment of loans from related parties.

Other income, net

Other income, net consists of government subsidies, litigation gain, foreign currency exchange gain or loss, and others.

Other income, net decreased by US$0.05 million, or 77.8% from US$0.07 million for the year ended December 31, 2022 to US$0.02 million for the year ended December 31, 2023, which was primarily attributable to a decrease of US$0.05 million in government subsidies with respect to salary and working capital subsidies from Taiwan government in 2023.

Net loss

As a result of the foregoing, our net loss increased by US$0.85 million, or 69.9% from US$1.22 million for the year ended December 31, 2022 to US$2.07 million for the year ended December 31, 2023.

Going concern and Capital Resources

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. We incurred net losses of US$1.22 million, US$2.07 million and US$3.16 million for the years ended December 31, 2022, 2023 and 2024, respectively. Net cash used in operating activities were US$0.13 million, US$1.32 million and US$3.11 million for the years ended December 31, 2022, 2023 and 2024, respectively. As of December 31, 2024, our accumulated deficits were US$13.73 million, with a working capital deficit of US$7.83 million. Our operating results for future periods are subject to numerous uncertainties and it is uncertain if we will be able to reduce or eliminate our net losses for the foreseeable future. These conditions raise substantial doubt about our ability to continue as a going concern.

We have historically depended on financing from bank, related parties and third-party investors to support our operations. Our future operations are dependent upon equity or debt financing and our ability to generate profits through operations at an indeterminate time in the future. We cannot assure that we will be successful in completing an equity or debt financing or in achieving or maintaining profitability in the near term. Our financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should we be unable to continue as a going concern.

Cash Flows

The following table sets forth a summary of our cash flows for the years indicated:

	For the years ended December 31,
	2022	2023	2024
	US$	US$	US$
Net cash used in operating activities	$(129,863)	$(1,323,384)	$(3,112,605)
Net cash used in investing activities	(428,128)	(1,297,701)	(834,937)
Net cash provided by financing activities	605,695	3,135,961	3,582,030
Effect of exchange rate changes	(124,134)	(7,456)	34,814
Net change in cash and cash equivalents	(76,430)	507,420	(330,698)
Cash and cash equivalents, beginning of the year	493,438	417,008	924,428
Cash and cash equivalents, end of the year	$417,008	$924,428	$593,730

Operating activities

For the year ended December 31, 2024, our net cash used in operating activities was US$3.11 million, which was primarily attributable to (i) our net loss of US$3.16 million, (ii) an adjustment of added non-cash items of a net amount of US$0.67 million, inclusive of depreciation and amortization and other non-cash items, (iii) changes in working capital that negatively affected the cash flow from operating activities, primarily including a decrease of US$0.61 million in accrued expenses and other current liabilities mainly due to the increase of service fee payment that related to the business combination.

For the year ended December 31, 2023, our net cash used in operating activities was US$1.32 million, which was primarily attributable to (i) our net loss of US$2.07 million, (ii) an adjustment of added non-cash items of a net amount of US$0.53 million, inclusive of depreciation and amortization and other non-cash items, (iii) changes in working capital that negatively affected the cash flow from operating activities, primarily including (a) a net amount of US$0.19 million increase in inventories and accounts payables due to the expansion of our sales scale and we increase our stock level, as well as the fact that the credit period of accounts payable is lower than the realization period of inventory, (b) an increase of US$0.14 million in prepaid expenses due to the increase of prepayment to the suppliers and the deposit for customs duties, and partially offset by (iv) changes in working capital that positively affected the cash flow from operating activities, primarily including (a) a decrease of US$0.44 million in accounts receivables primarily due to the measures of strengthening accounts receivables collection management and enhanced debt collection efforts, (b) an increase of US$0.17 million in accrued expenses and other current liabilities mainly due to a longer period of product acceptance of a customer, resulting in an increase in advance from customers.

For the year ended December 31, 2022, our net cash used in operating activities was US$0.13 million, which was primarily attributable to (i) our net loss of US$1.22 million, (ii) an adjustment of added non-cash items of a net amount of US$1.01 million, inclusive of depreciation and amortization and other non-cash items, (iii) a decrease of US$0.39 million in prepaid expenses and other current assets due to our effort in reducing prepayments in 2022, and (vi) an increase in the amount of US$0.26 million in accounts receivables associated with a customer who is in default payment and foreign exchange impact in 2022.

Investing activities

For the year ended December 31, 2024, our net cash used in investing activities was US$0.83 million, which was primarily attributable to (i) the amount of US$0.50 lent to a shareholder who holds less than 5% share interest of the Company, (ii) the amount of US$0.30 lent to Cetus Sponsor LLC for the payment of extension application fee for business combination between the Company and Cetus Capital and (iii) the payment of US$0.03 for purchase of equipment for production and office purpose

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For the year ended December 31, 2023, our net cash used in investing activities was US$1.30 million, which was primarily attributable to the payment of US$0.75 million for purchase of equipment and vehicles and the amount of US$0.58 lent to Cetus Sponsor LLC for the payment of extension application fee for business combination between the Company and Cetus Capital, and partially offset by the proceeds of US$0.03 million from disposal of financing lease right-of-use asset.

For the year ended December 31, 2022, our net cash used in investing activities was US$0.44 million, which was primarily attributable to the purchase of equipment and vehicles and partially offset by the proceeds from disposal of equipment.

Financing activities

For the year ended December 31, 2024, our net cash provided by financing activities was US$3.58 million, consisting primarily of (i) net proceeds from financing sale and leaseback of US$0.86 million, (ii) net proceeds of US$0.68 million from related parties, (iii) net proceeds from convertible notes of US$1.70 million, and (iv) proceeds from reverse recapitalization of US$0.24 million.

For the year ended December 31, 2023, our net cash provided by financing activities was US$3.14 million, consisting primarily of net proceeds of US$1.95 million from bank borrowings, proceeds of US$0.88 million from shareholder contribution, and net proceeds of US$0.28 million from related parties.

For the year ended December 31, 2022, our net cash provided by financing activities was US$0.80 million, consisting primarily of net proceeds of US$0.66 million from bank borrowings and shareholder contribution of US$0.61 million, partially offset by net amount of repayment of US$0.37 million to related parties and repayments of financing sale and leaseback of US$0.16 million.

Capital expenditures

Our capital expenditures are primarily incurred for the purchase of property, equipment and software. Our capital expenditures were US$0.43 million and US$0.75 million and US$0.03 million for the years ended December 31, 2022, 2023 and 2024, respectively. We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to incur capital expenditures as needed to meet the expected growth of our business.

Tabular Disclosure of Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2024. The amounts are gross and undiscounted and include contractual interest payments.

	Payment Due by Period
	Total	Less than 1 year	1-3 years	3-5 years

Bank borrowing	$5,586,360	2,771,498	2,814,862	-
Payments of leaseback	1,512,566	1,242,154	270,412	-
Operating and financing lease commitments	61,147	61,147	-	-
Related party loans	2,162,876	2,162,876	-	-
Loans from third parties	121,375	121,375
Total	$9,444,324	6,359,050	3,085,274	-

We are currently involved in a litigation matter with the previous U.S. legal advisor of Cetus Capital, which is one of our subsidiaries, and may be required to pay related reasonable attorneys’ fees. The amount was not able to be quantified at this stage, and hence no related liability was accrued in the financial statements. Other than those shown above, we did not have any significant capital and other commitments, long-term obligations and guarantees as of December 31, 2024.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interests in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Inflation

Inflation affects us by generally increasing the PRC operating entities’ cost of labor and costs of inventories, the way it does to all labor and costs of inventories. However, we do not anticipate that inflation will materially affect our business in the foreseeable future.

Seasonality

We believe our operation and sales do not experience seasonality.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, the reported amounts of revenue and expenses during the reporting period, and the related disclosures in the consolidated financial statements and accompanying footnotes. Out of our significant accounting policies, which are described in “Note 3—Summary of Significant Accounting Policies” of our consolidated financial statements for the reporting period, included elsewhere in this registration statement, certain accounting policies are deemed “critical,” as they require management’s highest degree of judgment, estimates and assumptions, including (i) Accounts receivable, net; (ii) Inventories, net, (iii) Impairment of long-lived assets and (iv) Income taxes. While management believes their judgments, estimates and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions. We believe that the following critical accounting estimates involve the most significant judgments used in the preparation of our financial statements.

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Allowance for credit loss

On January 1, 2023, we adopted ASC 326 Financial Instruments – Credit Losses (“ASC 326”) using the modified retrospective approach through a cumulative-effect adjustment to accumulated deficit. Upon adoption, we changed its impairment model to utilize a current expected credit losses model in place of the incurred loss methodology for financial instruments measured at amortized cost. We had not recorded an adjustment to the opening accumulated deficit as of January 1, 2023 due to immaterial cumulative impact of adopting ASC 326.

Account receivables are stated net of provision of credit losses. We have developed a current expected credit loss (“CECL”) model based on historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. We consider historical collection rates, current financial status, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Because expected credit losses can vary a number of assumptions about matters that are substantially over time, estimating expected credit uncertain.

The allowance for credit loss for accounts receivable were US$0.18, nil and US$0.01 million for the years ended December 31, 2022, 2023 and 2024 respectively. The company reversed nil, US$0.17 million and nil for the years ended December 31, 2022, 2023 and 2024 respectively. For the year ended December 31, 2024, a 10% increase in our estimate of the allowance for credit loss related to accounts receivable would increase our pre-tax loss by approximately 0.03%.

Net realizable value of inventory

Inventories, net primarily consisting of raw materials, work-in-process, semi-finished products and finished goods, are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the weighted average cost method.

Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon a combination of factors such as historical and forecasted consumer demand. Because the expected write-downs are inherently subject to variability due to numerous assumptions that evolve over time, the estimation of net realizable value of inventory remains inherently uncertain.

The write-down made for inventories were US$0.31 million, US$0.15 million and US$0.10 million for the years ended December 31,2022, 2023 and 2024, respectively. For the year ended December 31, 2024, a 10% increase in our estimate of the write-down for inventories would increase our pre-tax loss by approximately 0.33%.

Impairment of long-lived assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, we measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of December 31, 2022, 2023 and 2024. Because the estimated undiscounted future cash flows are inherently subject to variability due to numerous assumptions that evolve over time, the impairment of long-lived assets remains inherently uncertain.

Valuation allowance for deferred tax assets

We account for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

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As of December 31, 2023 and 2024, deferred tax assets were US$3.19 million and US$3.39 million, respectively, and we have provided a valuation allowance as we have concluded that it is more likely than not that these net operating losses would not be utilized in the future. As of December 31, 2024, we had net operating loss carryforwards of approximately US$14.22 million, which arose from our subsidiaries, established in the Mainland China.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. Our operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than US$13,700 (RMB 100,000). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

We did not accrue any liability, interest or penalties related to uncertain tax positions in our provision for income taxes line of our consolidated statements of income for the years ended December 31,2022, 2023 and 2024, respectively. We did not expect that our assessment regarding unrecognized tax positions would materially change over the next 12 months. Because the estimation of future operation are inherently subject to variability due to numerous assumptions that evolve over time, the estimation of valuation allowance for deferred tax assets remains inherently uncertain.

Trend Information

Other than as disclosed herein, we are not aware of any trends, uncertainties, demands, commitments or events as of December 31, 2024 that are reasonably likely to have a material and adverse effect on our revenues, income, profitability, liquidity or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future results of operations or financial conditions.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related party transactions of MKD

The Company has identified Mr. Ming-Chia Huang, Ms. Min-Jie Cui, Mr. Ming-Chao Huang, Mr. Chih-Hsiang Tang, Mr. Chung-Yi Sun and Mr. Jung-Te Chang, its directors and officers, as related parties of the Company. After the completion of the Business Combination, Cetus Sponsor LLC and Awinner Limited have been identified as related parties of the Company.

During the year ended December 31, 2022, MKD Taiwan entered into certain loan arrangements with Ming-Chia Huang who provided loans to MKD Taiwan with annual interest rate at 3.5%. In May 2022, Ming-Chia Huang converted the US$336,022 loan balance in exchange for 1,000,000 ordinary shares of MKD Taiwan, with the remaining balance due on December 2023. MKD Taiwan also continuously entered into certain loan arrangements with Ming-Chao Huang who provided loans to MKD Taiwan with annual interest rate ranging from 6% to 6.5%. In December 2022, Ming-Chao Huang converted US$1,627,729 loan balance as non-controlling interests contribution in exchange of 42% share interest of MKD Jiaxing, with the remaining balance being paid off. In November 2020, MKD Taiwan entered into loan arrangement with Chih-Hsiang Tang who provided loans to MKD Taiwan with annual interest rate at 3.5%. In May 2022, Chih-Hsiang Tang converted US$33,602 loan balance in exchange for 100,000 ordinary shares of MKD Taiwan, with the remaining balance being paid off.

During the year ended December 31, 2023, MKD Taiwan entered into certain loan arrangements with Ming-Chia Huang obtaining loans in the total amount of US$277,596 with annual interest rate at 3.5%. In July 2023, Ming-Chao Huang and MKD BVI entered into a share transfer agreement to transfer the 42% share interest of MKD Jiaxing to MKD BVI with a total consideration of US$1,627,729, which was offset by the consideration of shares issued to Ming-Chao Huang by MKD BVI. On November 1, 2023, MKD BVI lent US$575,000 to Cetus Sponsor LLC with an annual interest of 6.5%. The loan is used to pay the application fee for the extension of business combination between the Company and Cetus Capital and shall be repaid on the earlier of i) the date on which the Cetus Capital consummates an initial business combination with a target business, and ii) May 2, 2024. On March 13, 2025, Cetus Sponsor LLC, Awinner Limited, and MKD BVI entered into a debt transfer agreement, pursuant to which the debt of US$875,000 (including US$300,000 lent to Cetus Sponsor LLC by MKD BVI in 2024) owed by MKD BVI to Cetus Sponsor LLC was transferred to Awinner Limited. Meanwhile, on March 13, 2025, Awinner Limited issued an interest-free promissory note with an amount of US$875,000 to MKD BVI, with the maturity date being December 31, 2026.

During the year ended December 31, 2024, MKD Taiwan entered into certain loan arrangements with Ming-Chia Huang providing loans in the total amount of $616,041 with annual interest rate at 3.5% to MKD Taiwan. In June 2024, MKD BVI entered into two loan arrangements with Ming-Chia Huang providing loans in the total amount of $235,000 with annual interest rate at 6.0% to MKD BVI. In October 2024, MKD Jiaxing entered into a loan arrangement with Ming-Chia Huang providing a loan in the amount of US$41,100 with an annual interest rate at 10% to MKD Jiaxing. During the year ended December 31, 2024, MKD Jiaxing entered into an interest-free loan arrangement with Ming-Chao Huang providing a loan in the amount of US$16,426 to MKD Jiaxing. On March 7, 2025, Ming-Chia Huang transferred US$550,000 out of his US$900,000 debt claim against the Company to his spouse, Ms. Ya-Hui Wu. Subsequently, On March 19, 2025, loans amounting to $900,000 from Ming-Chia Huang were converted into equity with the Company entering into debt conversion agreements with Ming-Chia Huang and Ms. Ya-Hui Wu to convert the loans totalling amounting to $900,000 into equity, the spouse of Ming-Chia Huang. According to debt conversion agreements, the amount of $350,000 will be converted into 3,500,000 new ordinary shares of the Company for Ming-Chia Huang, and the amount of $550,000 will be converted into 5,500,000 new ordinary shares of the Company for Ms. Ya-Hui Wu.

On February 1, 2024, MKD BVI lent US$300,000 to Cetus Sponsor LLC with an annual interest of 6.5%. The loan is used to pay the application fee for the extension of business combination between the Company and Cetus Capital and shall be repaid on the earlier of i) the date on which the Cetus Capital consummates an initial business combination with a target business, and ii) May 2, 2024. As of December 31, 2024, the amount of loans from MKD BVI to Cetus Sponsor LLC was $932,640, including interests of $57,640. On March 13, 2025, Cetus Sponsor LLC, Awinner Limited, and MKD BVI entered into a debt transfer agreement, pursuant to which the debt of US$875,000 owed by MKD BVI to Cetus Sponsor LLC was transferred to Awinner Limited. Meanwhile, on March 13, 2025, Awinner Limited issued an interest-free promissory note with an amount of US$875,000 to MKD BVI, with the maturity date being December 31, 2026. For the interests of $57,640, the Company is currently negotiating with Awinner Limited and expected to receive the interests before December 31, 2025.

In order to finance transaction costs in connection with the Business Combination, Cetus Sponsor LLC and Awinner Limited provided the interest free loans to the Company. As of December 31, 2024, the amount of loans from Cetus Sponsor LLC and Awinner Limited were US$914,000 and US$235,737, respectively. On March 13, 2025, Cetus Sponsor LLC, Awinner Limited, and MKD entered into a debt transfer agreement, pursuant to which the debt of US$875,000 owed by Cetus Sponsor LLC was transferred to Awinner Limited. On March 19, 2025, Awinner Limited and MKD entered into a debt conversion agreement to convert the loans amounting to US$1,110,000 into 11,110,000 new ordinary shares of the Company. Regarding the remaining loan of US$39,000 from Cetus Sponsor LLC and US$737 from Awinner Limited, the Company will repay in cash. The specific repayment date is currently being negotiated with Cetus Sponsor LLC and Awinner Limited.

On March 19, 2025, the debt of $473,100 related to equipment purchase payable were transferred to Ming-Chia Huang and subsequently converted into equity with the Company entering into debt conversion agreement with Ming-Chia Huang. According to debt conversion agreements, the debt will be converted into 4,731,000 new ordinary shares of the Company for Ming-Chia Huang.

Certain Transactions of Cetus Capital

Prior to the business combination of MKD and Cetus Capital in July 2024, Cetus Capital was a reporting company and a blank check company listed on Nasdaq.

On June 10, 2022, Cetus Sponsor LLC (the “Sponsor”) subscribed to purchase 1,725,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.014 per share. On August 31, 2022, the Sponsor converted all of its founder shares, which were originally issued as shares of Class B common stock, into an equal number of shares of Class A common stock on a one-for-one basis. On December 30, 2022, the Sponsor surrendered to Cetus Capital for cancellation 287,500 shares of Class A common stock for no consideration, resulting in the Sponsor owning 1,437,500 shares of Class A common stock of Cetus Capital. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of the IPO of Cetus Capital (excluding the Private Units and underlying securities and issuance of shares to D. Boral Capital LLC (formerly EF Hutton LLC)). Up to 187,500 founder shares held by the Sponsor were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. The founder shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The Sponsor purchased an aggregate of 286,875 Private Units at a price of $10.00 per unit for an aggregate purchase price of $2,868,750 in connection with the closing of the IPO of Cetus Capital. There were no redemption rights or liquidating distributions from the trust account with respect to the founder shares or Private Units.

Prior to the closing of the IPO of Cetus Capital, the Sponsor agreed to loan to Cetus Capital, pursuant to a promissory note, up to $300,000 to be used for a portion of the expenses of the IPO of Cetus Capital. These loans were non-interest bearing, unsecured and are due at the earlier of May 31, 2023 or the closing of the IPO. The promissory note was repaid by converting it to Private Units in connection with the IPO of Cetus Capital at $10 per unit.

Simultaneously with the closing of the IPO of Cetus Capital, the $216,837 that had been borrowed under the promissory note with Cetus Capital’s sponsor was converted into part of the subscription of $2,868,750 private placement at a price of $10.00 per unit. The promissory note was cancelled and no amounts were owed under the note.

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In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of the officers and directors of Cetus Capital may, but are not obligated to, loan to Cetus Capital funds on a non-interest bearing basis as may be required. If Cetus Capital completes an initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, Cetus Capital may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Additionally, if Cetus Capital extends the time available to complete its initial business combination, the Sponsor, its affiliates or designees will deposit funds into the Trust Account, the amount of which funds were originally $575,000 for each three-month extension and are currently $50,000 for each one-month extension, subject to the obligation of MKD Taiwan to provide all or a portion of the funds for such deposit in accordance with the terms and conditions of the Business Combination Agreement. Up to $1,500,000 of such working capital loans and up to $1,500,000 of such extension loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the Private Units. Other than as described above, the terms of such loans by the officers and directors of Cetus Capital, if any, have not been determined and no written agreements exist with respect to such loans. As of July 31, 2024 (“the Closing Date”), working capital loans from related parties were $274,737, which consisted of a) interest-free loan of $235,737 provided by Awinner Limited, which was 100% owned by Chung-Yi Sun, Chief Executive Officer of the Company; and b) interest-free loan of $39,000 provided by Cetus Sponsor LLC, which was 100% owned by Chung-Yi Sun. These loans were due on demand.

Following the approval by Cetus Capital’s Board of Directors of an extension of an additional three (3) months from November 2, 2023 to February 2, 2024 for the completion of a business combination (the “Extension”), on October 31, 2023, the Sponsor deposited an aggregate of $575,000 into the Cetus Capital’s trust account. This deposit was made in respect of a loan to the Cetus Capital (the “Extension Loan”), which Extension Loan is evidenced by an unsecured promissory note issued by Cetus Capital to the Sponsor (the “Extension Note”).

On December 14, 2023, Cetus Capital, the Sponsor, the members of Cetus Capital’s Board of Directors (the “Insiders”) and EF Hutton LLC executed and delivered a Letter of Consent and Waiver (the “Consent and Waiver”), agreeing that notwithstanding anything to the contrary in the Insider Letter among the Insiders, Cetus Capital, the Sponsor and EF Hutton LLC, the Sponsor may pledge as security and/or transfer any shares of the common stock of Cetus Capital held by the Sponsor in connection with the obtaining of loans towards payment of the fees for the extension of the business combination deadline of the Company, including but not limited to those shares of the common stock of Cetus Capital pledged in connection with the MKD Loan.

On January 31, 2024, Cetus Capital held the Extension Meeting, at which the stockholders of Cetus Capital approved an amendment (the “Extension Amendment”) to Cetus Capital’s amended and restated certificate of incorporation to extend the date by which Cetus Capital must consummate its initial business combination from February 3, 2024 up to six (6) one-month extensions to August 3, 2024, provided that an additional amount equal to the lesser of $0.03 per outstanding public share and $50,000 for each month extended is deposited into the trust account, or such earlier date as determined by the Cetus Board (the “2024 Extension”). Cetus Capital implemented the 2024 Extension by (A) filing the Extension Amendment with the Secretary of State of the State of Delaware on February 2, 2024 and (B) entering into an Amendment No. 1 of the Trust Agreement that reflects the 2024 Extension. In connection with the Extension Meeting, an aggregate of 3,691,066 Public Shares were redeemed, as a result of which redemptions $38,792,466 was removed from the Trust Account.

In connection with the Extension Amendment, the Sponsor caused four additional deposits, each in the amount of $50,000, for an aggregate of $200,000, to be deposited into the Trust Account to extend the Business Combination Period for four additional one month periods, until June 3, 2024. These deposits were made in respect of a loan to Cetus Capital in the aggregate principal amount of up to $300,000 (the “Sponsor Loan”), which Sponsor Loan is evidenced by an unsecured promissory note issued by Cetus Capital to the Sponsor (the “Sponsor Note”). The funds that were used by the Sponsor to make the Sponsor Loan were provided by MKD BVI (the loan made by MKD BVI to the Sponsor being referred to herein as the “Second MKD Loan”). The Second MKD Loan is evidenced by a note issued by the Sponsor to MKD BVI in the aggregate principal amount of up to $300,000 containing substantially the same terms as the Sponsor Note. As a condition for MKD BVI to make the Second MKD Loan to the Sponsor, the Sponsor granted to MKD BVI a security interest in 300,000 of the shares of Cetus Common Stock held by the Sponsor (the “Pledged Shares”). In addition, the Sponsor and Cetus Capital entered into a Stock Pledge Agreement with respect to the pledge of the Pledged Shares.

On February 1, 2024, the parties to the Business Combination Agreement entered into a Fourth Addendum to the Business Combination Agreement to extend the Termination Date from February 1, 2023 to April 30, 2024.

On April 30, 2024, the parties to the Business Combination Agreement executed and delivered a Fifth Addendum to the Business Combination Agreement to extend the “Outside Date”, as set forth in the Business Combination Agreement, from April 30, 2024 to June 30, 2024. On June 30, 2024, the parties to the Business Combination Agreement executed and delivered a Sixth Addendum to the Business Combination Agreement (the “Sixth Addendum”) to extend the “Outside Date”, as set forth in the Business Combination Agreement, from June 30, 2024 to August 5, 2024.

On June 3, 2024, an additional deposit in the amount of $50,000 was made into the Trust Account to extend the business combination period from June 3, 2024 until July 3, 2024. On or about July 3, 2024, a deposit in the amount of $50,000 was made into the Trust Account to extend the business combination period for an additional one month, until August 3, 2024.

As of July 31, 2024 (“the Closing Date”), the Extension Loan provided by the Sponsor amounted to $825,000.

Cetus Capital has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the existing Charter of Cetus Capital. The bylaws of Cetus Capital also permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. Cetus Capital has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Cetus Capital against its obligations to indemnify its officers and directors.

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DESCRIPTION OF SECURITIES

The Company is a business company incorporated in the BVI and its affairs are governed by the Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the BVI.

The Company has the following series of securities registered pursuant to Section 12(b) of the Securities Exchange Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares, $0.0001 par value per share	MKDW	The NASDAQ Stock Market LLC
Warrants*, each exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share	MKDWW	The NASDAQ Stock Market LLC

*	Expiring on 5.00 p.m. New York time, on July 31, 2029, or earlier upon redemption or liquidation in accordance with their terms.

The Company’s Ordinary Shares

The following includes a summary of the terms of the Company’s Ordinary Shares, based on its Amended and Restated Memorandum and Articles of Association and BVI law.

General. The Company is authorized to issue an unlimited amount of shares with US$0.0001 par value each divided into (a) ordinary shares and (b) five (5) classes of preferred shares. All of the Company’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares do not need to be issued as a matter of BVI law and will not be issued. The Company may not issue shares to bearer. the Company’s shareholders who are non-residents of the BVI may freely hold and transfer their ordinary shares.

Dividends. The holders of the Company Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to the Amended and Restated Memorandum and Articles of Association and the Companies Act. The Amended and Restated Memorandum and Articles of Association provides that the Company may authorize a dividend if the directors are satisfied, on reasonable grounds, that the Company will satisfy the “solvency test” as set out in the Companies Act, meaning that, immediately after the dividend, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debts as they fall due.

Shareholders’ Meetings. The following summarizes certain relevant provisions of BVI law and the Amended and Restated Memorandum and Articles of Association in relation to our shareholders’ meetings:

●	the directors of the Company may convene meetings of shareholders at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable;

●	upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors are required to convene a meeting of the shareholders while any such request must state the proposed purpose of the meeting;

●	the directors convening a meeting must give not less than seven clear days’ notice of the proposed meeting to those persons whose names, on the date the notice is given, appear as a shareholder in the register of members of the Company and are entitled to vote at the meeting. In determining “clear days”, the day the notice is received and the day on which the proposed meeting is to be held are not counted;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the Shares entitled to vote on resolutions to be considered at the meeting;

●	a resolution of shareholders is passed at a meeting of shareholders where approved by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder is entitled by the articles of association.

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As permitted by BVI law, the Amended and Restated Memorandum and Articles of Association permits the adoption by the shareholders of resolutions in writing, provided that such resolution is approved by the holders of a majority of shares entitled to vote thereon.

Liquidation. On a liquidation of the Company, the holders of the Company Ordinary Shares will be entitled to share ratably in the distribution of all of the Company’s assets remaining available for distribution after satisfaction of all of its liabilities.

Inspection of Books and Records. Holders of the Company Ordinary Shares have no general right under BVI law to inspect or obtain copies of the Company’s list of shareholders or its corporate records. However, the Company will provide its shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Issuance of Additional Shares. The Amended and Restated Memorandum and Articles of Association authorizes its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

The Amended and Restated Memorandum and Articles of Association also authorizes the Company’s Board to establish and designate from time to time up to five classes of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The Company’s Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares. It should be noted that the rights attaching to any preferred shares may rank in priority to those attached to the Company Ordinary Shares.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that authorize the Company’s Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

The Company’s Warrants

As of April 1, 2025, the Company had and 6,036,875 warrants each to purchase one Ordinary Share (the “Warrants”) outstanding. The Warrants will expire on 5.00 p.m. New York time, on July 31, 2029. Each Warrant entitles the registered holder to purchase one Ordinary Share at an initial price of $11.50 per share, subject to adjustment as discussed below.

The Warrants will expire five years after the completion of our business combination with Cetus Capital, which was consummated on July 31, 2024, at 5:00 p.m., New York City time on July 31, 2029, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Share pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue Ordinary Shares upon exercise of a Warrant unless Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

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We may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the Warrants become exercisable (the “30-day redemption period”) to each Warrant holder; and

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending three days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after the initial business combination.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

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If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend of Ordinary Shares, or by a sub-division of Ordinary Shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the Historical Fair Market Value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of Ordinary Shares during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Ordinary Shares shall be issued at less than their par value.

If the Company, at any time while the Warrants are outstanding and unexpired, pays to all or substantially all of the holders of Ordinary Shares a dividend or makes a distribution in cash, securities or other assets on account of such Ordinary Shares (or other shares into which the Warrants are convertible), other than (a) as described in the paragraph above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the redemption rights of the holders of the Common Stock of Cetus Capital in connection with a proposed initial Business Combination, (d) to satisfy the redemption rights of the holders of the Common Stock of Cetus Capital in connection with a stockholder vote to amend Cetus Capital’s amended and restated certificate of incorporation (i) to affect the substance or timing of Cetus Capital’s obligation to provide for the redemption of Common Stock in connection with an initial Business Combination or to redeem 100% of Cetus Capital’s public shares if Cetus Capital does not consummate its initial Business Combination within the time period set forth in Cetus Capital’s amended and restated certificate of incorporation or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity or (e) in connection with the redemption of public shares upon the failure of Cetus Capital to complete its initial Business Combination and any subsequent distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share in respect of such Extraordinary Dividend. For these purposes, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to herein and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Ordinary Shares issuable on exercise of each Warrant).

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

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The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, filed as an exhibit to the registration statement of the Company on Form F-1 of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in the prospectus of Cetus Capital, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public Warrants to make any change that adversely affects the interests of the registered holders of public Warrants.

In addition, if (x) the Company issues additional Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Ordinary Share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), with such issue price or effective issue price to be determined in good faith by the Board of the Company (and in the case of any such issuance to the initial stockholders of Cetus Capital or their affiliates, without taking into account any founder shares held by such stockholders or their affiliates, as applicable, prior to such issuance) (the “New Issuance Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of Cetus Capital’s initial business combination on the date of the consummation of its initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Common Stock of Cetus Capital during the 20 trading day period starting on the trading day prior to the day on which Cetus Capital consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the New Issuance Price and the Redemption Trigger Price will be adjusted (to the nearest cent) to 180% of the greater of the Market Value and the New Issuance Price.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one (1) vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the full extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

The Company’s Transfer Agent and Warrant Agent

The transfer agent for our Ordinary Shares and warrant agent for our Warrants is Continental Stock Transfer & Trust Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Ordinary Shares as of April 1, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding Ordinary Shares;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of April 1, 2025. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 143,619,342 Ordinary Shares outstanding on April 1, 2025, after giving effect to the Business Combination and the agreements described above, and including 6,036,875 Ordinary Shares issuable upon the exercise of outstanding warrants.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. To our knowledge, no Ordinary Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

There are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company. Unless otherwise noted, the business address of each of our directors and officers is 1F, No. 6-2, Duxing Road, Hsinchu Science Park, Hsinchu City 300, Taiwan.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares
Directors and Executive Officers of the Company:
Ming-Chia Huang (Chief Executive Officer and Chairman of the Board of Directors)	10,196,350	7.1%
Min-jie Cui (Chief Financial Officer)	—	—
Ming-Chao Huang (Director)	1,151,606	0.8%
Chih-Hsiang Tang (Independent Director)	297,011	0.2%
Chung-Yi Sun (Independent Director) (1)	13,159,062	9.1%
Jung-Te Chang (Independent Director)	—	—
Other 5% or more beneficial owners of the Company:
AWinner Limited (1)	13,159,062	9.1%
Greenmin Limited (2)	10,000,000	7.0%
Hejing Holding Limited (3)	11,740,000	8.2%
HMInvest Limited and affiliated persons (4)	11,040,424	7.7%
Jingyi Capital Limited and affiliated persons (5)	11,998,194	8.4%
Xinghe Limited (6)	11,740,000	8.2%
Xufeng Holdings Limited (7)	11,499,178	8.0%
Yimo Capital Limited (8)	11,740,000	8.2%
Zeafus Limited (9)	11,540,000	8.0%

(1)	Representing 1,772,187 Ordinary Shares directly held by Cetus Sponsor LLC and 11,100,000 Ordinary Shares directly held by AWinner Limited. AWinner Limited is the sole manager and the majority member of Cetus Sponsor LLC. Chung-Yi Sun is the sole director and shareholder of AWinner Limited. In such capacity, Mr. Sun has voting and dispositive power over the securities that are held by Cetus Sponsor LLC. As a result, Mr. Sun may be deemed to have beneficial ownership of the securities held of record by Cetus Sponsor LLC and AWinner Limited. Cetus Sponsor LLC also holds 286,875 warrants of the Company, each exercisable to purchase one ordinary share of the Company at an exercise price of $11.50.

(2)	The business address of Greenmin Limited is 1405 Chunfeng Li, Fengqiao Town, Nanhu District, Jiaxing City, Zhejiang Province, Jiaxing City, China.

(3)	The business address of Hejing Holding Limited is Room 504, Building 5, Lidao Jiayuan, Nanhu District, Zhejiang Province, Jiaxing City, China.

(4)	HMInvest Limited is beneficially owned by Chuang-Yang Chiu. The business address of HMInvest Limited and Chuang-Yang Chiu is 3rd Floor, No. 21, Lane 155, Sanmin Street, Sanchong District, Taipei City, Taiwan.

(5)	Jingyi Capital Limited is beneficially owned by Huang Lu. The business address of Jingyi Capital Limited and Huang Lu is Building 2, No. 382 Asia Pacific Road, Daqiao Town, Nanhu District, Jiaxing City, Zhejiang Province, Jiaxing City, China.

(6)	The business address of Xinghe Limited is Room 1103, Building 16, Zhongzhou Huaxidi, Asia Pacific Road, Daqiao Town, District, Zhejiang Province, Jiaxing City, China.

(7)	Xufeng Holdings Limited is beneficially owned by Chiu-Chueh Chang. The business address of Xufeng Holdings Limited and Chiu-Chueh Chang is 2f. -6, No. 32, Sec. 3 Minsheng Rd., Banqiao Dist. New Taipei City 200 Taiwan.

(8)	The business address of Yimo Capital Limited is No. 4 Zhengjiadang, Jiantang Village, Longshan Street, Changxing County, Zhejiang Province, China.

(9)	The business address of Zeafus Limited is Room 103, Building 60, Shallow Water Bay Phase II, Dantu District, Jiangsu Province, Zhenjiang City, China.

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SELLING SECURITYHOLDERS

This prospectus relates to the registration and resale by the Selling Securityholders set forth in the table below of up to 100,000,000 Ordinary Shares which were issued pursuant to the Securities Purchase Agreement between the Company and the Selling Securityholders, dated March 6, 2025.

Security Purchase Agreement

On March 6, 2025,the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 10 non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) an aggregate of 100,000,000 ordinary shares (the “Shares”), par value $0.0001 per share, at a purchase price per share of $0.10, for gross proceeds of approximately $10,000,000, of which proceeds will be used for working capital and other general corporate purposes. The Private Placement closed on March 21, 2025.

The Shares have not been registered under the Securities Act of 1933, as amended and were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Rule 903 of Regulation S under the Securities Act of the Securities Act because all of the investors were non-U.S. Persons.

Pursuant to the Purchase Agreement, within 45 days of the date of the Purchase Agreement, the Company will file a registration statement on Form F-1 (the “Registration Statement”) with the SEC to register the Shares. The Company will use commercially reasonable efforts to cause the Registration Statement to become effective within 90 days following its filing with the SEC, or, in the event of a “full review” by the SEC, within 120 days following its filing.

The following table sets forth certain information with respect to each Selling Securityholder, including (i) the ordinary shares beneficially owned by the Selling Securityholder prior to this offering, (ii) the number of Resale Shares to be sold by the Selling Securityholder pursuant to this prospectus, and (iii) the Selling Securityholder’s beneficial ownership after completion of this offering. The registration of the Resale Shares does not necessarily mean that the Selling Securityholders will sell all or any of such Resale Shares, but the number of the ordinary shares and percentages set forth in the final two columns below assume that all Resale Shares being offered by the Selling Securityholders pursuant to this prospectus are sold. See “Plan of Distribution.”

93

Selling Securityholder	Number of Ordinary Shares Owned Currently(1)	Percentage of Ordinary Shares Owned Currently	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus		Ordinary Shares Owned Immediately Following Sale of the Maximum Number of Ordinary Shares in this Offering	Percentage of Ordinary Shares Owned After this Offering
Jingyi Capital Limited(2)	11,998,194	8.4%	11,740,000	(2)	258,194	0.2%
Xinghe Limited(3)	11,740,000	8.2%	11,740,000	(3)	—	—
Greenmin Limited(4)	10,000,000	7.0%	10,000,000	(4)	—	—
HMInvest Limited(5)	11,040,424	7.7%	10,500,000	(5)	540,424	0.4%
Zeafus Limited(6)	11,540,000	8.0%	11,540,000	(6)	—	—
Ying-Huang Lai(7)	5,423,694	3.8%	5,000,000	(7)	423,694	0.3%
Yung-Yuan Kao(8)	5,404,645	3.8%	5,000,000	(8)	404,645	0.3%
Xufent Holdings Limited(9)	11,499,178	8.0%	11,000,000	(9)	499,178	0.3%
Hejing Holding Limited(10)	11,740,000	8.2%	11,740,000	(10)	—	—
Yimo Capital Limited(11)	11,740,000	8.2%	11,740,000	(11)	—	—
Total			100,000,000

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary shares subject to warrants currently exercisable, or exercisable within 60 days of this prospectus are counted as outstanding for computing the percentage of each of the Selling Securityholders holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Securityholders. Percentage of shares beneficially owned is based on 143,619,342 Ordinary Shares issued and outstanding as of April 1, 2025, and excluding 6,036,875 Warrants (Nasdaq: MKDWW) as of April 1, 2025 to purchase Ordinary Shares at an initial exercise price of $11.50 per share, subject to adjustment in accordance with the Warrant terms.

(2)	Pursuant to the Purchase Agreement, the Company is registering for resale up to 11,740,000 Ordinary Shares for resale on behalf of Jingyi Capital Limited. Jingyi Capital Limited is beneficially owned by Huang Lu. The business address of Jingyi Capital Limited and Huang Lu is Building 2, No. 382 Asia Pacific Road, Daqiao Town, Nanhu District, Jiaxing City, Zhejiang Province, Jiaxing City, China.

(3)	Pursuant to the Purchase Agreement, the Company is registering for resale up to 11,740,000 Ordinary Shares for resale on behalf of Xinghe Limited. The business address of Xinghe Limited is Room 1103, Building 16, Zhongzhou Huaxidi, Asia Pacific Road, Daqiao Town, District, Zhejiang Province, Jiaxing City, China.

(4)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 10,000,000 Ordinary Shares for resale on behalf of Greemin Limited. The business address of Greenmin Limited is 1405 Chunfeng Li, Fengqiao Town, Nanhu District, Jiaxing City, Zhejiang Province, Jiaxing City, China.

(5)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 10,500,000 Ordinary Shares for resale on behalf of HMInvest Limited. HMInvest Limited is beneficially owned by Chuang-Yang Chiu. The business address of HMInvest Limited and Chuang-Yang Chiu is 3rd Floor, No. 21, Lane 155, Sanmin Street, Sanchong District, Taipei City, Taiwan.

(6)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 11,540,000 Ordinary Shares for resale on behalf of Zeafus Limited. The business address of Zeafus Limited is Room 103, Building 60, Shallow Water Bay Phase II, Dantu District, Jiangsu Province, Zhenjiang City, China.

(7)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 5,000,000 Ordinary Shares for resale on behalf of Ying-Huang Lai. The business address of Ying-Huang Lai is 7th Floor, No. 403-1, Section 2, Zhongshan Road, Banqiao District, New Taipei City, Taiwan.

(8)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 5,000,000 Ordinary Shares for resale on behalf of Yung-Yuan Kao. The business address of Yung-Yuan Kao is No. 49, Section 2, Yimin Road, Zhongli District, Taoyuan City, Taiwan.

(9)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 11,000,000 Ordinary Shares for resale on behalf of Xufent Holdings Limited. Xufeng Holdings Limited is beneficially owned by Chiu-Chueh Chang. The business address of Xufeng Holdings Limited and Chiu-Chueh Chang is 2f. -6, No. 32, Sec. 3 Minsheng Rd., Banqiao Dist. New Taipei City 200 Taiwan.

(10)

Pursuant to the Purchase Agreement, the Company is registering for resale up to 11,740,000 Ordinary Shares for resale on behalf of Hejing Holding Limited. The business address of Hejing Holding Limited is Room 504, Building 5, Lidao Jiayuan, Nanhu District, Zhejiang Province, Jiaxing City, China.

(11)	Pursuant to the Purchase Agreement, the Company is registering for resale up to 11,740,000 Ordinary Shares for resale on behalf of Yimo Capital Limited. The business address of Yimo Capital Limited is No. 4 Zhengjiadang, Jiantang Village, Longshan Street, Changxing County, Zhejiang Province, China.

94

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 100,000,000 Ordinary Shares.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders.

Selling securityholders may be subject to the restrictions on transfer of shares of Rule 144 under the securities Act if such Selling Securityholder is deemed an “affiliate” of Cetus Capital Acquisition Corp. or the Company. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Cetus Capital Acquisition Corp. or the Company (as appropriate) and may include the executive officers, directors and significant shareholders of Cetus Capital Acquisition Corp. or the Company (as appropriate).

The term “Selling Securityholders” include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership or membership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The securities offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders,

●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the securities,

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans,

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions,

●	any other method permitted pursuant to applicable law, and

●	a combination of any such methods of sale.

95

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

96

The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholder will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholder and any other person participating in the sale of the securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The Ordinary Shares and the warrants held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section titled “Shares Eligible For Future Sale.”

With respect to those securities being registered pursuant to the Registration Rights Agreement we have agreed to indemnify or hold harmless the Selling Securityholders and all of their officers, directors, and agents of each, and control persons, as applicable, against certain liabilities, including certain liabilities under the Securities Act. Such Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Expenses of the Offering.”

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of Ordinary Shares by our Selling Securityholders. With the exception of the registration fee payable to the SEC, all amounts are estimates.

Expense	Amount
SEC registration fee	$5,205.4
Legal fees and expenses	65,000
Accounting fees and expenses	15,450
Miscellaneous	1,180
Total	$86,835.4

97

LEGAL MATTERS

The legality of the Ordinary Shares for resale registered hereby and certain other British Virgin Islands legal matters are passed upon for the Company as to matters of British Virgin Islands law, by Mourant.

EXPERTS

The consolidated financial statements of MKDWELL Tech Inc. as of December 31, 2023 and 2024 and for each of the years ended December 31, 2022, 2023 and 2024 included in this registration statement have been audited by Guangdong Prouden CPAs GP, an independent registered public accounting firm, as stated in their report appearing herein, which includes an explanatory paragraph as to MKDWELL Tech Inc’s ability to continue as a going concern described in Note 2 to the financial statements, appearing elsewhere in this registration statement, and are included herein in reliance on such report given upon the authority of Guangdong Prouden CPAs GP as experts in accounting and auditing.

Change in the Registrant’s Certifying Accountant

Pursuant to instruction 2 to Item 16F of Form 20-F, the Company has previously furnished its current reports on Form 6-K to the SEC on December 6, 2024 and December 11, 2024 regarding the termination of the client-auditor relationship with Marcum Asia CPAs LLP and the appointment of Guangdong Prouden CPAs GP as the Company’s independent registered public accounting firm. The change of auditors from Marcum Asia CPAs LLP to Guangdong Prouden CPAs GP was approved by the audit committee of the board of directors of the Company.

Effective as of December 2, 2024, the client-auditor relationship between the Company, MKDWELL Limited (“MKD BVI”), a subsidiary of the Company, with Marcum Asia CPAs LLP (“Marcum Asia”) ceased. The audit reports of Marcum Asia on the financial statements of the Company and MKD BVI each dated May 2, 2024 each contained explanatory paragraphs regarding the Company’s and MKD BVI’s ability to continue as a going concern, and save as aforementioned did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through December 2, 2024, there were no: (1) “disagreements” (as that term is defined in 16F (a)(1)(iv) of Form 20-F and the related instructions) between the Company and Marcum Asia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia, would have caused Marcum Asia to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as set forth in Item 16F(a)(1)(v)(A) through (D) of Form 20-F. The Company provided Marcum Asia with a copy of the disclosures in its current report on Form 6-K furnished with the SEC on December 6, 2024 and requested that Marcum Asia furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. As of the latest practicable time prior to the furnishment of such report, the Company did not receive such letter from Marcum Asia.

The Company subsequently appointed Guangdong Prouden CPAs GP (“Guangdong Prouden”) as its independent registered public accounting firm, effective on December 10, 2024. The appointment of Guangdong Prouden was made after a careful consideration and evaluation process by the Company, and was approved by the audit committee of the board of directors of the Company and by the board of directors of the Company. Guangdong Prouden is engaged to audit and report on the consolidated financial statements of the Company. During the Company’s fiscal years ended December 31, 2022 and 2023 and until the engagement of Guangdong Prouden, neither the Company nor anyone on its behalf has consulted with Guangdong Prouden on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Guangdong Prouden which Guangdong Prouden concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement, as that term is defined in Item 16F(a)(1)(iv) of Form 20-F (and the related instructions thereto) or a reportable event as set forth in Item 16F(a)(1)(v)(A) through (D) of Form 20-F.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, of which this prospectus forms a part, including exhibits, under the Securities Act with respect to the Ordinary Shares offered by this prospectus. The registration statement on Form F-1, including the attached exhibits and schedules, contains additional relevant information about us and our shares. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our website address is www.mkdwell.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.

98

MKDWELL TECH INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of MKDWELL Tech Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MKDWELL Tech Inc. (the “Company”) as of December 31, 2023 and 2024, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2024.

Guangzhou, China
April 3, 2025

F-2

MKDWELL TECH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2023	2024
Assets
Current assets:
Cash and cash equivalents	$924,428	$542,591
Restricted cash	-	51,139
Accounts and note receivable, net	562,058	640,778
Amounts due from related parties	14,674	932,640
Inventories, net	362,963	291,029
Prepaid expenses and other current assets, net	875,119	662,877
Total current assets	2,739,242	3,121,054

Non-current assets:
Intangible assets, net	299,797	523,846
Property, plant and equipment, net	3,731,403	5,094,545
Real estate properties for lease, net	2,238,577	60,908
Operating lease right-of-use assets, net	125,009	59,680
Financing lease right-of-use assets, net	8,523	-
Other non-current assets	28,453	34,624
Total non-current assets	6,431,762	5,773,603
TOTAL ASSETS	9,171,004	8,894,657

Liabilities
Current liabilities:
Short-term bank borrowings	2,726,197	2,648,199
Accounts payable	304,668	409,124
Amounts due to related parties	341,563	2,162,876
Accrued expenses and other current liabilities	2,039,329	4,674,876
Long-term bank borrowings, current portion	596,335	123,299
Convertible note	-	868,925
Operating lease liabilities, current	61,099	59,680
Total current liabilities	6,069,191	10,946,979

Non-current liabilities:
Long-term bank borrowings	2,429,465	2,814,862
Operating lease liabilities, non-current	63,910	-
Other non-current liabilities	273,850	306,766
Total non-current liabilities	2,767,225	3,121,628
TOTAL LIABILITIES	8,836,416	14,068,607

Commitments and Contingencies

Equity (deficit)
Ordinary shares* (par value of US$0.0001 per share; 100,000,000 ordinary shares authorized as of December 31, 2023 and 2024, respectively; 13,855,239 and 18,588,342 ordinary shares issued as of December 31, 2023 and 2024, respectively; 13,855,239 and 16,788,342 ordinary shares outstanding as of December 31, 2023 and 2024, respectively)	1,386	1,859
Additional paid-in capital	11,462,669	8,962,753
Accumulated deficit	(11,213,083)	(13,731,023)
Accumulated other comprehensive income	344,870	557,094
MKDWELL Tech Inc. shareholders’ equity (deficit)	595,842	(4,209,317)
Non-controlling interests	(261,254)	(964,633)
Total equity (deficit)	334,588	(5,173,950)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$9,171,004	$8,894,657

*	The shares and per share information are presented on a retroactive basis to reflect the Reverse Recapitalization (Note 1). The Pre-delivery Shares were not considered outstanding and therefore excluded from basic and diluted loss per share calculation (Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MKDWELL TECH INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2023	2024
Revenues	$3,153,486	$3,670,722	$1,998,971
Cost of revenues	(2,134,376)	(2,996,990)	(1,833,300)
Gross profit	1,019,110	673,732	165,671

Operating expenses:
Selling expenses	(239,354)	(241,573)	(232,122)
General and administrative expenses	(958,816)	(1,491,966)	(2,051,999)
Research and development expenses	(721,254)	(780,050)	(705,680)
Total operating expenses	(1,919,424)	(2,513,589)	(2,989,801)

Loss from operations	(900,314)	(1,839,857)	(2,824,130)

Other loss:
Interest expenses, net	(390,031)	(244,434)	(398,036)
Other income, net	73,259	16,230	65,171
Total other loss	(316,772)	(228,204)	(332,865)

Loss before income tax expense	(1,217,086)	(2,068,061)	(3,156,995)
Income tax expense	-	-	-
Net loss	$(1,217,086)	$(2,068,061)	$(3,156,995)
Net income (loss) attributable to non-controlling interest	39,192	(478,433)	(639,055)
Net loss attributable to ordinary shareholders	(1,256,278)	(1,589,628)	(2,517,940)

Other comprehensive income (loss)	-
Foreign currency translation adjustment attributable to non-controlling interest	33,576	26,236	(64,324)
Foreign currency translation adjustment attributable to parent company	29,825	(39,867)	212,224
Total other comprehensive income (loss)	$63,401	$(13,631)	$147,900

Total comprehensive loss	$(1,153,685)	$(2,081,692)	$(3,009,095)
Total comprehensive income(loss) attributable to non-controlling interest	72,768	(452,197)	(703,379)
Total comprehensive loss attributable to ordinary shareholders	(1,226,453)	(1,629,495)	(2,305,716)

Weighted average shares outstanding used in calculating basic and diluted loss per share - basic and diluted	14,761,546	14,329,371	16,788,342
Loss per share - basic and diluted	$(0.09)	$(0.11)	$(0.15)

* The shares and per share information are presented on a retroactive basis to reflect the Reverse Recapitalization (Note 1). The Pre-delivery Shares were not considered outstanding and therefore excluded from basic and diluted loss per share calculation (Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MKDWELL TECH INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary shares*		Shareholder	Additional paid-in	Accumulated other comprehensive	Accumulated	Total shareholders’ equity	Non-controlling	Total equity
	Share	Amount	subscription	capital	income	Deficits	(deficit)	interests	(deficit)
Balance as of December 31, 2021	13,622,727	7,749,304	14,703	6,604	581,159	(8,367,177)	(15,407)	-	(15,407)
Net loss	-	-	-	-	-	(1,256,278)	(1,256,278)	39,192	(1,217,086)
Capital injection	1,839,244	1,090,346	(14,703)	-	-	-	1,075,643	-	1,075,643
Contribution from a non-controlling shareholder	-	-	-	918,693	-	-	918,693	709,036	1,627,729
Foreign currency translation	-	-	-	-	29,825	-	29,825	33,576	63,401
Balance as of December 31, 2022	15,461,971	8,839,650	-	925,297	610,984	(9,623,455)	752,476	781,804	1,534,280
Changes in non-controlling interest resulting from Taiwan Reorganization	(5,819,597)	(8,838,264)	-	9,082,340	(226,247)	-	17,829	(17,829)	-
Capital injection	1,417,040	-	-	882,000	-	-	882,000	-	882,000
Acquisition of non-controlling interest	2,795,825	-	-	573,032	-	-	573,032	(573,032)	-
Net loss	-	-	-	-	-	(1,589,628)	(1,589,628)	(478,433)	(2,068,061)
Foreign currency translation	-	-	-	-	(39,867)	-	(39,867)	26,236	(13,631)
Balance as of December 31, 2023	13,855,239	1,386	-	11,462,669	344,870	(11,213,083)	595,842	(261,254)	334,588
Reverse Recapitalization	2,933,103	293	-	(3,346,276)	-	-	(3,345,983)	-	(3,345,983)
Pre-Delivery Shares related to the issuance of Convertible Note	1,800,000	180	-	846,360	-	-	846,540	-	846,540
Net loss	-	-	-	-	-	(2,517,940)	(2,517,940)	(639,055)	(3,156,995)
Foreign currency translation	-	-	-	-	212,224	-	212,224	(64,324)	147,900
Balance as of December 31, 2024	18,588,342	1,859	-	8,962,753	557,094	(13,731,023)	(4,209,317)	(964,633)	(5,173,950)

*	The shares and per share information are presented on a retroactive basis to reflect the Reverse Recapitalization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MKDWELL TECH INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2023	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,217,086)	$(2,068,061)	$(3,156,995)

Adjustments to reconcile net loss to net cash used in operating activities:
Allowance (reversal) for credit loss	179,038	(165,288)	7,952
Write-downs of inventories	310,159	153,938	103,629
Depreciation of property, plant and equipment	299,611	348,485	459,116
Amortization of intangible assets	20,915	17,270	13,824
Depreciation and amortization of real estate properties for lease	123,738	113,599	3,351
Amortization of operating lease right-of-use asset	57,387	58,538	58,270
Amortization of financing lease right-of-use asset	26,463	25,150	8,407
Gain from the disposal of property, plant and equipment	(4,991)	-	-
Gain from the disposal of financing lease right-of-use asset	-	(18,994)	-
Amortization of Convertible Note issuance cost	-	-	15,285
Changes in operating assets and liabilities:
Accounts and note receivable	(260,739)	441,246	(103,696)
Inventories	3,282	(289,309)	(45,090)
Prepaid expenses and other current assets	394,911	(144,005)	113,968
Other non-current assets	34,976	32,406	-
Accounts payable	(95,251)	99,350	114,801
Accrued expenses and other current liabilities	62,378	174,840	(606,472)
Amounts due from related parties	-	(14,674)	-
Operating lease liabilities	(57,387)	(57,413)	(58,271)
Other non-current liabilities	(7,267)	(30,463)	(40,684)
Net cash used in operating activities	(129,863)	(1,323,385)	(3,112,605)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(433,552)	(752,868)	(33,951)
Proceeds from disposal of property, plant and equipment	5,424	-	-
Proceeds from disposal of financing lease right-of-use asset	-	30,167	-
Loan to a third party	-	-	(500,986)
Loan to a related party	-	(575,000)	(300,000)
Net cash used in investing activities	(428,128)	(1,297,701)	(834,937)

CASH FLOWS FORM FINANCING ACTIVITIES
Reverse recapitalization	-	-	236,017
Proceeds from Convertible Note	-	-	6,564,196
Repayments of Convertible Note	-	-	(4,864,016)
Proceeds from bank borrowings	2,021,099	2,732,935	3,902,331
Repayments of bank borrowings	(1,382,075)	(1,313,504)	(3,905,110)
Proceeds from Long-term bank borrowings		847,422	-
Repayments of Long-term bank borrowings	(148,610)	(320,231)	(4,330)
Repayments of amounts due to shareholders	(234,928)	-	-
Repayments of financing lease liabilities	(29,038)	(18,398)	-
Proceeds from borrowings from related parties	117,464	412,935	939,297
Repayment of borrowings from related parties	(354,745)	(134,908)	(262,860)
Proceeds from borrowings from third parties	-	-	122,295
Proceeds from financing sale and leaseback	371,459	422,956	1,426,385
Repayments of financing sale and leaseback	(382,847)	(359,991)	(564,670)
Proceeds from a vehicle mortgage loan	29,722	-	-
Repayments of a vehicle mortgage loan	(7,019)	(15,255)	(7,505)
Proceeds from capital contribution	605,213	882,000	-
Net cash provided by financing activities	605,695	3,135,961	3,582,030

Effect of exchange rate changes	(124,134)	(7,455)	34,814
Net change in cash and cash equivalents	(76,430)	507,420	(330,698)

Cash and cash equivalents, beginning of the year	493,438	417,008	924,428
Cash and cash equivalents, and restricted cash, end of the year	$417,008	$924,428	$593,730

Reconciliation of cash and restricted cash
Cash	417,008	924,428	542,591
Restricted cash	-	-	51,139
Total cash and restricted cash in the statement of cash flow	$417,008	$924,428	$593,730

Supplemental disclosures of cash flow information:
Income tax paid	-	-	-
Interest expense paid	216,936	215,073	269,855
Supplemental disclosures of non-cash activities:
Reclassification of long-term and short-term borrowings	297,220	445,831	458,978
Shareholders’ debt offset against payment of shares of a subsidiary	100,806	-	-
Related parties’ debt offset against payment of shares of a subsidiary	369,624	-	-
Related parties’ debt offset against payment of shares of a subsidiary	1,627,729	-	-
Shares issued for the acquisition of non-controlling interest	-	573,032	-
Real estate properties reclassified (to) from property, plant and equipment	(222,322)	(325,385)	(1,896,614)
Real estate properties reclassified (to) from intangible assets	(19,936)	(45,158)	(249,721)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

MKDWELL Tech Inc. (“MKD”) was incorporated under the laws of the British Virgin Islands (“BVI”) on July 25, 2023. MKDWELL Limited (“MKD BVI”) was incorporated in the BVI on March 30, 2023 as a nonoperating shell company. MKD Technology Inc. (“MKD Taiwan”) was incorporated in Taiwan on September 26, 2006.

MKD, through its subsidiary MKD Taiwan and MKD Taiwan’s subsidiaries (collectively, the “Company”), primarily engages in designing and manufacturing industrial embedded system and automotive electronics in Taiwan and mainland China.

Taiwan Reorganization

MKD Taiwan conducted a share offering in 2015 to investors in Taiwan to raise working capital. In December 2022, pursuant to requirements from PRC regulators, certain working capital loans from the Company’s shareholder and director, Mr. Ming-Chao Huang, were capitalized and converted into an equity interest of 42% in MKDWELL (Jiaxing) Electronic Technology Co., Ltd. (“MKD Jiaxing”), a subsidiary of MKD Taiwan, in December 2022.

In May 2023, for the purpose of business combination, MKD Taiwan held a shareholders’ meeting to seek approval from the shareholders of MKD Taiwan to, among others, (i) approve the business combination with Cetus Capital Acquisition Corp. (“Cetus Capital”), a blank check company incorporated in Delaware on June 7, 2022, (ii) approve the acquisition by share swap of MKD Taiwan by MKD BVI as part of the reorganization for the business combination with Cetus Capital, and (iii) the acquisition of the remaining 42% equity interest in MKD Jiaxing by MKD Taiwan.

Thereafter, MKD Taiwan commenced a reorganization by way of share acquisition (the “Taiwan Reorganization”), in which MKD BVI commenced acquiring shares of MKD Taiwan directly from MKD Taiwan shareholders, in exchange for proportionate shares of MKD BVI which were issued to MKD Taiwan shareholders. MKD BVI is a redomestication platform for MKD Taiwan shareholders to exchange their MKD Taiwan shares for MKD BVI shares. Each MKD Taiwan shareholder who accepted the offer received one MKD BVI share for each MKD Taiwan share they held. The Taiwan Reorganization was accounted for as a recapitalization transaction. As of December 31, 2024, MKD BVI owns approximately 62.36% equity interest of MKD Taiwan.

Reverse Recapitalization

On June 20, 2023, MKD BVI entered into a business combination agreement (the “Business Combination Agreement”) with (i) Cetus Capital, (ii) MKD Taiwan, and (iii) Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan (the “Shareholders’ Representative”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) MKD incorporated MKDMerger1 Inc. on August 1, 2023, a BVI business company and wholly-owned subsidiary of MKD (“Merger Sub 1”), for the sole purpose of merging with and into MKD BVI (the “Acquisition Merger”) with MKD BVI being the surviving entity and a wholly-owned subsidiary of MKD; (ii) MKD incorporated MKDMerger2 Inc. on August 1, 2023, a BVI business company and wholly-owned subsidiary of MKD (“Merger Sub 2”), for the sole purpose of merging with and into Cetus Capital (the “SPAC Merger”, and together with the Acquisition Merger, the “Mergers”; and the transactions contemplated by the Business Combination Agreement being collectively referred to as the “Business Combination”), in which Cetus Capital would be the surviving entity.

On July 31, 2024 (the “Closing Date”), MKD BVI consummated the Business Combination pursuant to the Business Combination Agreement (the “Reverse Recapitalization”). As a result, Cetus Capital became a wholly owned subsidiary of, and MKD Taiwan became a 62.36% owned subsidiary of, and was operated by MKD, with MKD serving as the public listed company whose shares shall be traded on Nasdaq Stock Market. MKDMerger1 Inc. and MKDMerger2 Inc. were dissolved subsequently.

F-7

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - Continued

Reverse Recapitalization - Continued

MKD was determined to be the accounting acquirer given that MKD effectively controlled the combined entity after the transaction. The transaction is not a business combination because Cetus Capital was not a business. The transaction is accounted for as a reverse recapitalization, which is equivalent to the issuance of shares by MKD for the net monetary assets of Cetus Capital, accompanied by a recapitalization. MKD was determined as the accounting acquirer and the historical financial statements of MKD BVI became MKD’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. All of the ordinary shares of MKD BVI that were issued and outstanding immediately prior to the mergers were cancelled and converted into an aggregate of 13,855,239 ordinary shares of MKD, which has been restated retrospectively to reflect the equity structure of MKD. Earnings per share were retrospectively restated using the historical weighted-average number of ordinary shares outstanding multiplied by the exchange ratio.

The par value of ordinary shares is $0.0001, the difference of $1,386 was adjusted retrospectively as in addition paid-in capital for the periods presented to reflect these changes. The weighted average number of ordinary shares outstanding used in computing net loss per ordinary share - basic and diluted was adjusted retrospectively from 26,042,934 to 14,761,546 for the year ended December 31, 2022, and from 25,280,472 to 14,329,371 for the year ended December 31, 2023.

The loss per share before and after the retrospective adjustments are as follows.

	For the years ended December 31,
	2022		2023
	Before	After	Before	After
	Adjustment	adjustment	adjustment	adjustment
Net loss per share attributable to ordinary shareholders
- Basic and diluted	$(0.05)	$(0.09)	$(0.06)	$(0.11)
Weighted average shares used in calculating net loss per share
- Basic and diluted	26,042,934	14,761,546	25,280,472	14,329,371

As of December 31, 2024, the Company and its major subsidiaries were as follows:

Subsidiaries	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
MKD	July 25, 2023	British Virgin Islands		Nonoperating shell company
MKD BVI	March 30, 2023	British Virgin Islands	100.00%	Investment holding
MKD Taiwan	September 26, 2006	Taiwan, PRC	62.36%	Trading, designing and manufacturing industrial embedded system and automotive electronics
MKDWELL (Samoa) Technology Inc. (“MKD Samoa”)	March 19, 2010	Samoa	62.36%	Investment holding
MKDWELL (Shanghai) Technology Ltd. (“MKD Shanghai”)	August 1, 2011	Shanghai, PRC	62.36%	Trading industrial embedded system and automotive electronics
MKD Jiaxing	January 30, 2018	Zhejiang, PRC	77.85%	Trading, designing and manufacturing industrial embedded system and automotive electronics
Cetus Capital	June 7, 2022	Delaware	100%	Blank check company

F-8

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

2. GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred net losses of US$1,217,086, US$2,068,061 and US$3,156,995 for the years ended December 31, 2022, 2023 and 2024, respectively. Net cash used in operating activities were US$129,863, US$1,323,385 and $3,112,605 for the years ended December 31, 2022, 2023 and 2024, respectively. As of December 31, 2024, the Company’s accumulated deficits were US$13,731,023, with a working capital deficit of US$7,825,925. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to reduce or eliminate its net losses for the foreseeable future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has historically depended on financing from bank, related parties and third-party investors to support its operations. The Company’s future operations are dependent upon equity or debt financing and its ability to generate profits through operations at an indeterminate time in the future. The Company cannot assure that it will be successful in completing an equity or debt financing or in achieving or maintaining profitability in the near term. The Company’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below.

(b) Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company have been eliminated upon consolidation. All intercompany transactions and balances among the Company have been eliminated upon consolidation.

(c) Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, the allowance for credit loss, lower of cost or net realizable value of inventory, useful lives of long-lived assets, impairment of long-lived assets and valuation allowance on deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

F-9

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-Continued

(d) Functional currency and foreign currency translation

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiaries in Taiwan, China and mainland China use their respective currencies New Taiwan dollar (“NT$”) and Renminbi (“RMB”) as their functional currencies.

The financial statements of MKD BVI and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution.

Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity (deficit). Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive loss.

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	December 31, 2022		December 31, 2023		December 31, 2024
	Year-end spot rate	Average rate	Years-ended spot rate	Average rate	Years-ended spot rate	Average rate
US$ against RMB	US$1=RMB6.8972	US$1=RMB6.7290	US$1=RMB7.0978	US$1=RMB7.0803	US$1=RMB7.2993	US$1=RMB7.1957
US$ against NT$	US$1=NT$30.7300	US$1=NT$29.7963	US$1=NT$30.6200	US$1=NT$31.1525	US$1=NT$32.7900	US$1=NT$32.1064

(e) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and cash held in banks, which are highly liquid and are unrestricted as to withdrawal or use.

(f) Restricted cash

Restricted cash balances include funds that have been frozen due to the Company’s involvement in legal litigation. The balances were released in January 2025 as a result of the Company’s settlement with the counterparty.

(g) Accounts and note receivable, net

On January 1, 2023, the Company adopted ASC 326 Financial Instruments – Credit Losses (“ASC 326”) using the modified retrospective approach through a cumulative-effect adjustment to accumulated deficit. Upon adoption, the Company changed its impairment model to utilize a current expected credit losses model in place of the incurred loss methodology for financial instruments measured at amortized cost. The Company had not recorded an adjustment to the opening accumulated deficit as of January 1, 2023 due to immaterial cumulative impact of adopting ASC 326.

Account receivables are stated net of provision of credit losses. The Company has developed a current expected credit loss (“CECL”) model based on historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. The Company considers historical collection rates, current financial status, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses.

F-10

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(h) Inventories, net

Inventories, primarily consisting of raw materials, work-in-process and finished goods, are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the monthly weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand.

Idle capacity consists of production-related costs of depreciation of machinery and equipment in excess of charges allocated to the Company’s finished goods in production. Costs in excess of production allocations are expensed in the period incurred rather than added to the cost of finished goods produced. Idle capacity expenses amounted to nil, nil and $128,353 for the years ended December 31, 2022, 2023 and 2024, respectively.

(i) Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. Intangible assets are amortized using the straight-line approach over the estimated economic useful lives of the assets as follows:

Category	Estimated useful lives
Land use right	50 years
Software	3 years

(j) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Electronic equipment	3 years
Machinery and equipment	3-10 years
Vehicle	4 years
Office equipment	3-5 years
Building	20 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

F-11

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(k) Real estate properties for lease, net

Real estate properties for lease, net includes the plant and land, which are stated at cost less accumulated depreciation, accumulated amortization and impairment, if any, and depreciated and amortized on a straight-line basis over the estimated useful lives with an estimated residual value of the assets as follows:

Category.	Estimated useful lives
Plant	20 years
Land use right	50 years

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and improvements to the real estate properties held for lease are capitalized.

In accordance with ASC 360, real estate properties held for lease is subject to valuation adjustments when the carrying amount exceeds fair value. An impairment loss is recognized only if the carrying amount of the assets is not recoverable and exceeds fair value. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated by the assets. For the periods presented, the Company did not recognize any impairment for real estate properties held for lease.

F-12

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(l) Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Financing lease and operating lease as Lessee

The Company classifies a lease as a financing lease at lease commencement when the lease meets any one of the criteria:

a. The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

b. The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

c. The lease term is for a major part of the remaining economic life of the underlying asset.

d. The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all the fair value of the underlying asset.

e. The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Company classifies a lease as an operating lease.

For both operating and financing leases, the Company records a lease liability and corresponding right-of-use (ROU) asset at lease commencement. Lease terms are based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Company will exercise the option. Lease liabilities represent the present value of the lease payments not yet paid, discounted using the discount rate for the lease at lease commencement.

The Company estimates its incremental borrowing rate for its leases at the commencement date to determine the present value of future lease payments when the implicit rate is not readily determinable in the lease. In estimating its incremental borrowing rate, the Company considers its credit rating and publicly available data of borrowing rates for loans of similar amount, currency and term as the lease.

Operating leases are presented as “operating lease right-of-use assets, net” and “operating lease liabilities”. Lease liabilities that become due within one year of the balance sheet date are classified as current liabilities. At lease commencement, right-of-use assets represent the right to use underlying assets for their respective lease terms and are recognized at amounts equal to the lease liabilities adjusted for any lease payments made prior to the lease commencement date, less any lease incentives received and any initial direct costs incurred by the Company.

After lease commencement, operating lease liabilities are measured at the present value of the remaining lease payments using the discount rate determined at lease commencement. Right-of-use assets are measured at the amount of the lease liabilities and further adjusted for prepaid or accrued lease payments, the remaining balance of any lease incentives received, unamortized initial direct costs and impairment of the ROU assets, if any. Operating lease expense is recognized as a single cost on a straight-line basis over the lease term.

Financing leases are presented as “financing lease right-of-use assets, net” and “financing lease liabilities” on the consolidated balance sheets. Lease liabilities that become due within one year of the balance sheet date are classified as current liabilities. Financing lease ROU assets are amortized on a straight-line basis from the lease commencement date. After initial measurement, the carrying value of financing lease liabilities are increased to reflect interest at a constant rate and reduced to reflect any lease payments made during the period.

F-13

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(l)	Leases – Continued

The Company has made an accounting policy election to exempt leases with an initial term of 12 months or less from being recognized on the balance sheet. Lease expense for the short-term leases is recognized on a straight-line basis over the lease term as incurred.

Sale and leaseback transactions as Lessee

When the Company enters into sale and leaseback transactions as a lessee, it applies the requirements in ASC 606 by assessing whether a contract exists and whether it satisfies a performance obligation by transferring control of an asset when determining whether the transfer of an asset shall be accounted for as a sale of the asset. If the Company transfers the control of an asset to the buyer-lessor, it accounts for the transfer of the asset as a sale and recognizes a corresponding gain or loss on disposal. The subsequent leaseback of the asset is accounted for in accordance with ASC842 in the same manner as any other lease. If the Company does not transfer the control of an asset to the buyer-lessor, the failed sale-leaseback transaction is accounted for as a financing. The Company does not derecognize the transferred asset and accounts for proceeds received as borrowings for which the current portion is included in “Other current liabilities” and the non-current portion is included in “Other non-current liabilities” in the consolidated balance sheets.

Operating leases as Lessor

The Company leases certain plant space to third parties and classifies a lease as either a direct financing lease or an operating lease when none of the criteria specified as (a) to (e) in the “Financing lease and operating lease as Lessee” policy at lease commencement is met.

For operating leases, the Company recognized rental income over the non-cancellable lease term on a straight-line basis and is included in revenue in the statement of profit and loss due to its operating nature. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same basis on the rental income. The Company does not have any sales-type or direct financing leases for the years ended December 31, 2022, 2023 and 2024.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

(m) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of December 31, 2023 and 2024.

(n) Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

F-14

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(o)	Fair value measurement – Continued

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

●	Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2—Include other inputs that are directly or indirectly observable in the marketplace.
●	Level 3—Unobservable inputs which are supported by little or no market activity.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash and cash equivalents, restricted cash, accounts receivable, net, other receivables included in prepaid expenses and other current assets, short-term and long-term bank borrowings, lease liabilities, accounts payable, amounts due to/due from related parties, long-term borrowings, other payables included in accrued expenses and other current liabilities. As of December 31, 2022 and 2023, the carrying values of these financial instruments, except for other non-current assets, non-current portion of long-term banks borrowings, and non-current portion of lease liabilities, approximated their respective fair values due to the short-term maturity of these instruments.

The Company’s non-financial assets, such as property, plant and equipment, real estate property for lease and ROU assets would be measured at fair value only if they were determined to be impaired.

(p) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including capital commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

F-15

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(q) Revenue recognition

The Company recognizes revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services, reduced by value added tax (“VAT”). To achieve the core principle of this standard, the Company applies the following five steps:

(i)	Identification of the contract, or contracts, with the customer
(ii)	Identification of the performance obligations in the contract
(iii)	Determination of the transaction price
(iv)	Allocation of the transaction price to the performance obligations in the contract
(v)	Recognition of the revenue when, or as, a performance obligation is satisfied.

The Company’s revenues are generated through (i) sales of manufactured electronic products, (ii) commissioned processing service, (iii) rental income and (iv) others. Each of our significant performance obligations and our application of ASC 606 to our significant revenue arrangements are discussed in further detail below.

Sales of manufactured electronic products

The Company designs and manufactures industrial embedded systems and automotive electronics. The Company enters framework sales contract with customers usually for one year. The framework sales contracts provide the general payment and delivery terms, and specific orders shall be placed to the Company with determined unit price and purchase volume. Payment terms for sales of manufactured electronic products are generally set at one month after the consideration becomes due and payable.

Under the specific order, the Company identifies only one performance obligation of transferring the agreed-upon products. Shipping and handling activities are considered to be fulfillment activities rather than promised services and are not, therefore, considered to be separate performance obligations. The Company’s sales terms provide no right of return outside of a standard quality policy and returns are generally not significant. There was no variable consideration nor financing component. The revenue from sales of manufactured electronic products is recognized at a point in time upon the customer’s acceptance of products at the amount of the determined purchase price on the orders.

Commissioned processing service

The Company provides commissioned processing services to customers and enters into framework contracts with them usually for one year. Customers provide the material and entrust the Company to the production and processing according to the agreed-costed BOM. Specific orders for commissioned processing shall be placed to the Company, terms in commissioned processing contracts and orders are similar with product sales contracts. The Company recognizes revenue at a point in time upon the customer’s acceptance of products with the amount of the determined processing charges on the orders.

Rental income

The Company owns a building and partially leases it out. The Company adopted ASC Topic 842, Leases, and the real estate property rental income falls within the scope of ASC Topic 842, which is excluded from the scope of ASC Topic 606. The leases are classified as operating leases and the rental income is recognized over the leased terms on a straight-line basis.

F-16

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(q)	Revenue recognition– Continued

Others

Other revenue represents the revenue generated from various types of services, mainly consists of electricity supply service, technical support services and other revenues.

The following table disaggregates the Company’s revenue for the years ended December 31, 2022, 2023 and 2024:

	As of December 31,
	2022	2023	2024
By revenue type
Sales of manufactured electronic products	$1,543,397	$2,329,491	$1,318,521
Commissioned processing service	866,993	942,626	382,146
Rental income	357,338	267,591	177,593
Others	385,758	131,014	120,711
Total	$3,153,486	$3,670,722	$1,998,971

Advance from customers consists of payments received related to unsatisfied performance obligations at the end of the period. The advance from customers amounted to US$189,193, US$304,489 and US$262,216 as of December 31, 2022, 2023 and 2024, respectively, which was included in the caption “Accrued expenses and other current liabilities”. The amount of revenue recognized during the years ended December 31, 2022, 2023 and 2024 that was previously included in the contract liabilities balance as of December 31, 2021, 2022 and 2023 were US$91,467, US$44,169 and US$46,813, respectively.

F-17

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(r) Cost of revenues

Cost of revenues consists primarily of (i) direct materials, labor costs and manufacturing overheads associated with manufactured electronic products, (ii) direct labor costs and manufacturing overheads associated with commissioned processing service, (iii) depreciation of leased property, (iv) inventories write-down and (v) other cost related to the business operation.

(s) Selling expenses

Selling expenses primarily consist of: (i) salaries and benefits for sales personnel, (ii) freight expenses, (iii) rental and depreciation allocated to selling department, (iv) certain other expenses.

(t) General and administrative expenses

General and administrative expenses primarily consist of: (i) professional service fees, (ii) salaries and benefits for general and administrative personnel, (iii) rental and depreciation allocated to general and administrative department, (iv) idle capacity, and (v) other corporate expenses.

(u) Research and development expenses

Research and development expenses primarily include (i) salaries and benefits for research and development personnel, (ii) material and supplies expenses in relation to research and development activities, (iii) rental and depreciation allocated to the research and development department, (iv) certain other expense.

(v) Other income, net

Other income primarily consists of government subsidies, building repair income, foreign currency exchange gain or loss, and others. Government grants represent cash subsidies received from the PRC government. Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions attach to it and the grant will be received. Government grants for the purpose of giving immediate financial support to the Company with no future related costs or obligation is recognized in the Company’s consolidated statements of operations and comprehensive loss when the grant becomes receivable.

F-18

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(w) Employee benefits

The Company’s subsidiaries in PRC participate in a government mandated, multiemployer, defined contribution plan, pursuant to which certain retirement, medical, housing and other welfare benefits are provided to employees. PRC labor laws require the entities incorporated in the PRC to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate on the monthly basic compensation of qualified employees. The Company has no further commitments beyond its monthly contribution. Employee social benefits included as expenses in the accompanying consolidated statements of comprehensive loss amounted to US$81,888, US$153,741 and US$149,426 for the years ended December 31, 2022, 2023 and 2024, respectively.

(x) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than US$13,700 (RMB 100,000). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2022, 2023 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-19

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

(y) Value added tax (“VAT”)

The Company is subject to VAT and related surcharges on revenue generated from sales of manufactured electronic products, commissioned processing service and rental income. The Company records revenue net of VAT. This VAT may be offset by qualified input VAT paid by the Company to suppliers. Net VAT balance between input VAT and output VAT is recorded in the line item of other current assets on the consolidated balance sheets. The Company incurs VAT related surcharges based on net VAT balance paid.

The VAT rate is 13% for taxpayers selling consumer products for the years ended December 31, 2023 and 2024. For revenue generated from services, the VAT rate is 6% depending on whether the entity is a general tax payer, and related surcharges on revenue generated from providing services. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. The PRC VAT rate is generally 5% for leasing income for the years ended December 31, 2023 and 2024.

(z) Non-controlling interest

For the Company’s majority-owned subsidiaries, a non-controlling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company. Consolidated net loss on the consolidated statements of operation and comprehensive loss includes the net loss attributable to non-controlling interests. The cumulative results of operations attributable to non-controlling interests, are recorded as non-controlling interests in the Company’s consolidated balance sheets.

(aa) Net loss per share

In accordance with ASC 260, Earnings per Share, basic net loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. For the calculation of diluted net loss per share, the weighted average number of ordinary shares is adjusted by the effect of dilutive potential ordinary shares, including unvested restricted shares, ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. The effect mentioned above is not included in the calculation of the diluted income per share when inclusion of such effect would be anti-dilutive. The Pre-Delivery Shares related to the issuance of Convertible Note were anti-dilutive and thus excluded from the calculation of diluted loss per share for the years ended 2024. For the years ended December 31, 2022, 2023 and 2024, there were no dilution impact.

(bb) Segment reporting

The Company adopted ASU 2023-07 in the fourth quarter of 2024, in accordance with the required adoption timeline for public entities. The adoption of this ASU did not materially impact its financial statement disclosures, as the Company’s existing segment reporting practices were already in alignment with the new requirements. The Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) identified as the Company’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Company. As a result of the assessment made by CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in the PRC, no geographical segments are presented.

(cc) Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. The Company is currently evaluating the impact the adoption of ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) which requires detailed disclosures in the notes to financial statements disaggregating specific expense categories and certain other disclosures to provide enhanced transparency into the nature and function of expenses. The FASB further clarified the effective date in January 2025 with the issuance of ASU 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The requirements should be applied on a prospective basis while retrospective application is permitted. The Group does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

F-20

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

4. ACCOUNTS AND NOTE RECEIVABLE, NET

Accounts and note receivable, net consisted of the following:

	As of December 31,
	2023	2024
Accounts and note receivable	$601,115	$686,597
Less: allowance for credit loss	(39,057)	(45,819)
Total	$562,058	$640,778

The Company recorded a credit loss of US$179,038, reversed a credit loss of US$165,288, and recorded a credit loss of US$7,952 for the years ended December 31, 2022, 2023 and 2024, respectively. No credit loss provision was written off for the years ended December 31, 2022, 2023 and 2024, respectively.

5. INVENTORIES, NET

Inventories, net consisted of the following:

	As of December 31,
	2023	2024
Finished goods	$142,183	$21,729
Work in progress	191,569	127,614
Raw materials	183,149	245,315
Less: inventory write down	(153,938)	(103,629)
Total	$362,963	$291,029

The write-down made for inventories were US$310,159, US$153,938 and US$103,629 for the years ended December 31, 2022, 2023 and 2024, respectively.

6. PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets, net consisted of the following:

	As of December 31,
	2023	2024
loans to third parties (1)	$581,229	$500,986
Deductible input VAT	225,735	137,647
Prepaid expense	13,073	19,179
Advance to suppliers	20,682	4,856
Advance to employee	109	-
Deposit	34,291	-
Others	-	209
Total	$875,119	$662,877

(1)

The balance as of December 31, 2023 mainly represented the US$575,000 loan that MKD BVI lent to Cetus Sponsor LLC with an annual interest of 6.5% and accrued interest. Cetus Sponsor LLC is sponsor of Cetus Capital and became a related party of the Company after the Closing Date upon the closing of the Business Combination. Therefore, the balance of loans to Cetus Sponsor LLC was included in amounts due from related parties as of December 31, 2024.

The balance as of December 31, 2024 mainly represented the interest-free loan that MKD lent to a shareholder who held less than 5% of the Company’s ordinary shares on December 10, 2024. On February 18, 2025, the Company had collected total amounts from the shareholder.

F-21

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2023	2024
Building	$2,631,286	$4,717,355
Machinery and equipment	2,140,575	2,576,389
Vehicle	64,791	63,002
Office equipment	74,411	72,262
Less: accumulated depreciation	(1,179,660)	(2,334,463)
Property, plant and equipment, net	$3,731,403	$5,094,545

For the years ended December 31, 2022, 2023 and 2024, depreciation expenses amounted to US$299,611, US$348,485 and US$459,116, respectively. The disposal gain was US$4,991, nil and nil for the years ended December 31, 2022, 2023 and 2024, respectively.

8. INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of the following:

	As of December 31,
	2023	2024
Land used right	$335,263	$602,703
Software	136,300	127,280
Less: accumulated amortization	(171,766)	(206,137)
Intangible assets, net	$299,797	$523,846

For the years ended December 31, 2022, 2023 and 2024, amortization expenses amounted to US$20,915, US$17,270 and US$13,824, respectively. Future estimated amortization expenses of intangible assets are as follows:

For the fiscal years ending December 31,	Amount
2025	12,069
2026	12,069
2027	12,062
2028	12,054
2029	12,054
Thereafter	463,538
Total	$523,846

F-22

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

9. REAL ESTATE PROPERTIES FOR LEASE, NET

Real estate properties for lease, net consisted of the followings:

	As of December 31,
	2023	2024
Plant	$2,294,868	$65,826
Land use right	293,199	8,410
Less: accumulated depreciation and amortization	(349,490)	(13,328)
Total real estate property for lease, net	$2,238,577	$60,908

Depreciation expense of the plant were US$116,985, US$107,721 and US$3,180 for the years ended December 31, 2022, 2023 and 2024, respectively. Amortization expense of land use right were US$6,753, US$5,878 and US$171 for the years ended December 31,2022, 2023 and 2024, respectively.

As of December 31, 2024, minimum future real estate lease income on non-cancelable leases subsequent to December 31, 2024, in the aggregate and foreach of the five succeeding fiscal years and thereafter, are as follows:

For the fiscal years ended December 31,	Amount
2025	6,120
2026 and thereafter	5,355
Total	$11,475

10. LEASES

The Company had entered into an operating lease agreement for factories located in Taiwan, and two financing leases agreements for vehicles.

	As of December 31,
	2023	2024
Operating lease right-of-use assets, net	$125,009	$59,680

Operating lease liabilities, current	61,099	59,680
Operating lease liabilities, non-current	63,910	-
Total operating lease liabilities	$125,009	$59,680

	As of December 31,
	2023	2024

Financing lease right-of-use assets, net	$8,523	$-

F-23

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

10.	LEASES – Continued

The components of lease expense were as follows within the consolidated statements of comprehensive loss:

	For the years ended December 31,
	2022	2023	2024
Operating lease:
Operating lease expense	$67,290	$64,361	$62,449
Short-term lease expense	938	1,204	1,102
Total operating lease expenses	$68,228	$65,565	$63,551
Financing leases:
Amortization expense	26,463	25,150	8,407
Interest expense	2,850	1,299	-
Total financing lease expenses	$29,313	$26,449	$8,407
Total lease expenses	$97,541	$92,014	$71,958

For the years ended December 31, 2022, 2023 and 2024, cash paid for operating leases were US$67,290, US$64,361 and US$62,449, and financing leases were US$29,038, US$18,398 and nil, respectively. The disposal gain were nil, US$18,994 and nil for the years ended December 31, 2022, 2023 and 2024, respectively.

Supplemental balance sheet information related to leases was as follows:

	As of December 31,
	2023	2024
Weighted average discount rate:
Operating lease	4.51%	4.51%
Weighted average remaining lease term:
Operating lease	24 months	12 months

As of December 31, 2024, the future minimum rent payable under non-cancelable operating and financing leases were:

For the fiscal years ended December 31,	Amount
2025	$61,147
Total lease payments	61,147
Less: imputed interest	(1,467)
Total operating lease liabilities, net of interest	$59,680

F-24

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

11. BORROWINGS

As of December 31, 2023 and 2024, the bank borrowings were for working capital and capital expenditure purposes.

	As of December 31,
	2023	2024
Current portion:
Short-term bank borrowings
Bank of Jiaxing (1)	$2,726,197	$2,648,199
Long-term bank borrowings, current portion
Bank of Jiaxing (1)	596,335	123,299
Subtotal	$3,322,532	$2,771,498

Non-current portion:
Long-term bank borrowings
Bank of Jiaxing (1)	$2,429,465	$2,814,862
Subtotal	$2,429,465	$2,814,862
Total	$5,751,997	$5,586,360

(1)

During the years ended December 31, 2022, 2023 and 2024, the Company continuously entered into certain bank borrowings for the purpose of obtaining financing. The bank borrowings were joint secured by Mr. Ming-Chao Huang and Ms. Shu-Hui Cai, the shareholders of the Company, and pledged by the Company’s property, plant and equipment amounting to US$4,239,550 and US$3,894,697 as of December 31, 2023 and 2024, respectively.

The interest expenses were US$211,117, US$214,627 and US$269,855 for the years ended December 31, 2022, 2023 and 2024, respectively. The weighted average interest rates of bank borrowings outstanding were 4.6% and 4.4% per annum as of December 31, 2023 and 2024, respectively. The maturity dates of the bank borrowings were from April 2025 to December 2027.

As of December 31, 2024 the Company’s long-term bank borrowings will be due according to the following schedule:

For the fiscal years ending December 31,	Amount
2025	$123,299
2026	1,635,088
2027	1,179,774
2028 and thereafter	-
Total long-term bank borrowings	$2,938,161

F-25

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

12. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2023	2024
Long-term payments of leaseback, current (1)	$307,694	$1,242,154
Equipment purchase payable (2)	987,811	839,220
Service fee payable (3)	-	717,269
Deferred underwriter commission payable(4)	-	662,500
Tax payable (5)	27,545	402,564
Advance from customer	304,488	262,216
Payroll and welfare payable	173,925	196,234
Interest payable	161,043	156,598
Loan from third parties (6)	-	121,375
Others	69,378	74,746
Long-term payable, current portion	7,445	-
Total	$2,039,329	$4,674,876

(1)	During the years ended December 31, 2022, 2023 and 2024, the Company continuously entered into certain sale-and-leaseback arrangements for the purpose of obtaining financing. As a result of the available repurchase option, for accounting purposes these sale-and-leaseback arrangements are accounted for as a financing rather than a sale. Loans payables resulted from such financing were pledged by the Company’s machinery and equipment, amounted to US$478,088, US$485,070 and US$793,875 as of December 31, 2022, 2023 and 2024, respectively. The loans payables were installment maturity and due in July 2026 with annual interest rate ranging from 9.4% to 10.2%. The interest expenses were US$52,524, US$23,562 and US$126,643 for the years ended December 31, 2022, 2023 and 2024, respectively.

(2)

On March 19, 2025, the debt of $473,100 related to equipment purchase payable were transferred to Ming-Chia Huang and subsequently converted into equity with the Company entering into debt conversion agreement with Ming-Chia Huang. According to debt conversion agreements, the debt will be converted into 4,731,000 new ordinary shares of the Company for Ming-Chia Huang.

(3)

The balance mainly consists of Nasdaq deferred entry fee, financial advisory fees, initial public offering success fees, De-SPAC activity fees and legal fees which were predominant fees for professional intermediary services that the Company incurred in the process of going public.

(4)

The balance includes the $862,500 deferred underwriter commission, which was supposed to be paid to EF Hutton LLC on the Closing Date of Business Combination, remained unpaid and was subsequently converted into a loan. This loan bears interest at a rate of 10% per annum until the principal amount is fully repaid. As of December 31, 2024, a balance of $662,500 still remains outstanding and unpaid.

(5)	The types of tax payable mainly include Cetus Capital’s excise tax payable and franchise tax payable, as well as the value-added tax payable of other subsidiaries in China.

(6)

The balance includes (i) an interest-free loan from Jiandong Zhang in the amount of US$68,500 which will be due in June 2025, (ii) two loans from Lu Huang, one in the amount of US$31,510 with an annual interest rate of 6%, which will be due in September 2025. The other one in the amount of US$20,550 with an annual interest rate of 10%, which is due on demand.

13. OTHER NON-CURRENT LIABILITIES

Other non-current liabilities consisted of the following:

	As of December 31,
	2023	2024
Long-term payments of leaseback (1)	$195,219	$270,412
Deposit	78,631	36,354
Total	$273,850	$306,766

(1)	Long-term payments of leaseback represented certain sale-and-lease back arrangements for the purpose of obtaining financing (Note 12 Accrued expenses and other liabilities).

As of December 31, 2024, the payments of leaseback will be due according to the following schedule:

For the fiscal years ended December 31,	Amount
2025	$1,242,154
2026	270,412
2027 and thereafter	-
Total payments of leaseback and vehicle mortgage loan	$1,512,566

F-26

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

14. CONVERTIBLE NOTE

On July 24, 2024, the Company entered into a securities purchase agreement with an investor, pursuant to which the investor agreed to purchase from the Company a convertible promissory note in the aggregate principal amount of RMB35,000,000 (approximately $4.8 million). The Company received the aggregate principal amount of RMB35,000,000 in July 2024 and the convertible note financing closed on August 12, 2024. On January 14, 2025, the parties to the securities purchase agreement executed a termination agreement and agreed to terminate the securities purchase agreement and the convertible note and release each other party from all other claims and liabilities. The note proceeds of RMB35,000,000 have been repaid to the investor in October 2024.

On November 26, 2024, the Company entered into a securities purchase agreement (the “November 2024 SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor (i) an unsecured convertible note (“Convertible Note”), in the principal amount of $1,851,000, bearing interest at a rate of 7% per annum and having a term of one year after the purchase price of the Convertible Note is delivered by the Investor to the Company with an aggregate original issue discount of US$151,000, and (ii) 1,800,000 ordinary shares (“Pre-Delivery Shares”) of the Company in aggregate at a price of $0.0001 per share, which is for pre-delivery and subject to the Company’s repurchase right upon repayment of the notes. The Investor has the right at any time beginning on the earlier of (a) the date that is six months after the purchase price of the Convertible Note is delivered by the Investor to the Company, and (b) the effective date of the registration statement on Form F-1 to register the Investor’s resale of conversion shares and Pre-Delivery Shares, until the Outstanding Balance (the principal amount plus accrued but unpaid interest, collection and enforcements costs incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges incurred under this Convertible Note as of any date of determination) has been paid in full, at its election, to convert all or any portion of the Outstanding Balance into ordinary shares at a conversion price equal to 80% of the lowest volume weighted average price measured during the period of ten (10) trading days prior to the conversion, subject to the restriction of the floor price. The Convertible Note contains a floor price of $0.178 for the possible future conversions into ordinary shares.

In addition, the Company may prepay all or a portion of the Convertible Note at any time by paying 110% of the Outstanding Balance elected for pre-payment. From the date of the issuance and sale of the Convertible Note and the Pre-Delivery Shares to the maturity date, the Company can extend the maturity date up to twice, for six months each time, and each exercise of this right will increase the Outstanding Balance by 5%. However, the Company can only exercise the right if: (i) for the first exercise, the Outstanding Balance is $850,000 or less, and for the second, it is $425,000 or less; (ii) no Trigger Event has occurred before the exercise date; (iii) the company has not received a non-qualification letter regarding any Nasdaq listing rule. The November 2024 SPA and the Convertible Note contain certain other representations and warranties, covenants and events of default customary for similar transactions.

On December 9, 2024, the Company completed its issuance and sale of the note and issuance of Pre-Delivery Shares pursuant to the November 2024 SPA. The gross proceeds from the sale of the Convertible Note were $1,700,000, prior to deducting transaction fees and estimated expenses.

The Company has identified and evaluated the embedded features of the Convertible Note, and concluded that (i) the Company call option, the Company extension right and contingent interest features for event of default are clearly and closely related to the debt host instrument and, therefore, are not required to be bifurcated under ASC 815, (ii) the conversion right is eligible for a scope exception from derivative accounting and is not required to be bifurcated under ASC 815. Consequently, the Company accounts for the convertible notes as a liability following the respective guidance of ASC 815 and ASC 470.

As Pre-delivery shares can be separately exercised, i.e. each can continue to exist unchanged when the other is exercised, the Company concluded that they were freestanding. The Pre-delivery Shares are considered a form of stock borrowing facility and are accounted for as own-share lending arrangement. The Company did not receive any proceeds or pay any consideration related to the Pre-delivery Shares, except that the Company received a one-time nominal fee of US$180 upon the issuance of the Pre-delivery Shares and will pay the same amount to the investors upon the return of Pre-delivery Shares, respectively. The Company accounted for the share lending arrangement as an issuance cost and recorded at fair value upon issuance date against additional paid-in capital. Although legally issued, the Pre-delivery Shares were not considered outstanding and therefore excluded from basic and diluted loss per share unless default of the share lending arrangement occurs, at which time the Pre-delivery Shares would be included in the basic and diluted loss per share calculation.

The amortized cost of the Convertible Note as of December 31, 2024 consisted of the following:

As of December 31,
2024
Convertible Note Principal- Issued in November 2024	$1,851,000
Convertible Note Interest Adjustment	(135,715)
Fair value adjustment for Pre-Delivery Shares related to the issuance of Convertible Note	(846,360)
Total	$868,925

F-27

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

15. ORDINARY SHARES

As of December 31, 2022, MKD Taiwan had issued an aggregate of 27,278,652 ordinary shares, with par value of NT$10 each share.

In connection with the Taiwan Reorganization (Note 1), the Company has issued 17,011,476 ordinary shares (9,642,373 ordinary shares after giving retroactive effect to the Reverse Recapitalization) to MKD Taiwan’s former shareholders in exchange for their MKD Taiwan shares on one-to-one basis at a price of US$0.33 per share and a total consideration of US$5.6 million, which equals to the amount of capital injection to MKD BVI from these former shareholders.

In execution of the Business Combination Agreement with Cetus Capital, the Company acquired 42% equity interests of MKD Jiaxing from Ming-Chao Huang at US$1,627,729 in July 2023. Subsequently, Ming-Chao Huang injected the same amount of US$1,627,729 to MKD BVI in August 2023 and acquired 4,932,512 ordinary shares (2,795,826 ordinary shares after giving retroactive effect to the Reverse Recapitalization) of the Company.

In August 2023, the Company issued total 2,500,001 (1,417,040 ordinary shares after giving retroactive effect to the Reverse Recapitalization) ordinary shares to certain new investors at a price ranging from US$0.33 to US$0.35 per share, for a total consideration of US$882,000.

The shareholders’ equity structures of the Company for the periods presented were presented after giving retroactive effect to the Reverse Recapitalization of the Company that was completed on the Closing Date as mentioned in Note 1. As of the Closing Date of the Reverse Recapitalization, the Company had 16,788,342 ordinary shares of par value $0.0001 each (the “Ordinary Shares”) outstanding.

On December 9, 2024, pursuant to the November 2024 SPA, the Company issued 1,800,000 Pre-Delivery Shares of the Convertible Note which were not considered outstanding unless default of the share lending arrangement occurs. Please refer to Note 14 for more details of the Convertible Note.

As of December 31, 2024, the Company’s total issued ordinary shares were 18,588,342, and the Company had 16,788,342 ordinary shares of par value $0.0001 each (the “Ordinary Shares”) outstanding.

16. NON-CONTROLLING INTERESTS

As a result of the Taiwan Reorganization (Note 1), the shareholders of MKD Taiwan who did not participate in the Taiwan Reorganization and will continue to directly own 37.64% shares in MKD Taiwan. The remaining 37.64% shares in MKD Taiwan were accounted for as non-controlling interests on the consolidated financial statements.

17. RESTRICTED NET ASSETS

A significant portion of the Company’s operations are conducted through its mainland China subsidiaries, the Company’s ability to pay dividends is primarily dependent on receiving distributions of funds from subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Directors. Paid-in capital of subsidiaries included in the Company’s consolidated net assets are also non-distributable for dividend purposes.

As a result of these PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2023 and 2024, net assets restricted in the aggregate, which include paid-in capital and additional paid-in capital of the Company’s subsidiaries, that are included in the Company’s consolidated net assets were approximately US$52,924 and nil, respectively.

F-28

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

18. TAXATION

British Virgin Islands (“BVI”)

The Company is incorporated in the BVI. Under the current laws of the BVI, the Company is not subject to income or capital gains taxes. Additionally, dividend payments are not subject to withholdings tax in the BVI.

Taiwan

MKD Taiwan, a subsidiary incorporated in Taiwan, is subject to a tax rate of 20% for entities under R.O.C. Income Tax Law.

Samoa

MKD Samoa was incorporated in Samoa and, under the current laws of Samoa, is not subject to tax on its income or capital gains. Additionally, dividend payments are not subject to withholdings tax in Samoa.

Mainland China

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective from January 1, 2008, both domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis.

EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”) at a rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. The Company’s subsidiary, MKD Jiaxing, was approved as HNTE and is entitled to a reduced income tax rate of 15% from 2021 to 2023. In December 2024, the HNTE certification was renewed, extending the reduced tax rate of 15% from 2024 to 2026. The Company’s subsidiary, MKD Shanghai have applicable EIT rate of 25%.

The income tax expense consisted of the following components:

For the years ended December 31,
	2022	2023	2024

Current income tax expense	$-	$-	$-
Deferred income tax benefit	-	-	-
Total income tax expense	$-	$-	$-

Loss before provision for income taxes is attributable to the following geographic locations for the years ended December 31, 2022, 2023 and 2024:

	For the years ended December 31,
	2022	2023	2024
Taiwan	$(859,741)	$(1,080,901)	$(524,817)
PRC	(357,345)	(915,690)	(2,072,174)
Others		(71,470)	(560,004)
Total loss before income taxes	$(1,217,086)	$(2,068,061)	$(3,156,995)

F-29

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

18.	TAXATION - Continued

A reconciliation between the Company’s actual provision for income taxes and the provision at the Taiwan statutory rate is as follows:

	For the years ended December 31,
	2022	2023	2024
Loss before income tax expense	$(1,217,086)	$(2,068,061)	$(3,156,995)
Taiwan statutory tax rate	20%	20%	20%
Computed income tax expense with Taiwan statutory tax rate	$(243,417)	$(413,612)	$(631,399)
Tax effect of different tax rates in other jurisdictions	(18,404)	(29,619)	8,392
Tax effect of additional deduction for R&D expenses	(47,431)	(70,546)	(51,817)
Prior year true up	-	56,362	-
Non-taxable item	674	110,872	2,561
Exchange rate effect	(2,265)	(17,054)	-
Tax effect on deferred tax allowance	310,843	363,597	672,263
Income tax expense	$-	$-	$-

As of December 31, 2023 and 2024, the significant components of the deferred tax assets were summarized below:

	As of December 31,
	2023	2024
Deferred tax assets:
Net operating loss carried forward	$2,826,537	$3,028,871
Impairment loss	305,219	312,677
Impact of foreign exchange	6,425	10,363
Lease liability	46,998	33,285
Total deferred tax assets	3,185,179	3,385,196
Valuation allowance	(3,140,578)	(3,354,499)
Deferred tax assets, net of valuation allowance	44,601	30,697

Deferred tax liabilities:
Right of use asset	(44,601)	(30,697)
Total deferred tax liabilities	(44,601)	(30,697)
Total deferred tax assets, net	$-	$-

As of December 31, 2024, the Company had net operating loss carryforwards of approximately US$14.2 million, which arose from the Company’s subsidiaries, established in Taiwan, China, Samoa, and Mainland China. As of December 31, 2023 and 2024, deferred tax assets from the net operating loss carryforwards amounted to US$2,826,537 and US$3,028,871, respectively, and the Company has provided a valuation allowance of US$3,140,578 and US$3,354,499, respectively as it has concluded that it is more likely than not that these deferred tax assets would not be utilized in the future.

F-30

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

18.	TAXATION - Continued

The movement of valuation allowance provision for deferred tax assets was as follows:

Balance as of December 31, 2021	$3,093,005
Current year addition	311,190
Expire of net operation loss	(152,259)
Exchange rate effect	(288,345)
Balance as of December 31, 2022	$2,963,591
Current year addition	363,597
Expire of net operation loss	(168,776)
Exchange rate effect	(17,834)
Balance as of December 31, 2023	$3,140,578
Current year addition	672,263
Expire of net operation loss	(286,411)
Exchange rate effect	(171,931)
Balance as of December 31, 2024	$3,354,499

For entities incorporated in Taiwan, net loss can be carried forward for ten years; for entities incorporated in Samoa, net loss can be carried forward indefinitely; for entities incorporated in Mainland China, net loss can be carried forward for five years, while for HNTEs net loss can be carried forward for ten years. As of December 31, 2024, the Company had net operating loss carryforwards of approximately US$9.38 million and US$4.83 million for entities incorporated in Taiwan and Mainland China, respectively. As of December 31, 2024, net operating loss carryforwards will expire, if unused, in the following amounts:

For the fiscal years ending December 31,	Amount
2025	$1,142,774
2026	1,185,384
2027	1,209,270
2028	1,179,362
2029	1,271,550
Thereafter	8,229,046
Total	$14,217,386

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2024, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended December 31, 2023 and 2024, the Company did not incur any interest and penalties related to potential underpaid income tax expenses.

As of December 31, 2024, the tax years ended December 31, 2018 through 2024 for the Group’s subsidiaries in the PRC are generally subject to examination by the PRC tax authorities. As of December 31, 2024, the tax years ended December 31, 2018 through 2024 for the Group’s subsidiary in the Taiwan is generally subject to examination by the Taiwan tax authorities.

F-31

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

19. RELATED PARTY TRANSACTIONS

(a)	Related parties

The following is a list of related parties which the Company has transactions with:

No.	Name of Related Parties	Relationship
1	Ming-Chia Huang	Chief Executive Officer, Chairman of the Board of Directors and shareholder of the Company
2	Ming-Chao Huang	Director and shareholder of the Company
3	Cetus Sponsor LLC	Shareholder of the Company since July 31, 2024
4	AWinner Limited	Affiliates of Cetus Sponsor LLC
5	MKDWELL Tech Inc	No longer considered a related party after Reverse Recapitalization on July 31, 2024

(b)	Amounts from related parties

Amounts due from related parties consisted of the following for the periods indicated:

		As of December 31,
		2023	2024
Related parties	Nature
MKDWELL Tech Inc	Expense paid on behalf a related party	$14,674	$-
Cetus Sponsor LLC	Loan to a related party	-	932,640
Total		$14,674	$932,640

(c)	Amounts due to related parties

Amount due to related parties consisted of the following for the periods indicated:

		As of December 31,
		2023	2024
Related parties	Nature
Ming-Chia Huang (1)	Loan from related parties	$334,028	$989,382
Cetus Sponsor LLC (2)	Loan from related parties	-	914,000
AWinner Limited (2)	Loan from related parties	-	235,737
Ming-Chao Huang (3)	Loan from related parties	7,044	12,357
Ming-Chia Huang	Expense paid on behalf the Company	-	7,531
Ming-Chao Huang	Expense paid on behalf the Company	491	3,869
Total		$341,563	$2,162,876

(1)

The Company continuously entered into certain loan arrangements with Ming-Chia Huang and obtain loans to the Company with annual interest rate at 3.5% during the years of 2022, 2023 and 2024.

For the year ended December 31, 2023, the Company entered into six loan arrangements with Ming-Chia Huang and obtain loans in the total amount of US$326,524 to the Company with annual interest rate at 3.5%, which is due on demand.

For the year ended December 31, 2024, the Company entered into eleven loan arrangements with Ming-Chia Huang, including i) ten loan arrangements in the total amount of US$616,041 with an annual interest rate of 3.5% and a one-year maturity which will be due from January 2025 to December 2025, ii) one loan arrangement in the amount of US$41,100 with an annual interest rate of 10%, which is due on demand.

On March 7, 2025, Ming-Chia Huang transferred US$550,000 out of his US$900,000 debt claim against the Company to his spouse, Ms. Ya-Hui Wu. Subsequently, on March 19, 2025, the Company entered into debt conversion agreements with Ming-Chia Huang and Ms. Ya-Hui Wu to convert the loans totaling amounting to $900,000 into equity. According to debt conversion agreements, the amount of $350,000 will be converted into 3,500,000 new ordinary shares of the Company for Ming-Chia Huang, and the amount of $550,000 will be converted into 5,500,000 new ordinary shares of the Company for Ms. Ya-Hui Wu.

(2)	In order to finance transaction costs in connection with the Business Combination, Cetus Sponsor LLC and AWinner Limited provided the interest free loans to the Company. As of December 31, 2024, the amount of loans from Cetus Sponsor LLC and AWinner Limited is $914,000 and $235,737, respectively. On March 13, 2025, Cetus Sponsor LLC, AWinner Limited, and MKD entered into a debt transfer agreement, pursuant to which Cetus Sponsor LLC transferred its claim of US$875,000 against the Company to AWinner Limited. On March 19, 2025, AWinner Limited and the Company entered into a debt conversion agreement to convert the loans amounting to US$1,110,000 into 11,110,000 new ordinary shares of the Company. Regarding the remaining loan of US$39,000 from Cetus Sponsor LLC and US$737 from AWinner Limited, the Company will repay in cash. The specific repayment date is currently being negotiated with Cetus Sponsor LLC and AWinner Limited.

(3)

For the year ended December 31, 2023, the Company entered into one loan arrangement with Ming-Chao Huang and obtain an interest-free loan in the total amount of US$40,858 to the Company and one-year maturity which will be due in September 2024. As of December 31, 2024, the Company repaid the total amount of the loan.

For the year ended December 31, 2024, the Company entered into 1 loan arrangement with Ming-Chao Huang and obtain an interest-free loan in the total amount of US$16,426 to the Company and one-year maturity which will be due in September 2025. As of December 31, 2024, the Company repaid a portion of the loan and the amount unpaid is US$12,357.

F-32

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

19.	RELATED PARTY TRANSACTIONS – Continued

(d)	Related party transactions

	For the years ended December 31,
	2022	2023	2024
Interest expenses of loans from related parties
Ming-Chia Huang	$4,874	$6,980	$34,635
Ming-Chao Huang	117,789	-	-

Proceeds of loans from related parties
Ming-Chia Huang	117,464	369,152	922,871
Ming-Chao Huang	-	43,783	16,426

Debt to equity conversion
Ming-Chao Huang (1)	1,627,729	-	-
Ming-Chia Huang	336,022	-	-
Chih-Hsiang Tang (2)	33,602	-	-

Capital injection
Ming-Chao Huang (1)	-	573,032	-

Share transfer
Ming-Chao Huang (1)	-	573,032	-

(1)	During the year ended December 31, 2021 and 2022, the Company continuously entered into certain loan arrangements with Ming-Chao Huang and obtain loans to the Company with annual interest rate ranging from 6% to 6.5%. In December 2022, Ming-Chao Huang converted US$1,627,729 loan balance as non-controlling interests contribution in exchange of 42% share interest of MKD Jiaxing, with the remaining balance being paid off.

In July 2023, Ming-Chao Huang and MKD BVI entered into a share transfer agreement to transfer the 42% share interest of MKD Jiaxing to MKD BVI with a total consideration of US$1,627,729, which was offset by the consideration of shares issued to Ming-Chao Huang by MKD BVI.

(2)	In November 2020, MKD Taiwan entered into loan arrangement with Chih-Hsiang Tang and obtained loans to MKD Taiwan with annual interest rate at 3.5%. In May 2022, Chih-Hsiang Tang converted US$33,602 loan balance in exchange for 100,000 ordinary shares of MKD Taiwan, with the remaining balance being paid off.

F-33

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

20. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for credit loss. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue.

	For the years ended December 31,
	2022	2023	2024
Percentage of the Company’s total revenue
Customer A	*	*	20.3%
Customer B	23.3%	11.4%	17.5%
Customer C	13.9%	*	10.2%
Customer D	19.5%	52.1%	*
Customer E	*	13.2%	*

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	For the years ended December 31,
	2022	2023	2024
Percentage of the Company’s accounts receivable
Customer A	*	*	43.1%
Customer F	*	*	17.2%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2022	2023	2024
Percentage of the Company’s total purchase
Supplier A	*	24.0%	*
Supplier B	*	11.3%	*

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total accounts payables:

	For the years ended December 31,
	2022	2023	2024
Percentage of the Company’s accounts payable
Supplier C	*	*	16.4%

F-34

MKDWELL TECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except share and per share data)

21. COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

The following table sets forth the Company’s contractual obligations as of December 31, 2024. The amounts are gross and undiscounted and include contractual interest payments.

	Payment Due by Period
	Total	Less than 1 year	1-3 years	3-5 years

Bank borrowing	$5,586,360	2,771,498	2,814,862	-
Payments of leaseback	1,512,566	1,242,154	270,412	-
Operating and financing lease commitments	61,147	61,147	-	-
Related party loans	2,162,876	2,162,876	-	-
Loans from third parties	121,375	121,375
Total	$9,444,324	6,359,050	3,085,274	-

The Company is currently involved in a litigation matter with the previous U.S. legal advisor of Cetus Capital, which is a subsidiary of the Company, and may be required to pay related reasonable attorneys’ fees. The amount was not able to be quantified at this stage, and hence no related liability was accrued in the financial statements. Other than those shown above, the Company did not have any significant capital and other commitments, long-term obligations and guarantees as of December 31, 2024.

22. SUBSEQUENT EVENTS

Entry into Standstill Agreement with Streeterville Capital, LLC

On March 3, 2025, the Company entered into a Standstill Agreement (the “Agreement”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the Agreement, Streeterville will not redeem any portion of its outstanding convertible note with the Company, dated November 26, 2024, during the earlier of (a) 60 days from March 3, 2025, or (b) the date on which any registration statement filed by the Company with the SEC in connection with any future fundraising transaction is declared effective (the “Standstill Period”). In consideration for the standstill, the Company will pay Streeterville a standstill fee equal to 2% of the outstanding balance of the convertible note (the “Standstill Fee”). As of March 3, 2025, the outstanding balance of the convertible note, inclusive of the Standstill Fee, is US$1,916,288. The Company estimates that the increase in the outstanding balance resulting from the standstill fee will increase the payable amount of Convertible Note and thus increases the Company’s current liabilities.

Short-term Bank Borrowings

In February 2025, the Company obtained two short-term loans from Bank of Jiaxing, each amounting to US$ 0.27 million with an annual interest rate of 4.5%. These borrowings are expected to be repaid within one year and will be used for general corporate purposes. The acquisition of short-term bank borrowings will increase the Company’s current liabilities.

Amendment to Memorandum and Articles of Association to Increase Authorized Share Capital

On March 5, 2025, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles”) to increase the authorized share capital to an unlimited amount. The Company estimates that amending the Memorandum and Articles has no financial effect as the Company has not issued new shares as of the date of issuance of the consolidated financial statements.

Entry into Debt Transfer Agreements

On March 13, 2025, Cetus Sponsor LLC, AWinner Limited, and MKD BVI entered into a debt transfer agreement, pursuant to which the debt of US$875,000 owed to MKD BVI by Cetus Sponsor LLC was transferred to AWinner Limited. Meanwhile, on March 13, 2025, AWinner Limited issued an interest-free promissory note with an amount of US$875,000 to MKD BVI, with the maturity date being December 31, 2026.

On March 13, 2025, Cetus Sponsor LLC, AWinner Limited, and MKD entered into a debt transfer agreement, pursuant to which Cetus Sponsor LLC transferred its claim of US$875,000 against the Company to AWinner Limited.

The Company estimates that the execution of debt transfer agreements has no financial impact on the Company’s consolidated financial statements.

Entry into Debt Conversion Agreements

On March 19, 2025, the Company, entered into three separate debt conversion agreements (the “Debt Conversion Agreements”) with three creditors of the Company, being Mr. Ming-Chia Huang, a director and the chief executive officer of the Company, Ms. Ya-Hui Wu, the spouse of Mr. Huang, and AWinner Limited, which is controlled by Mr. Chung-Yi Sun, a director of the Company, to convert such debts owed into equity of the Company. Among these, (i) an amount of $823,100 owed to Mr. Ming-Chia Huang will be converted into 8,231,000 new ordinary shares of the Company, which will be redesignated into 8,231,000 new Class A preferred shares subject to approval by shareholders of the Company by an ordinary resolution; (ii) an amount of $550,000 owed to Ms. Ya-Hui Wu will be converted into 5,500,000 new ordinary shares of the Company; and (iii) an amount of $1,110,000 owed to AWinner Limited will be converted into 11,100,000 new ordinary shares of the Company. The execution of the Debt Conversion Agreements will decrease the Company’s liabilities and increase the Company’s equity.

The shares to be issued have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered pursuant to the exemption provided in Rule 903 of Regulation S under the Securities Act of the Securities Act because all of the investors were non-U.S. Persons.

The Company has evaluated subsequent events through the date of issuance of the consolidated financial statements and does not identify any other events that would have material financial impact on the Company’s consolidated financial statements.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Pursuant to the BVI Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (b) is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This indemnification does not apply to a person unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Under the Company’s Amended and Restated Memorandum and Articles of Association, termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

We issued the following securities that were not registered under the Securities Act. Each of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation S under the Securities Act. No underwriters were involved in these issuances of securities.

On July 24, 2024, MKDWELL (Jiaxing) Electronic Technology Ltd. (the “Borrower”), a company organized and existing under the laws of China, and MKDWELL Tech Inc. (the “Issuer”), a corporation organized and existing under the laws of the British Virgin Islands, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor (the “Investor”), pursuant to which the Investor agreed to purchase from the Borrower a convertible promissory note in the aggregate principal amount of RMB35,000,000 (approximately USD $4.8 million) (the “Jiaxing Note”). The Issuer also agreed that it would issue an additional 150,000 of its ordinary shares to the Investor within ten (10) business days after the Investor receives and provides to the Issuer the applicable permit or approval from the People’s Republic of China authority with respect to the foreign currency exchange regulations to hold such shares, including such required approval pursuant to SAFE Circular No. 37.

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The Jiaxing Note shall bear interest at the rate of ten percent (10%) per annum, and the entire unpaid principal balance of the Jiaxing Note plus any accrued and unpaid interest thereon (the “Jiaxing Note Amount”) is payable two years from the issuance date. In addition, at any time beginning ninety (90) days after the issuance date of the Jiaxing Note, the Jiaxing Note Amount may be converted into ordinary shares of the Issuer at a price per share equal to the lower of (x) $5.00 or (y) the fifteen (15) trading day volume weighted average price of the ordinary shares of the issuer, provided that in no event will the conversion price be lower than $2.00. The Jiaxing Note financing closed on August 12, 2024 and the Borrower received gross proceeds of RMB35,000,000 (approximately $4.8 million). On January 14, 2025, the parties to the Jiaxing Note financing agreed to terminate the Purchase Agreement and the Jiaxing Note.

On July 24, 2024, Cetus Capital, MKD Taiwan, MKD BVI, the Company, and D. Boral Capital LLC (formerly known as EF Hutton LLC) entered into an Amended Satisfaction and Discharge Agreement, pursuant to which the Company and its subsidiaries agreed, among others, that (i) the Company shall wire $862,500 to D. Boral Capital LLC; and the Company shall cause to be transferred or issued to D. Boral Capital LLC (or its designees) 115,000 Ordinary Shares (which was agreed to have an agreed value of $10 per share, or $1,150,000 in the aggregate (the “Original Aggregate Share Value”)) to satisfy the deferred underwriting commission owed to D. Boral Capital LLC pursuant to Cetus Capital’s initial public offering, and (ii) the Company agreed to file a registration statement to register the Ordinary Shares issued to D. Boral Capital LLC, and that if the aggregate VWAP value of the 115,000 Ordinary Shares that D. Boral Capital LLC holds as of the effectiveness date of the registration statement for the Ordinary Shares, is lower than the Original Aggregate Share Value (the difference between the VWAP value on such date and the Original Aggregate Share Value, the “Difference in Amount”), then the Company shall compensate D. Boral Capital LLC either in cash or issuing additional Ordinary Shares at a new value of Ordinary Shares, the (“New Share Price”) in an amount equal to the Difference in Amount on the effectiveness date of the registration statement. If the Company decides to compensate D. Boral Capital LLC for the Difference in Amount in issuing additional Ordinary Shares, then the New Share Price shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the registration statement effectiveness date, but the parties agree that the Company shall also be treated as having discharged all liability relating to the Difference in Amount by issuing an additional 200,000 Ordinary Shares to D. Boral Capital LLC (for a total of 315,000 Ordinary Shares issued to D. Boral Capital LLC).

On July 26, 2024, the Company issued a promissory note to D. Boral Capital LLC in the amount of $862,500 in respect of the cash amount owed under the Amended Satisfaction and Discharge Agreement, which bears interest at a rate of ten percent (10%) per annum.

On November 26, 2024, the Company entered into a securities November 2024 SPA (the “November 2024 SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor an unsecured convertible promissory note, on November 26, 2024, in the principal amount of $1,851,000 (the “November 2024 Convertible Note”, or the “Note”), convertible into Ordinary Shares, for a purchase price of $1,700,000. As part of the consideration for entering into the November 2024 SPA, the Company will issue a total of 1,800,000 Ordinary Shares (the “Pre-Delivery Shares”) to the Investor for a price of $0.0001 per share. Upon full repayment of the November 2024 Convertible Note, the Company has the right to repurchase the Pre-Delivery Shares at the price of $0.0001 per share.

Pursuant to the November 2024 SPA, within forty-five (45) days of the closing date, the Company will file a registration statement on Form F-1 with the SEC to register the Investor’s resale of Conversion Shares and Pre-Delivery Shares. If the registration statement is not declared effective by the SEC within one hundred and five (105) days of the closing date, the outstanding balance of the Note will automatically increase by two and a half percent (2.5%) and will continue increasing by two and a half percent (2.5%) every thirty (30) days thereafter until the registration statement is declared effective or the Investor is able to sell Conversion Shares pursuant to Rule 144 under the Securities Act of 1933, as amended.

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The Note bears interest at a rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve months after the purchase price of the Note is delivered by the Investor to the Company. The Note includes an original issue discount of $136,000 along with $15,000 for the Investor’s legal fees, accounting costs, due diligence, monitoring, and other transaction costs incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 110% of the outstanding principal balance elected for pre-payment.

The Investor has the right at any time beginning on the earlier of (a) the date that is six months after the purchase price of the Note is delivered by the Investor to the Company, and (b) the effective date of the registration statement on Form F-1 to register the Investor’s resale of Conversion Shares and Pre-Delivery Shares, until the outstanding balance has been paid in full, at its election, to convert all or any portion of the outstanding balance into Ordinary Shares (“Conversion Shares”) at a conversion price equal to 80% of the lowest volume weighted average price measured during the period of ten (10) trading days prior to the conversion, subject to the restriction of the floor price as described below.

The Note contains a floor price of $0.178 for the possible future conversions into Ordinary Shares. In the event a conversion notice is delivered where the conversion price is less than the floor price, the Company may satisfy the conversion by payment of the applicable conversion amount multiplied by 110% in cash within two trading days, or alternatively, the Company may reduce the floor price (subject to applicable Nasdaq rules and regulations) to a price at or below the conversion price and deliver the applicable conversion shares.

Upon the occurrence of a Trigger Event, the Investor shall have the right to increase the balance of the Note by 15% for Major Trigger Event and 10% for Minor Trigger Event. In addition, the Note provides that upon the occurrence of an Event of Default, the interest rate shall accrue on the outstanding balance at the rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Convertible Note Financing closed on December 9, 2024 and the Company received an aggregate purchase price of $1,700,000.

On March 6, 2025, the Company entered into a securities purchase agreement with 10 non-U.S. investors pursuant to which the Company agreed to issue and sell in a private placement offering an aggregate of 100,000,000 ordinary shares at a purchase price per share of $0.10, for gross proceeds of $10,000,000, of which proceeds will be used for working capital and other general corporate purposes. Pursuant to such purchase agreement, within 45 days of the date of the purchase agreement, the Company will file a registration statement on Form F-1 with the SEC to register the shares sold. The Company will use commercially reasonable efforts to cause the Registration Statement to become effective within 90 days following its filing with the SEC, or, in the event of a “full review” by the SEC, within 120 days following its filing.

On March 19, 2025, the Company entered into three separate debt conversion agreements (the “Debt Conversion Agreements”) with three creditors of the Company, being Mr. Ming-Chia Huang, a director and the chief executive officer of the Company, Ms. Ya-Hui Wu, the spouse of Mr. Huang, and AWinner Limited, which is controlled by Mr. Chung-Yi Sun, a director of the Company, to convert such debts owed into equity of the Company. Among these, (i) an amount of $823,100 owed to Mr. Ming-Chia Huang will be converted into 8,231,000 ordinary shares of par value $0.0001 each in the Company, which will be redesignated into 8,231,000 of the Company’s Class A Preferred Shares of par value $0.0001, each having the right to 100 votes at a meeting of the shareholders of the Company or on any resolution of shareholders, subject to approval by shareholders of the Company by an ordinary resolution; (ii) an amount of $550,000 owed to Ms. Ya-Hui Wu will be converted into 5,500,000 ordinary shares of par value $0.0001 each in the; and (iii) an amount of $1,110,000 owed to AWinner Limited will be converted into 11,100,000 ordinary shares of par value $0.0001 each in the Company.

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Item 8. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of MKDWELL Tech Inc., as currently in effect (incorporated herein by reference to Exhibit 1.1 to the shell company report on Form 20-F filed on August 15, 2024).
3.2	Amendment to Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 6-K filed with the SEC on March 20, 2025).
4.1	Specimen Ordinary Share Certificate of MKDWELL Tech Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
4.2	Specimen Warrant Certificate of MKDWELL Tech Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
4.3	Warrant Assignment Agreement between MKDWELL Tech Inc., between Continental Stock Transfer & Trust Company and Cetus Capital Acquisition Corp. dated July 31, 2024 (incorporated by reference to Exhibit 2.4 to the Company’s Shell Company Report on Form 20-F filed with the SEC on August 15, 2024).
5.1*	Opinion of Mourant Ozannes (British Virgin Islands) on validity of the ordinary shares being offered
8.1*	Opinion of Mourant Ozannes (British Virgin Islands) on British Virgin Islands tax matters (included in Exhibit 5.1)
10.1	Business Combination Agreement, dated as of June 20, 2023, by and among Cetus Capital Acquisition Corp., MKD Technology, Inc., MKDWELL Limited and Ming-Chia Huang (included as Annex A-1 to the Form F-4) (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.2	First Addendum to the Business Combination Agreement, dated as of July 31, 2023 (included as Annex A-2 to the Form F-4) (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.3	Second Addendum to the Business Combination Agreement, dated as of August 10, 2023 (included as Annex A-3 to the Form F-4) (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.4	Third Addendum to the Business Combination Agreement, dated as of November 19, 2023 (included as Annex A-4 to the Form F-4) (incorporated by reference to Exhibit 2.4 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.5	Fourth Addendum to the Business Combination Agreement, dated as of February 1, 2024 (included as Annex A-5 to the Form F-4) (incorporated by reference to Exhibit 2.5 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.6	Fifth Addendum to the Business Combination Agreement, dated as of April 30, 2024 (included as Annex A-6 to the Form F-4) (incorporated by reference to Exhibit 2.6 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.7	Sixth Addendum to the Business Combination Agreement, dated as of June 30, 2024 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cetus Capital Acquisition Corp. with the Securities & Exchange Commission July 3, 2024).
10.8	Lock-Up Agreement between MKDWELL Tech Inc. and certain insiders dated July 31, 2024 (incorporated by reference to Exhibit 4.8 to the shell company report on Form 20-F filed by the registrant on August 15, 2024).
10.9	Amended and Restated Registration Rights Agreement dated July 31, 2024 (incorporated by reference to Exhibit 4.9 to the shell company report on Form 20-F filed by the registrant on August 15, 2024).
10.10	Form of MKDWELL Tech Inc. 2024 Share Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
10.11	Letter Agreement among Cetus Capital Acquisition Corp. and its officers, directors, Cetus Sponsor LLC and EF Hutton (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Cetus Capital Acquisition Corp. with the Securities & Exchange Commission February 3, 2023).
10.12	Satisfaction and Discharge of Indebtedness Agreement among Cetus Capital Acquisition Corp., MKDWELL Tech Inc., EF Hutton LLC and others dated April 24, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Cetus Capital Acquisition Corp. with the Securities & Exchange Commission on April 30, 2024).
10.13	Securities Purchase Agreement dated as of July 24, 2024 by and among MKDWELL (Jiaxing) Electronic Technology Ltd., MKDWELL Tech Inc. and the investor identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Cetus Capital Acquisition Corp. with the Securities & Exchange Commission on July 30, 2024).
10.14	Promissory Note of the Company to D. Boral Capital LLC (formerly known as EF Hutton LLC) dated July 26, 2024) (incorporated by reference to Exhibit 10.14 to the Company’s registration statement on Form F-1 (File No. 333-284420) filed with the SEC on January 23, 2025).
10.15	Amended Satisfaction and Discharge Agreement dated July 24, 2024 between, among others, Cetus Capital, MKDWELL Tech Inc., and D. Boral Capital LLC (formerly known as EF Hutton LLC). (incorporated by reference to Exhibit 10.15 to the Company’s registration statement on Form F-1 (File No. 333-284420) filed with the SEC on January 23, 2025).
10.16	Securities Purchase Agreement dated November 26, 2024, by and between MKDWELL Tech Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 3, 2024).
10.17	Convertible Promissory Note dated November 26, 2024, issued by MKDWELL Tech Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on December 3, 2024).
Termination Agreement, dated January 14, 2025 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on January 14, 2025).
10.18	Standstill Agreement by and between Streeterville Capital LLC and MKDWELL Tech Inc. dated March 3, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on March 5, 2025).
10.19	Securities Purchase Agreement, dated March 6, 2025, by and between MKDWELL Tech Inc. and each of the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on March 20, 2025).
10.20	Debt Conversion Agreement dated March 19, 2025 with Ming-Chia Huang (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on March 20, 2025).
10.21	Debt Conversion Agreement dated March 19, 2025 with Ya-Hui Wu (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 6-K filed with the SEC on March 20, 2025).
10.22	Debt Conversion Agreement dated March 19, 2025 with AWinner Limited (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 6-K filed with the SEC on March 20, 2025).
21.1	List of subsidiaries of MKDWELL Tech Inc. (incorporated by reference to Exhibit 8.1 to the shell company report on Form 20-F filed by the registrant on August 15, 2024).
23.1*	Consent of Guangdong Prouden CPAs GP
23.2*	Consent of Mourant Ozannes (British Virgin Islands) (included in Exhibit 5.1)
24.1*	Power of attorney
107*	Filing fee table

*	Filed herewith.

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Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Ming-Chia Huang acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post- effective amendments, of MKDWELL Tech Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hsinchu, Taiwan on April 3, 2025.

MKDWELL Tech Inc.

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ming-Chia Huang	Chief Executive Officer, Director	April 3, 2025
Ming-Chia Huang	(Principal Executive Officer)

/s/ Min-Jie Cui	Chief Financial Officer	April 3, 2025
Min-Jie Cui	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ming-Chao Huang	Director	April 3, 2025
Ming-Chao Huang

/s/ Chih-Hsiang Tang	Director	April 3, 2025
Chih-Hsiang Tang

/s/ Chung-Yi Sun	Director	April 3, 2025
Chung-Yi Sun

/s/ Jung-Te Chang	Director	April 3, 2025
Jung-Te Chang

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on April 3, 2025.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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